EXHIBIT 10.01
                     SECURITIES AND ASSET PURCHASE AGREEMENT

                                     BETWEEN

                              SARA LEE CORPORATION

                                       AND

                             TUPPERWARE CORPORATION


                           DATED AS OF AUGUST 10, 2005


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                                TABLE OF CONTENTS
                                                               PAGE


ARTICLE I  DEFINITIONS............................................2
   SECTION 1.1  Definitions.......................................2
   SECTION 1.2  Interpretation...................................17

ARTICLE II  PURCHASE AND SALE....................................18
   SECTION 2.1  Purchase and Sale of Securities..................18
   SECTION 2.2  Purchase and Sale of Assets......................19
   SECTION 2.3  Unassignable Contracts and Governmental
                Permits..........................................22
   SECTION 2.4  Assumption of Liabilities........................23

ARTICLE III  PURCHASE PRICE......................................27
   SECTION 3.1  Purchase Price...................................27
   SECTION 3.2  Pre-Closing Adjustments of Purchase Price........27
   SECTION 3.3  Working Capital Adjustment of Purchase Price.....30
   SECTION 3.4  Allocation of Purchase Price.....................33
   SECTION 3.5  Tax Withholding..................................34

ARTICLE IV  CLOSING..............................................34
   SECTION 4.1  Closing Date.....................................34
   SECTION 4.2  Payment on the Closing Date......................34
   SECTION 4.3  Buyer's Additional Closing Date Deliveries.......34
   SECTION 4.4  Seller's Closing Date Deliveries.................36

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF SELLER..............39
   SECTION 5.1  Organization of Seller...........................39
   SECTION 5.2  Organization; Power and Authority................39
   SECTION 5.3  Capitalization of Purchased Entities.............39
   SECTION 5.4  Authority of Seller; Conflicts...................40
   SECTION 5.5  Financial Statements.............................41
   SECTION 5.6  Operations Since Financial Statements Date.......42
   SECTION 5.7  Taxes............................................42
   SECTION 5.8  Governmental Permits.............................44
   SECTION 5.9  Real Property....................................44
   SECTION 5.10 Personal Property Leases.........................45
   SECTION 5.11 Intellectual Property............................45
   SECTION 5.12 Title to Property................................47
   SECTION 5.13 No Violation, Litigation or Regulatory Action....48
   SECTION 5.14 Contracts........................................48
   SECTION 5.15 Status of Contracts..............................49
   SECTION 5.16 Employee Benefits................................50
   SECTION 5.17 Environmental Compliance.........................51
   SECTION 5.18 Employee Relations and Agreements................52


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   SECTION 5.19 Necessary Assets.................................54
   SECTION 5.20 No Brokers.......................................54
   SECTION 5.21 Supplier Relationships...........................54
   SECTION 5.22 Insurance........................................54
   SECTION 5.23 Books and Records................................55
   SECTION 5.24 Products.........................................55
   SECTION 5.25 Receivables......................................55
   SECTION 5.26 No Undisclosed Material Liabilities..............55
   SECTION 5.27 Inventory........................................56

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF BUYER..............56
   SECTION 6.1  Organization of Buyer............................56
   SECTION 6.2  Authority of Buyer; Conflicts....................56
   SECTION 6.3  No Violation, Litigation or Regulatory Action....57
   SECTION 6.4  Financing........................................58
   SECTION 6.5  Investment Intent................................58
   SECTION 6.6  No Brokers.......................................58
   SECTION 6.7  Disclosure.......................................58

ARTICLE VII  ACTION PRIOR TO THE CLOSING DATE....................59
   SECTION 7.1  Access to Information............................59
   SECTION 7.2  Notifications....................................59
   SECTION 7.3  Consents of Third Parties; Governmental
                Approvals........................................59
   SECTION 7.4  Operations Prior to the Closing Date.............61
   SECTION 7.5  Antitrust and Competition Law Compliance.........64
   SECTION 7.6  Intercompany Accounts............................64
   SECTION 7.7  Indebtedness; Release of Guaranties..............64
   SECTION 7.8  Remittance of Cash Receipts......................65
   SECTION 7.9  Nutrimetics Malaysia; Philippines; Nominees......65
   SECTION 7.10 Securities Law Legends...........................66
   SECTION 7.11 Advise of Changes................................67
   SECTION 7.12 Financing Cooperation............................67
   SECTION 7.13 Financing Obligation.............................67
   SECTION 7.14 Cash/Third Party Debt............................68

ARTICLE VIII  ADDITIONAL AGREEMENTS..............................69
   SECTION 8.1  Use of Names.....................................69
   SECTION 8.2  Tax Matters......................................71
   SECTION 8.3  Employees and Employee Benefits..................78
   SECTION 8.4  Insurance; Risk of Loss..........................81
   SECTION 8.5  Fees and Expenses................................82
   SECTION 8.6  Noncompete.......................................82
   SECTION 8.7  Non-Solicitation of Employees....................83
   SECTION 8.8  Duration and Scope...............................84
   SECTION 8.9  Confidentiality Undertakings.....................84
   SECTION 8.10 No Negotiation or Solicitation...................84


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   SECTION 8.11  Access to Records; Other........................85
   SECTION 8.12  Further Action Regarding Intellectual
                 Property........................................85
   SECTION 8.13  Mexican Independent Sales Representative
                 Liability.......................................86

ARTICLE IX  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.........88
   SECTION 9.1  Competition Laws.................................88
   SECTION 9.2  No Order.........................................88
   SECTION 9.3  Representations and Warranties...................88
   SECTION 9.4  Performance of Obligations.......................89
   SECTION 9.5  Closing Certificate..............................89
   SECTION 9.6  Audited Financial Statements.....................89
   SECTION 9.7  Governmental Approvals; Third Party Consents.....89
   SECTION 9.8  No Material Adverse Effect.......................89
   SECTION 9.9  Financing........................................89

ARTICLE X  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.........89
   SECTION 10.1  Competition Laws................................90
   SECTION 10.2  No Order........................................90
   SECTION 10.3  Representations and Warranties..................90
   SECTION 10.4  Performance of Obligations......................90
   SECTION 10.5  Closing Certificate.............................90
   SECTION 10.6  Governmental Approvals; Third Party Consents....90

ARTICLE XI  INDEMNIFICATION......................................91
   SECTION 11.1  Indemnification by Seller.......................91
   SECTION 11.2  Indemnification by Buyer........................92
   SECTION 11.3  Notice of Claims................................93
   SECTION 11.4  Determination of Amount.........................93
   SECTION 11.5  Third Person Claims.............................94
   SECTION 11.6  Limitations.....................................96

ARTICLE XII  TERMINATION.........................................96
   SECTION 12.1  Termination.....................................96
   SECTION 12.2  Notice of Termination...........................97
   SECTION 12.3  Effect of Termination...........................97

ARTICLE XIII  MISCELLANEOUS......................................98
   SECTION 13.1  Survival of Representations and Warranties......98
   SECTION 13.2  Governing Law; Submission to Jurisdiction.......98
   SECTION 13.3  No Public Announcement..........................98
   SECTION 13.4  Notices.........................................98
   SECTION 13.5  Successors and Assigns..........................99
   SECTION 13.6  Access to Records after Closing................100
   SECTION 13.7  Entire Agreement; Amendments...................101
   SECTION 13.8  Interpretation.................................101
   SECTION 13.9  Waivers........................................101


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   SECTION 13.10  Partial Invalidity............................101
   SECTION 13.11  Execution in Counterparts.....................102
   SECTION 13.12  Further Assurances............................102
   SECTION 13.13  Disclaimer of Warranties......................102
   SECTION 13.14  Specific Performance..........................102
   SECTION 13.15  Waiver of Jury Trial..........................103
   SECTION 13.16  Bulk Sales Laws...............................103


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                                     ANNEXES

Annex I     Equity Sellers
Annex II    Purchased Entities
Annex III   Asset Sellers
Annex IV    Trademark Only Sellers


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                                    EXHIBITS

Exhibit A   Bill of Sale, Assignment and Assumption Agreement
Exhibit B   Copyright Assignment Agreement
Exhibit C   Distribution Agreement--Air Fresheners Mexico
Exhibit D   Distributorship Agreement--Branded Apparel Mexico
Exhibit E   Distribution Agreement--Coffee Japan
Exhibit F   Distribution Agreement--Household & Body Care, Coffee and Tea
            Philippines
Exhibit G   Domain Name Assignment Agreement
Exhibit H   License Agreement - Branded Apparel Philippines
Exhibit I   Patent License Agreement
Exhibit J   Seller Assumption Agreement
Exhibit K   Trademark Assignment Agreement
Exhibit L-1 Trademark and Trade Name License Agreement--Sara Lee
            Argentina
Exhibit L-2 Trademark and Trade Name License Agreement--Sara Lee
            Brazil
Exhibit L-3 Trademark and Trade Name License Agreement--Sara Lee
            Philippines
Exhibit L-4 Trademark and Trade Name License Agreement--Sara Lee
            Uruguay
Exhibit M   Transition Services Agreement
Exhibit N   Excluded Contracts
Exhibit O   Excluded Personal Property
Exhibit P   Audited EBITDA Principles
Exhibit Q   Working Capital
Exhibit R   UK Tax Provisions
Exhibit S-1 BofA Financing Commitment Letter
Exhibit S-2 Alternate Financing Certificate
Exhibit T   Press Release
Exhibit U   SWIPE TERM SHEET

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                                    SCHEDULES

1.1A         Knowledge of Buyer
1.1B         Knowledge of Seller
1.1C         Seller's Accounting Principles
1.1D         Nutriceutical Products
1.1E         Permitted Encumbrances
2.2(a)(vi)   Transferred Personal Property Leases
2.2(a)(vii)  Transferred Trademarks
2.2(b)(ii)   Divestiture Receivable
5.3(a)       Capitalization of Purchased Entities
5.3(b)       Other Equity Interests
5.4(b)       No Conflicts
5.5          Financial Statements
5.6          Operations Since Financial Statements Date
5.7          Taxes
5.8(a)       Governmental Permits
5.8(b)       Compliance with Governmental Permits
5.9(a)       Owned Real Property; Leases
5.9(b)       Conveyance of Real Property
5.10         Personal Property Leases
5.11(a)      List of Copyrights, Patent Rights and Trademarks
5.11(b)      Essential Third Party Licenses
5.11(c)      Right, Title and Interest in Copyrights, Patent Rights, Trademarks
             and Software
5.11(d)      Ownership of Trade Secrets and Software
5.12(b)      Title to Tangible Personal Property
5.13         No Violation, Litigation or Regulatory Action of the Companies
5.14         Contracts
5.15         Status of Contracts
5.16(a)      Employee Benefit Plans
5.16(a)(2)   Assumed Plans
5.16(b)      Plan Documents
5.16(d)      Acceleration Payments
5.17         Environmental Compliance
5.18(a)      Key Employees
5.18(c)      Compliance with Employee Laws
5.18(d)      Collective Bargaining Agreements
5.18(e)      Union and Work Councils
5.18(f)      Employment Agreements
5.18(g)      Long-Term Disability
5.19         Necessary Assets
5.21         Suppliers
5.22         Insurance
5.24         Products
5.26         No Undisclosed Material Liabilities
6.3          No Violation, Litigation or Regulatory Action of Buyer

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7.1          Access
7.4          Operations Prior to Closing Date
7.6          Continuing Intercompany Accounts
7.7          Identified Guaranties
8.1(d)       Products Using Retained Names and Marks
8.2(a)(i)    Mexicana Restructuring
8.2(e)       Entities for which a Non-U.S. Section 338 Election is Not Available
8.2(g)       Tax Sharing Agreements
8.3(a)       Business Asset Employees
9.7          Buyer Governmental; Third Party Approvals
10.6         Seller Governmental; Third Party Approvals


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                     SECURITIES AND ASSET PURCHASE AGREEMENT

           SECURITIES AND ASSET PURCHASE AGREEMENT, dated as of August 10, 2005 (this "AGREEMENT"), by and between Sara Lee Corporation, a Maryland corporation ("SELLER"), and Tupperware Corporation, a Delaware corporation ("BUYER").

                             PRELIMINARY STATEMENT:

           WHEREAS, Seller owns indirectly through the Persons listed on ANNEX I (the "EQUITY SELLERS") all or a portion of the capital stock or other equity interests in the Persons listed on ANNEX II (the "PURCHASED ENTITIES") and owns either directly or indirectly all or a portion of the capital stock or other equity interest in the Persons listed on ANNEX III (together with the Trademark Only Sellers, the "ASSET SELLERS") (the Purchased Entities and the Asset Sellers are collectively referred to as the "COMPANIES");

           WHEREAS, the Companies are engaged in the business of selling through independent sales representatives and consultants pursuant to the trade names House of Fuller, Fuller Cosmetics, Sara Lee Direct Selling, Nutrimetics, NaturCare, Nuvo Cosmeticos, Nuage Cosmetics, Avroy Shlain and Swissgarde directly to consumers in a face-to-face manner, which may involve the use of computer interfaces between the vendor and consumer but does not involve a fixed retailer, wholesaler or other broker, consumer products under various brands, including cosmetics, fragrances and toiletries, jewelry, apparel, home care products, body care products and food and nutritional products either sourced from Third Parties or produced by the Companies or Affiliates of Seller (the "BUSINESS"); and

           WHEREAS, the Business is composed of assets and liabilities that are currently part of, owned by or licensed to the Companies;

           WHEREAS, certain Companies listed on ANNEX IV (the Trademark Only Sellers) own Transferred Trademarks (as defined below) that is used in connection with the Business that Buyer desires to acquire, and those Companies desire to transfer to Buyer or Buyer's Affiliates such Transferred Trademarks; and

           WHEREAS, Seller desires to cause the Selling Entities to sell, transfer, assign, convey and deliver to Buyer, and Buyer desires to purchase and acquire, all of the assets of the Asset Sellers relating primarily to or used primarily in the Business or the Assets and all of capital stock or other equity interests in the Purchased Entities owned directly or indirectly by the Equity Sellers (collectively, the "SALE"), all on the terms and subject to the conditions set forth herein.

           NOW, THEREFORE, in consideration of the mutual premises, representations, warranties, covenants and agreements hereinafter set forth, it is hereby agreed between Seller and Buyer as follows:


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                                   ARTICLE I
                                  DEFINITIONS

           SECTION 1.1 DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this SECTION 1.1.

           "ACT" has the meaning set forth in SECTION 7.10.

           "ACTION" means any action, claim, counterclaim, demand, petition, complaint, litigation, suit, arbitration, Court Order, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, judicial, regulatory, prosecutorial in law or in equity or otherwise) by or before any Governmental Body.

           "ADJUSTED PURCHASE PRICE" has the meaning set forth in SECTION
3.3(E).

           "ADJUSTMENT DECREASE AMOUNT" has the meaning set forth in SECTION 3.2(F).

           "AFFILIATE" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used herein, "control" means the possession of the power, directly or indirectly, to direct the management or affairs of a Person (whether through ownership of Capital Stock, by Contract or otherwise), and "ownership" means the beneficial ownership of more than 50% of the equity or voting interests of the Person.

           "AGREEMENT" has the meaning set forth in the Preamble of this Agreement.

           "ALLOCATION SCHEDULE" has the meaning set forth in SECTION 3.4(B).

           "ALTERNATE FINANCING" has the meaning set forth in SECTION 7.13(A).

           "ALTERNATE FINANCING CERTIFICATE" means the certificate in the form of EXHIBIT S-2.

           "ALTERNATE FINANCING COMMITMENT LETTER" means the commitment letter (together with the exhibits and attachments thereto) duly executed by Buyer and the Alternate Lender to provide the Alternate Financing.

           "ALTERNATE FINANCING DOCUMENTS" has the meaning set forth in SECTION 7.13(A).

           "ALTERNATE LENDER" has the meaning set forth in SECTION 7.13(A).

           "ANCILLARY   AGREEMENTS"   means  the  Seller  Ancillary
Agreements and the Buyer Ancillary Agreements.

           "ASSET SELLERS" has the meaning set forth in the Preliminary
Statement.

           "ASSETS" has the meaning set forth in SECTION 2.2(A).


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           "ASSUMED LIABILITIES" has the meaning set forth in SECTION 2.4(A).

           "ASSUMED PLAN" has the meaning set forth in SECTION 5.16(A).

           "AUDIT" has the meaning set forth in SECTION 3.2(A).

           "AUDIT OBJECTION NOTICE" has the meaning set forth in SECTION 3.2(C).

           "AUDIT REPORT" has the meaning set forth in SECTION 3.2(A).

           "AUDIT RESOLUTION ACCOUNTING FIRM" has the meaning set forth in
SECTION 3.2(E).

           "AUDITED EBITDA" has the meaning set forth in SECTION 3.2(B).

           "AUDITED EBITDA STATEMENT" has the meaning set forth in SECTION
3.2(B).

           "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in SECTION 3.2(A).

           "AUDITORS" has the meaning set forth in SECTION 3.2(A).

           "AUSTRALIA PURCHASE AGREEMENT" means the agreement to be entered into between Sara Lee Australia, Nutrimetics Australia and Buyer or a Subsidiary of Buyer to sell, transfer, assign, convey and deliver to Buyer or a Subsidiary of Buyer the Assets of Sara Lee Australia and Nutrimetics Australia and the Capital Stock of Nutrimetics Malaysia, Nutrimetics Greece, CH Laboratories and Cosmetic Manufacturers, which agreement shall be in a form reasonably acceptable to Buyer and Seller but in any event shall be without representation by or recourse to Seller or any of its Affiliates except to the extent required by Requirements of Law.

           "BALANCE SHEET LIABILITIES" has the meaning set forth in SECTION 2.4(A)(I).

           "BASKET" has the meaning set forth in Section 11.1(a)(y).

           "BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Bill of Sale, Assignment and Assumption Agreement in the form of EXHIBIT A.

           "BOFA FINANCING" has the meaning set forth in SECTION 6.4.

           "BOFA FINANCING COMMITMENT LETTER" has the meaning set forth in
SECTION 6.4.

           "BOFA FINANCING DOCUMENTS" has the meaning set forth in SECTION 6.4.

           "BOOKS AND RECORDS" means all of the books and records of the Asset Sellers (other than the Trademark Only Sellers) relating primarily to or used primarily in the Business or the Assets, other than the corporate charter and similar organizational documents, qualifications to conduct business as a foreign corporation or other entity, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, Tax Returns and


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other Tax records,  seals,  minute  books,  stock or equity  transfer  books and similar documents of any Asset Seller.

           "BRAZIL PURCHASE AGREEMENT" means the agreement to be entered into between SLVD and a Brazilian Subsidiary of Buyer to sell, transfer, assign, convey and deliver to such Subsidiary the Assets of SLVD, which agreement shall be in a form reasonably acceptable to Buyer and Seller but in any event shall be without representation by or recourse to Seller or any of its Affiliates except to the extent required by Requirements of Law.

           "BUSINESS" has the meaning set forth in the Preliminary Statement.

           "BUSINESS AGREEMENTS" has the meaning set forth in SECTION 5.15.

           "BUSINESS ASSET EMPLOYEES" has the meaning set forth in SECTION
8.3(A).

           "BUSINESS PLAN" has the meaning set forth in SECTION 5.16(A).

           "BUYER" has the meaning set forth in the Preamble of this Agreement.

           "BUYER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Buyer or any of its Affiliates under this Agreement or in connection herewith.

           "BUYER GROUP MEMBER" means (a) Buyer and its Affiliates; (b) directors, officers, representatives, agents, partners, principals and employees of Buyer and its Affiliates; and (c) the successors and assigns of the foregoing.

           "CAFE" has the meaning set forth in SECTION 2.1(G).

           "CAP" has the meaning set forth in SECTION 11.1(A)(Z).

           "CAPITAL EXPENDITURE" means any expenditure that would be capitalized on the Business's balance sheet in accordance with Seller's Accounting Principles.

           "CAPITAL STOCK" means shares or interests (however designated and whether equity or voting) of capital stock of a corporation, any and all equivalent ownership or equity interests in a Person (other than a corporation) and any and all warrants, options or other securities exercisable or exchangeable for, or convertible into, any of the foregoing.

           "CH LABORATORIES" has the meaning set forth in SECTION 2.1(H).

           "CHANGE IN LAW" means the adoption, promulgation, modification or reinterpretation in writing of any Requirements of Law that occurs subsequent to the date of this Agreement.

           "CLAIM NOTICE" has the meaning set forth in SECTION 11.3.

           "CLOSING" has the meaning set forth in SECTION 4.1.


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           "CLOSING DATE" has the meaning set forth in SECTION 4.1.

           "CLOSING DATE WORKING CAPITAL STATEMENT" has the meaning set forth in
SECTION 3.3(A).

           "CODE" means the Internal Revenue Code of 1986, as amended.

           "COMPANIES" has the meaning set forth in the Preliminary Statement.

           "COMPANY INTELLECTUAL PROPERTY" means (a) with respect to any Company that is not a Trademark Only Seller, all Intellectual Property relating primarily to or used primarily in the Business that is owned in whole or in part by such Company, all Intellectual Property relating primarily to or used primarily in the Business that is licensed or sublicensed to such Company by any Person or by such Company to any Person; and (b), with respect to any Trademark Only Seller, all Transferred Trademarks thereof.

           "COMPETITION LAW" means any Requirements of Law that provides for merger control or is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

           "CONFIDENTIALITY AGREEMENT" means that certain letter agreement dated May 16, 2005 between Seller and Buyer.

           "CONTRACT" means any written contract, indenture, deed of trust, note, bond, mortgage, guarantee, lease, sublease, license, sublicense, commitment, understanding, arrangement or other agreement.

           "CONTROLLING PARTY" has the meaning set forth in SECTION 8.2(C).

           "CONTROL PERIOD" has the meaning set forth in SECTION 8.6(A).

           "COPYRIGHT ASSIGNMENT AGREEMENT" means the Copyright Assignment Agreement in the form of EXHIBIT B.

           "COPYRIGHTS" means United States and foreign copyrights, whether registered or unregistered, the subject matter of which includes, websites, brochures, promotional materials, product packaging and design, forms and the like.

           "COSMETIC MANUFACTURERS" has the meaning set forth in SECTION 2.1(H).

           "COST TO BUYER" has the meaning set forth in SECTION 7.14(C).

           "COURT ORDER" means any judgment, order, ruling, injunction, stipulation, award or decree of any foreign, federal, state, local or other court or tribunal or judicial body and any award in any binding and conclusive arbitration proceeding.

           "DEBT" means (a) all indebtedness for borrowed money and (b) all obligations evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments


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are customarily made, and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money.

           "DEFINED BENEFIT PENSION PLANS" has the meaning set forth in SECTION 5.16(A).

           "DISTRIBUTION AGREEMENT--AIR FRESHENERS MEXICO" means the Distribution Agreement in the form of EXHIBIT C.

           "DISTRIBUTION AGREEMENT--COFFEE JAPAN" means the Distribution Agreement in the form of EXHIBIT E.

           "DISTRIBUTION AGREEMENT--HOUSEHOLD & BODY CARE, COFFEE AND TEA PHILIPPINES" means the Distribution Agreement in the form of EXHIBIT F.

           "DISTRIBUTORSHIP AGREEMENT--BRANDED APPAREL MEXICO" means the Distributorship Agreement in the form of EXHIBIT D.

           "DIVESTED BUSINESS" means any business, asset, operation or property, or any portion thereof, which was owned, operated, conducted, leased, occupied or otherwise used by any Company (or any predecessor thereto) or any former Subsidiary thereof, at any time prior to the Closing Date and which is not owned, operated, conducted, leased, occupied or otherwise used by a Company as of the Closing Date, and any product, product line, product group, product offering, good or service offering, or any portion thereof, sold, offered for sale or furnished by any Company (or any predecessor thereto) or any former Subsidiary thereof, at any time prior to the Closing Date and which is not sold, offered for sale or furnished by any Company as of the Closing Date, in each case whether as a result of a sale, transfer, conveyance or other disposition, or any discontinuance or abandonment or otherwise.

           "DOJ" has the meaning set forth in SECTION 7.5.

           "DOMAIN NAME ASSIGNMENT AGREEMENT" means the Domain Name Assignment Agreement in the form of EXHIBIT G.

           "EMPLOYEE BENEFIT PLAN" has the meaning set forth in SECTION 5.16(A).

           "EMPLOYEE OF THE BUSINESS" means each Business Asset Employee and each employee of the Purchased Entities.

           "ENCUMBRANCE" means any lien (statutory or otherwise), claim, charge, security interest, encroachment, encumbrance, mortgage, pledge, license, lease, covenant, deed of trust, option, easement, conditional sale or other title retention agreement, title exception, defect or imperfection in title or other encumbrance of any kind (whether on sale, transfer or disposition), whether imposed by Contract, law, equity or otherwise.

           "ENVIRONMENT" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.


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

           "ENVIRONMENTAL CLAIM" means any Action, Encumbrance, written notice of violation or request for information, whether criminal or civil, pursuant to any Environmental Law by any Governmental Body or other Person.

           "ENVIRONMENTAL LAW" means all Requirements of Law relating to or addressing worker health and safety and pollution or the protection of the Environment, including all those relating to the presence, use, production, generation, treatment, packaging, labeling, transportation, distribution, testing, processing, discharge, Release, control, cleanup, handling, storage or disposal of Hazardous Materials, or the packaging or labeling of products, whether now existing or subsequently amended or enacted.

           "ENVIRONMENTAL PERMIT" means any federal, state, local, provincial, or foreign permit, license, approval, consent, authorization or other Governmental Permit required by any Governmental Body under or in connection with any Environmental Law.

           "EQUITY SELLERS" has the meaning set forth in the Preliminary Statement.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "EUROPEAN EMPLOYEES" means the Business Asset Employees employed by the Business in the European Union.

           "EXCESS PBO" has the meaning set forth in SECTION 3.2(h).

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           "EXCLUDED ASSETS" has the meaning set forth in SECTION 2.2(B).

           "EXCLUDED DEBT" has the meaning set forth in SECTION 7.14(A).

           "EXCLUDED INTELLECTUAL PROPERTY" has the meaning set forth in SECTION 2.2(B)(IX).

           "EXCLUDED LIABILITIES" has the meaning set forth in SECTION 2.4(B).

           "EXCLUDED PERIOD" has the meaning set forth in SECTION 8.13(A).

           "EXCLUDED TAXES" has the meaning set forth in SECTION 8.2(A)(I).

           "EXPENSES" means any and all reasonable out-of-pocket expenses incurred in connection with defending or asserting any Action hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, experts, investigators, accountants and other professionals).

           "FINAL AUDITED EBITDA" has the meaning set forth in SECTION 3.2(E).

           "FINAL EXCESS PBO" has the meaning set forth in SECTION 3.2(H).

           "FINAL WORKING CAPITAL" has the meaning set forth in SECTION 3.3(A).

           "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 5.5(A).

           "FINANCIAL STATEMENTS DATE" means July 2, 2005.

           "FINANCING" means the BofA Financing or the Alternate Financing, as the case may be.

           "FINANCING COMMITMENT LETTER" means the BofA Financing Commitment Letter or the Alternate Financing Commitment Letter, as the case may be.

           "FINANCING DOCUMENTS" means the BofA Financing Documents or the Alternate Financing Documents, as the case may be.

           "FINANCING PARTIES" has the meaning set forth in SECTION 13.5(A).

           "FTC" has the meaning set forth in SECTION 7.5.

           "GAAP" means United States generally accepted accounting principles in effect at the date of determination or the date of the financial statement to which it refers, as the case may be.

           "GOVERNMENTAL BODY" means any foreign, federal, state, local or other government, governmental, supranational, regulatory or administrative authority, agency, department or commission or any court, tribunal or judicial body.

           "GOVERNMENTAL PERMITS" has the meaning set forth in SECTION 5.8(A).

           "GREECE PURCHASE AGREEMENT" means the agreement to be entered into by Sara Lee Australia, Nutrimetics Australia and Buyer or a Subsidiary of Buyer to sell, transfer, assign, convey and deliver to Buyer or a Subsidiary of Buyer the Capital Stock of Nutrimetics Greece, which agreement shall be (a) in a form reasonably acceptable to Buyer and Seller but in any event shall be without representation by or recourse to Seller or any of its Affiliates except to the extent required by Requirements of Law and (b) simultaneously executed in three originals, one of which shall be authenticated by the competent tax authority to the extent required by local Requirements of Law and delivered by Sara Lee Australia and Nutrimetics Australia to Buyer or a Subsidiary of Buyer.

           "HAZARDOUS MATERIAL" means any hazardous substance, toxic substance, material of environmental concern, or other liquid, solid or gaseous substance which is regulated under or for which standards of care are imposed under any Environmental Law.

           "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "IDENTIFIED GUARANTIES" has the meaning set forth in SECTION 7.7.

           "INCREMENTAL SUBPART F TAXES" means any Taxes payable by Buyer or any of its Affiliates at any time determined on a with and without basis with respect to amounts required to be included in income by Buyer or any of its Affiliates under Section 951(a) of the Code (or any similar provision of state, local or foreign law, or any other provision that imposes Tax on a holder of an entity by reference to the income of the entity), which amount is attributable to any transactions undertaken by a Purchased Entity in the period ending on the Closing Date, calculated on a "closing of the books" basis using the principles of SECTION 8.2(A)(III).

           "INDEMNIFIED PARTY" has the meaning set forth in SECTION 11.3.

           "INDEMNITOR" has the meaning set forth in SECTION 11.3.

           "INDEPENDENT AGENT" has the meaning set forth in SECTION 5.18(F).

           "INDEPENDENT SALES REPRESENTATIVE LIABILITY" means any Liability relating to, resulting from or arising out of the Independent Sales Representative Status.

           "INDEPENDENT SALES REPRESENTATIVE PROCEEDING" has the meaning set forth in SECTION 8.13(C).

           "INDEPENDENT SALES REPRESENTATIVE STATUS" means the Business's or any Company's classification or treatment of any individual as an independent sales representative, independent consultant or other non-employee of the Business or any Company.

           "INTELLECTUAL PROPERTY" means (a) Patent Rights; (b) Trademarks; (c) Copyrights; (d) Software, including source code, mask works, operating systems and specifications, data, files and other materials related thereto; (e) Trade Secrets; (f) pending applications and registrations of any of the foregoing; (g) the right to sue for past, present or future infringement or past payment, if any, in connection with any of the foregoing; (h) copies and tangible embodiments of all of the foregoing, as well as related documentation in whatever form or medium; and (i) the right to exploit any of the foregoing.

           "INTERNAL RESTRUCTURING LIABILITY" means any Liability with respect to the Business relating to or resulting from any of the following actions taken prior to the Closing Date: (a) Seller or any of its Affiliates transferring a division (or any asset or liability) of the Business from one of the Companies to another Company; or (b) Seller or any of its Affiliates transferring any Securities (or other Capital Stock of a Purchased Entity) to another Affiliate of Seller.

           "INVENTORY" has the meaning set forth in SECTION 5.27.

           "KEY EMPLOYEES" has the meaning set forth in SECTION 5.18(A).

           "KEY INDEPENDENT AGENT" has the meaning set forth in SECTION 5.18(F).

           "KNOWLEDGE OF BUYER" means, as to a particular matter, the actual knowledge after due inquiry of the individuals set forth in SCHEDULE 1.1A.

           "KNOWLEDGE OF SELLER" means, as to a particular matter, the actual knowledge after due inquiry of the individuals set forth in SCHEDULE 1.1B.

           "LEASED REAL PROPERTY" has the meaning set forth in SECTION 5.9(A).

           "LENDER" has the meaning set forth in SECTION 6.4.

           "LIABILITY" means any liability, commitment or obligation of any kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, direct or indirect, primary or secondary, liquidated or unliquidated or due or to become due), including any liability for Taxes.

           "LICENSE AGREEMENT - BRANDED APPAREL PHILIPPINES" means the License Agreement in the form of EXHIBIT H.

           "LODA" has the meaning set forth in SECTION 2.1(F).

           "LOSSES" means any and all out-of-pocket losses, costs, liabilities, settlement payments, claims, awards, judgments, assessments, fines, penalties, damages, expenses, deficiencies or other charges.

           "MARKED PACKAGING" has the meaning set forth in SECTION 8.1(D).

           "MARKETING PERIOD" has the meaning set forth in SECTION 7.13(A).

           "MATERIAL ADVERSE EFFECT" means any change, event, development or effect that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, assets, results of operations or financial condition (including liabilities) of the Business, Assets or the Companies taken as a whole, other than any change, event, development or effect resulting from or relating to (a) economic or political conditions (to the extent the Business, Assets and the Companies, taken as a whole, are not disproportionately affected compared to comparable participants in the direct selling industry); (b) any change in the direct selling industry or any industry the products of which are sold by the Business (to the extent the Business, Assets and the Companies, taken as a whole, are not disproportionately affected compared to comparable participants in the direct selling industry); or (c) any Change In Law (to the extent the Business, Assets and Companies, taken as a whole, are not disproportionately affected compared to comparable participants in the direct selling industry) or (ii) Seller's ability to consummate the Sale or otherwise prevent or materially delay the performance by Seller of its obligations under this Agreement.

           "MATERIALITY QUALIFIERS" has the meaning set forth in SECTION 9.3.

           "MEXICAN INDEPENDENT SALES REPRESENTATIVE LIABILITY" means any Liability attributable to any period prior to Closing with respect to any Mexican Independent Sales Representative Status.

           "MEXICAN INDEPENDENT SALES REPRESENTATIVE STATUS" means the Business's or any Company's classification or treatment of any individual that currently or formerly sold products of the Business in Mexico as an independent sales representative, independent consultant or other non-employee of the Business or such Company

           "MEXICAN RESTRUCTURING" has the meaning set forth in SECTION
8.2(A)(I).

           "MEXICO PURCHASE AGREEMENT" means the agreement to be entered into between Sara Lee Mexicana Investments and Buyer or a Subsidiary of Buyer to sell, transfer, assign, convey and deliver to Buyer or a Subsidiary of Buyer the Capital Stock of Sara Lee Mexicana, which agreement shall be in a form reasonably acceptable to Buyer and Seller but in any event shall be without representation by or recourse to Seller or any of its Affiliates except to the extent required by Requirements of Law.

           "NON-CONTROLLING PARTY" has the meaning set forth in SECTION 8.2(C).

           "NON-PREVAILING PARTY" has the meaning set forth in SECTION 3.3(D).

           "NON-U.S. SECTION 338 ELECTIONS" has the meaning set forth in SECTION 8.2(E).

           "NUTRICEUTICAL PRODUCTS" means the products listed on SCHEDULE 1.1D.

           "NUTRIMETICS AUSTRALIA" means Nutrimetics International (Australia) Pty Ltd, an Australian private limited company.

           "NUTRIMETICS BRUNEI" has the meaning set forth in SECTION 2.1(G).

           "NUTRIMETICS GREECE" has the meaning set forth in SECTION 2.1(H).

           "NUTRIMETICS MALAYSIA" has the meaning set forth in SECTION 2.1(H).

           "NUTRIMETICS NEW ZEALAND" has the meaning set forth in SECTION
2.1(I).

           "OTHER DIRECT SELLING BUSINESS" has the meaning set forth in SECTION 8.6(B).

           "OTHER EMPLOYEES" means the Business Asset Employees employed in the Business outside the European Union.

           "OTHER GUARANTIES" has the meaning set forth in SECTION 7.7.

           "OTHER NUTRIMETICS MALAYSIA EQUITY HOLDER" means any Person other than Sara Lee Australia that owns issued and outstanding Capital Stock of Nutrimetics Malaysia.

           "OWNED REAL PROPERTY" has the meaning set forth in SECTION 5.9(A).

           "PATENT LICENSE AGREEMENT" means the Patent License Agreement in the form of EXHIBIT I.

           "PATENT RIGHTS" means United States and foreign patents and patent applications, including all continuations, continuations-in-part, divisions and reissues thereof.

           "PERMITTED ENCUMBRANCES" means (a) liens for Taxes and other governmental charges and assessments that are not yet due and payable or that are being contested in good faith in accordance with applicable Requirements of Law; (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable; (c) Encumbrances identified expressly on SCHEDULE 1.1E or any other schedule to this Agreement; (d) source code escrow agreements for Software owned by any of the Companies; and (e) other Encumbrances or imperfections on property that do not materially detract from the value of or materially impair the existing operation of the Business or use of the property affected by such Encumbrance or imperfection.

           "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a firm, a trust, a joint venture, an unincorporated organization or other entity or organization including a Governmental Body, or any department, agency or political subdivision thereof.

           "PRE-CLOSING CASH" has the meaning set forth in SECTION 7.14(A).

           "PRODUCT LIABILITY" has the meaning set forth in SECTION 5.24.

           "PROHIBITED BUSINESS" has the meaning set forth in SECTION 8.6(A).

           "PROPERTY TAXES" has the meaning set forth in SECTION 8.2(A)(III).

           "PURCHASE PRICE" has the meaning set forth in SECTION 3.1.

           "PURCHASED ENTITIES" has the meaning set forth in the Preliminary Statement.

           "REAL PROPERTY" has the meaning set forth in SECTION 5.9(A).

           "RECOVERABLE TRANSFER TAXES" has the meaning set forth in SECTION 8.2(A)(IV).

           "REFERENCE WORKING CAPITAL" has the meaning set forth in SECTION 3.3(E).

           "RELEASE" means the intentional or unintentional spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or other introduction of a Hazardous Material into the Environment.

           "REQUIRED PLAN" means a material employee benefit plan, program, arrangement or policy mandated by local Requirements of Law other than any governmental plan or program requiring the mandatory payment of social insurance Taxes or similar contributions to a governmental fund with respect to the wages of an employee.

           "REQUIREMENTS OF LAW" means any foreign, supranational, federal, state and local law, statute, constitution, regulation, legislation, rule, code or ordinance (including as to zoning), European Community or European Union regulations; and all Court Orders, in each case enacted, adopted, issued or promulgated by any Governmental Body.

           "RESOLUTION PERIOD" has the meaning set forth in SECTION 3.2(D).

           "RETAINED DEBT" has the meaning set forth in SECTION 7.14(A).

           "RETAINED GROUP" means Seller and any other Person (other than a Purchased Entity) which either are or become after Closing, or have within the six years ending at Closing been, treated as members of the same group as, or otherwise connected or associated in any way with, any Seller Group Member for any Tax purpose.

           "RETAINED NAMES AND MARKS" has the meaning set forth in SECTION
8.1(A).

           "RETENTION AGREEMENTS" has the meaning set forth in SECTION 8.3(C).

           "RIGHTS" means, without duplication, to the extent relating primarily to or used primarily in the Business or the Assets (except to the extent included in the Excluded Assets), (a) all rights in and to products sold or leased by the Asset Sellers (including products hereafter returned or repossessed and unpaid rights of the Asset Sellers of rescission, replevin, reclamation) or under research or development prior to or on the Closing Date;
(b) all rights of the Asset Sellers under all Contracts included in the Assets, including any right to receive payment for products sold or services rendered, to receive goods and services, to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such Contracts and otherwise; (c) all rights to causes of Action of any nature available to or being pursued by the Asset Sellers; and (d) all guarantees, warranties, indemnities and similar rights in favor of the Asset Sellers.

           "SALE" has the meaning set forth in the Preliminary Statement.

           "SARA LEE AUSTRALIA" means an Australian partnership comprising Nutrimetics International (Australia) Pty Ltd, Sara Lee Household & Body Care (Australia) Pty Ltd, Sara Lee Bakery (Australia) Pty Ltd and Sara Lee Coffee & Tea (Australia) Pty Ltd.

           "SARA LEE DE/NV" has the meaning set forth in SECTION 2.1(E).

           "SARA LEE MEXICANA" has the meaning set forth in SECTION 2.1(A).

           "SARA LEE MEXICANA INVESTMENTS" has the meaning set forth in SECTION 2.1(A).

           "SARA LEE NEW ZEALAND" has the meaning set forth in SECTION 2.1(I).

           "SARA LEE PHILIPPINES" has the meaning set forth in SECTION 2.1(J).

           "SARA LEE SOUTHERN EUROPE" has the meaning set forth in SECTION
2.1(G).

           "SARA LEE UK" has the meaning set forth in SECTION 2.1(D).

           "SEC" means the United States Securities and Exchange Commission.

           "SECURITIES" means the Capital Stock of the Purchased Entities being sold by the Equity Sellers, directly or indirectly, to Buyer pursuant to this Agreement.

           "SECURITIES ACT" means the Securities Act of 1933, as amended.

           "SELLER" has the meaning set forth in the Preamble of this Agreement.

           "SELLER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Seller or any of its Affiliates (other than the Purchased Entities) under this Agreement or in connection herewith.

           "SELLER ASSUMED LIABILITIES" has the meaning set forth in SECTION 2.4(C).

           "SELLER ASSUMPTION AGREEMENT" means the Assumption Agreement in the form of EXHIBIT J.

           "SELLER GROUP MEMBER" means (a) Seller and its Affiliates (other than the Purchased Entities); (b) directors, officers, representatives, agents, partners, principals and employees of Seller and its Affiliates (other than the Purchased Entities); and (c) the successors and assigns of the foregoing.

           "SELLER'S ACCOUNTING PRINCIPLES" means the accounting principles set forth on SCHEDULE 1.1C.

           "SELLING ENTITIES" means the Asset Sellers and the Equity Sellers.

           "SETTLEMENT LIMITATION" has the meaning set forth in SECTION 11.5(B).

           "SLDS PHILIPPINES" has the meaning set forth in SECTION 2.1(J).

           "SLIC" has the meaning set forth in SECTION 2.1(B).

           "SLVD" has the meaning set forth in SECTION 2.2(B)(II).

           "SOFTWARE" means computer software programs and related documentation and materials, whether in source code (to the extent owned by the Companies), object code or human readable form; PROVIDED, HOWEVER, that Software does not include software that is available generally through retail stores, distribution networks or is otherwise subject to "shrink-wrap" license or "click-through" agreements including any software installed in the ordinary course of business as a standard part of hardware, equipment or fixtures purchased by any of the Companies.

           "STRADDLE PERIOD" means any taxable year or period beginning before and ending after the Closing Date.

           "SUBSIDIARY" of any Person means another Person as to which an amount of the voting securities, other voting ownership or voting equity interests of which is sufficient to elect at least a majority of its Board of Directors, managers or other governing body (or, if there are no such voting interests, greater than 50% of the stock or other equity interests of which) is owned directly or indirectly by such first Person.

           "SWIPE AGREEMENT" means the agreement reflecting the terms set forth in the SWIPE Term Sheet.

           "SWIPE TERM SHEET" means the Term Sheet set forth on EXHIBIT U.

           "SURRENDER" means the surrender of losses or other amounts eligible for group relief in accordance with Chapter IV of Part X of the Taxes Act.

           "TAX" (and, with correlative meaning, "TAXES") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, estimated, severance, occupation, production, capital gains, goods and services, environmental stamps, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Body.

           "TAX PACKAGE" has the meaning set forth in SECTION 8.2(B)(VI).

           "TAX PROCEEDING" has the meaning set forth in SECTION 8.2(C).

           "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

           "TAXES ACT" means the Income and  Corporation  Taxes Act
1992 (UK).

           "TERMINATION DATE" has the meaning set forth in SECTION 12.1(E).

           "THIRD PARTY" means any Person not an Affiliate of the other referenced Person or Persons.

           "THIRD PARTY LICENSES" means all licenses, permits and permissions to use any Trademarks, Patent Rights, Copyrights, Trade Secrets (excluding non-disclosure agreements to which any Company is a party relating to Trade Secrets) or Software relating primarily to or used primarily in the Business granted by a Third Party to any Company, or granted by any Company to a Third Party.

           "TRADE SECRETS" means all confidential information, ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, compilations of data (including without limitation sales agent identification, history and relationship information), customer and supplier lists, mailing lists, business and marketing plans (whether or not subject to statutory registration), technology (including know how), research and development information, compensation or genealogy algorithms, drawings, designs and other proprietary information including any of these items whose confidential nature provides the owner with a competitive advantage.

           "TRADEMARK ASSIGNMENT AGREEMENT" means the Trademark Assignment Agreement in the form of EXHIBIT K.

           "TRADEMARK AND TRADE NAME LICENSE AGREEMENT--SARA LEE ARGENTINA" means the Trademark License Agreement in the form of EXHIBIT L-1.

           "TRADEMARK AND TRADE NAME LICENSE AGREEMENT--SARA LEE BRAZIL" means the Trademark License Agreement in the form of EXHIBIT L-2.

           "TRADEMARK AND TRADE NAME LICENSE AGREEMENT--SARA LEE PHILIPPINES" means the Trademark License Agreement in the form of EXHIBIT L-3.

           "TRADEMARK AND TRADE NAME LICENSE AGREEMENT--SARA LEE URUGUAY" means the Trademark License Agreement in the form of EXHIBIT L-4.

           "TRADEMARK AND TRADE NAME LICENSE AGREEMENTS" means the Trademark and Tradename License Agreement--Sara Lee Argentina, the Trademark and Trade Name License Agreement--Sara Lee Brazil, the Trademark and Trade Name License Agreement--Sara Lee Philippines and the Trademark and Trade Name License Agreement--Sara Lee Uruguay.

           "TRADEMARK ONLY SELLERS" means the Persons listed on ANNEX IV.

           "TRADEMARKS" means all registered and unregistered United States federal, state and foreign trademarks, service marks, trade names, brand names, trade dress formats, trading styles, product configurations, designs, logos, slogans, domain names and general intangibles of like nature and the goodwill of the business symbolized thereby.

           "TRANSFER REGULATIONS" has the meaning set forth in SECTION 8.3(B).

           "TRANSFER TAXES" has the meaning set forth in SECTION 8.2(A)(IV).

           "TRANSFERRED EMPLOYEE" has the meaning set forth in SECTION 8.3(A).

           "TRANSFERRED INTELLECTUAL PROPERTY" has the meaning set forth in
SECTION 2.2(A)(VIII).

           "TRANSFERRED TRADEMARKS" has the meaning set forth in SECTION 2.2(A)(VII).

           "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement in the form of EXHIBIT M.

           "UK PURCHASE AGREEMENT" means the agreement to be entered into between Sara Lee Household and Body Care UK Limited and Buyer or a Subsidiary of Buyer to sell, transfer, assign, convey and deliver to Buyer or a Subsidiary of Buyer the Assets of Sara Lee Household and Body Care UK Limited, which agreement shall be in a form reasonably acceptable to Buyer and Seller but in any event shall be without representation by or recourse to Seller or any of its Affiliates except to the extent required by Requirements of Law.

           "UNRELATED ACCOUNTING FIRM" has the meaning set forth in SECTION 3.4(C).

           "WORKING CAPITAL" has the meaning set forth in SECTION 3.3(F).

           "WORKING CAPITAL OBJECTION NOTICE" has the meaning set forth in
SECTION 3.3(B).

           "WORKING CAPITAL RESOLUTION ACCOUNTING FIRM" has the meaning set forth in SECTION 3.3(C).

            SECTION 1.2 INTERPRETATION. In this Agreement (including the annexes, exhibits and schedules to this Agreement):

            (a) words denoting the singular include the plural and vice versa, and words denoting any gender include all genders;

            (b) "including" means "including without limitation";

            (c) "business day" means any day other than a Saturday, a Sunday or a day that is a statutory holiday under the laws of the United States or the States of Illinois or New York;

            (d) when calculating the period of time within which or following which any act is to be done or step taken, the date that is the reference day in calculating such period shall be excluded and, if the last day of such period is not a business day, the period shall end on the next day that is a business day;

            (e) all dollar amounts are expressed in United States dollars, and, unless otherwise expressly provided, all amounts payable hereunder shall be paid in United States dollars;

            (f) money shall be tendered by wire transfer of immediately available United States federal funds to the account designated in writing by the party that is to receive such money;

            (g) unless otherwise expressly provided, references herein to articles, sections, annexes, exhibits and schedules mean the articles and sections of, and the annexes, exhibits and schedules attached to, this Agreement; and

            (h) the words "hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not only to a particular section in which such words appear.

                                   ARTICLE II
                                PURCHASE AND SALE

            SECTION 2.1 PURCHASE AND SALE OF SECURITIES. On the terms and subject to the conditions of this Agreement, at the Closing:

            (a) Seller shall cause Sara Lee Mexicana Holdings Investment, L.L.C., a Delaware limited liability company ("SARA LEE MEXICANA INVESTMENTS"), to, directly or indirectly, sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase, acquire and accept from Sara Lee Mexicana Investments, all of the issued and outstanding Capital Stock of Sara Lee Mexicana Holdings S de RL de CV, a Mexican corporation ("SARA LEE MEXICANA");

            (b) Seller shall cause Euragral B.V., a Netherlands private limited company, Saramar Europe B.V., a Netherlands private limited company, and Sara Lee International Corporation, a Delaware corporation ("SLIC"), to sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase, acquire and accept from them all of the issued and outstanding Capital Stock of Vlijmense Belegging-Maatschappij B.V., a Netherlands private limited company;

            (c) Seller shall cause International Affiliates & Investments Inc., a Delaware corporation, and Sara Lee Global Finance, Inc., a Delaware corporation, to sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase, acquire and accept from them all of the issued and outstanding Capital Stock of Nuvo Cosmeticos S.A., a Uruguay private limited company;

            (d) Seller shall cause Sara Lee UK Holdings Limited, an English private limited company ("SARA LEE UK"), to sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase, acquire and accept from Sara Lee UK all of the issued and outstanding Capital Stock of Nutri-Metics International (UK) Limited, an English private limited company;

            (e) Seller shall cause Sara Lee/DE NV, a Netherlands private limited company ("SARA LEE DE/NV"), to sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase, acquire and accept from Sara Lee DE/NV (i) all of the issued and outstanding Capital Stock of (A) NaturCare Japan KK, a Japanese private limited company and (B) Fuller Brands BV, a Netherlands private limited company; and (ii) 15.24 Euro shares of Capital Stock of each of Nutrimetics France Holdings SNC, a French private limited company, and Nutrimetics France SNC, a French private limited company;

            (f) Seller shall cause Loda B.V., a Netherlands private limited company ("LODA"), to sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase, acquire and accept from Loda all of the issued and outstanding Capital Stock of Control International Investments (ConSecFin) B.V., a Netherlands private limited company;

            (g) Seller shall cause Sara Lee Southern Europe, S.L., a Spanish private limited company ("SARA LEE SOUTHERN EUROPE"), to sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances other than in the case of Nutri-Metics International (Thailand) Ltd., Encumbrances pursuant to Requirements of Law (or with respect to director or nominee shares, cause to be transferred to Buyer), and Buyer shall purchase, acquire and accept from Sara Lee Southern Europe (or any Person holding director or nominee shares) (i) all of the issued and outstanding Capital Stock of Nutri-Metics International (Thailand) Ltd., a Thai limited company; and (ii) one ordinary share of Capital Stock of Nutri-Metics (B) Sdn. Bhd., a Brunei private limited company ("NUTRIMETICS BRUNEI") and cause Cafe A La Crema J. Marcilla Y Cafe Soley S.L., a Spanish private limited company ("CAFE"), to sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Cafe one ordinary share of Capital Stock of Nutrimetics Brunei;

            (h) (i) Seller shall cause Sara Lee Australia to, sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances (other than in the case of Nutrimetics Malaysia, Encumbrances pursuant to Requirements of Law) and Buyer shall purchase, acquire and accept from Sara Lee Australia (A) subject to SECTION 7.9, all of the shares of Capital Stock of Nutri-Metics Worldwide (M) Sdn. Bhd., a Malaysia limited company ("NUTRIMETICS MALAYSIA"), owned by Sara Lee Australia; and (B) all of the issued and outstanding Capital Stock of (1) CH Laboratories Pty. Ltd., an Australia private limited company ("CH LABORATORIES"); and (2) Cosmetic Manufacturers Pty. Ltd., an Australia proprietary limited company ("COSMETIC MANUFACTURERS"), and (ii) Seller shall cause Nutrimetics Australia (as trustee for Sara Lee Australia) to sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase, acquire and accept from Nutrimetics Australia all of the issued and outstanding Capital Stock of Nutri-Metics International (Greece) A.E. a Greek limited company ("NUTRIMETICS GREECE");

            (i) Seller shall cause Sara Lee Holdings (New Zealand) Ltd., a New Zealand private limited company ("SARA LEE NEW ZEALAND"), to sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase, acquire and accept from Sara Lee New Zealand all of the issued and outstanding Capital Stock of Nutrimetics International (NZ) Ltd., a New Zealand private limited company ("NUTRIMETICS NEW ZEALAND"); and

            (j) Seller shall cause Sara Lee Philippines, Inc., a Philippines corporation ("SARA LEE PHILIPPINES"), to sell, transfer, assign, convey and deliver to Buyer, free and clear of all Encumbrances other than Encumbrances pursuant to Requirements of Law (or with respect to director or nominee shares, cause to be transferred to Buyer), and Buyer shall purchase, acquire and accept from Sara Lee Philippines (or any Person holding director or nominee shares), all of the issued and outstanding Capital Stock of Sara Lee Direct Selling Philippines Inc, a Philippines corporation ("SLDS PHILIPPINES").

            SECTION 2.2 PURCHASE AND SALE OF ASSETS. (a) GENERALLY. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall, and shall cause each other Asset Seller to, sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from each of the Asset Sellers, on a going concern basis, all of such

Asset Seller's right, title and interest in, under and to all of the assets and properties, interests, titles, estates, remedies, powers, privileges and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise, wherever located and whether now existing or hereafter acquired, of such Asset Seller, in each case, relating primarily to or used primarily in the Business other than the Excluded Assets (the "ASSETS"), including all of the following relating primarily to or used primarily in the Business or the Assets (for the avoidance of doubt, the only assets of the Trademark Only Sellers included in the Assets are the Transferred Trademarks):

            (i) the raw materials, supplies, work-in-process, packaging, finished goods and other materials that are included in the inventory of the Asset Sellers (including to the extent held by the other Persons on behalf of Seller or its Affiliates);

            (ii) the Governmental Permits;

            (iii) the accounts receivable of the Asset Sellers (excluding the divestiture receivable described in SECTION 2.2(B)(II);

            (iv) the Owned Real Property and options to acquire real property;

            (v) the Leased Real Property;

            (vi) the personal property leases listed in SCHEDULE 2.2(A)(VI);

            (vii) the Trademarks of the Trademark Only Sellers listed on
      SCHEDULE 2.2(A)(VII) (the "TRANSFERRED TRADEMARKS");

            (viii) the Company Intellectual Property of the Asset Sellers (excluding the Trademark Only Sellers) including those items listed on
      SCHEDULE 5.11(A) and SCHEDULE 2.2(A)(VII) (together with the Transferred Trademarks the "TRANSFERRED INTELLECTUAL PROPERTY");

            (ix) the Books and Records (except to the extent transfer to Buyer thereof is prohibited by Requirements of Law), equipment and fixtures;

            (x) the Rights of the Asset Sellers;

            (xi) the Employee Benefit Plan assets and insurance contracts transferred to Buyer pursuant to SECTION 8.3 or held in connection with any Assumed Plan;

            (xii) to the extent permitted under applicable Requirements of Law, the personnel records for Transferred Employees;

            (xiii) the Business Agreements and Contracts;

            (xiv) the Asset Sellers' rights, claims or causes of action against Third Parties (other than Seller or any of its Affiliates) other than rights, claims and causes of actions

      (including counterclaims) relating primarily to Actions included in the Excluded Liabilities; and

            (xv) all other assets of the Asset Sellers (other than the Excluded Assets).

            Notwithstanding anything to the contrary herein, the sale, transfers, assignment, conveyance and delivery of the Assets shall be free and clear of all Encumbrances, except for (1) Encumbrances assumed pursuant to
SECTION 2.4 and (2) Permitted Encumbrances.

            (b) EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, the Assets do not include any of the following (the "EXCLUDED ASSETS"):

            (i) cash of the Asset Sellers and receivables of the Asset Sellers from third-party credit card or debit card sales transactions on or before the Closing Date (regardless of when posted); proceeds from checks and bank drafts accepted on or before the Closing Date (regardless of when cleared); payments (including by check or bank draft, regardless of when cleared) on account receivables received by the Asset Sellers on or before the Closing Date; amounts in bank accounts and certificates of deposit, together with all other cash equivalents, securities (whether or not marketable) and investments of the Asset Sellers;

            (ii) the divestiture receivables (in the amount and as described on SCHEDULE 2.2(B)(II)) contributed as capital to Sara Lee Venda Directa do Brasil Ltda. ("SLVD") with respect to the divestiture of the Sara Lee Household & Body Care operations in Brazil;

            (iii) all rights of any Asset Seller under any surety bonds posted by such Asset Seller and to any refunds (or credits) of any Taxes for which Seller or any Selling Entity is liable under SECTION 8.2 or otherwise with respect to Excluded Assets;

            (iv) any Asset Seller's rights under the Contracts listed on EXHIBIT N;

            (v) any Asset Seller's rights under any policies of insurance purchased by any of the Asset Sellers, or any benefits, proceeds or premium refunds payable or paid thereunder or with respect thereto (except as provided in SECTION 8.4);

            (vi) the corporate charter and similar organizational documents, qualifications to conduct business as a foreign corporation or other entity, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, Tax Returns and other Tax records, seals, minute books, stock or equity transfer books and similar documents of any Asset Seller;

            (vii) the rights of any Asset Seller under this Agreement or any other agreement between any Asset Seller and Buyer or any of its Affiliates entered into on or after the date of this Agreement in accordance with the terms hereof;

            (viii) subject to SECTION 2.3, the Governmental Permits that are not transferable or whose assignment would conflict therewith or result in the violation thereof or a default thereunder or a breach thereof without the consent, approval, waiver, agreement or action of a Governmental Body and with respect to which the required consent, approval, waiver, agreement or action is not obtained;

            (ix) Copyrights, Patent Rights, Trademarks and Software that are not included in the Transferred Intellectual Property and Trademarks that either are primarily used by any Asset Seller (or any other Affiliate of any Asset Seller) in any business other than the Business, including the Trademark and trade name "Sara Lee" or any mark or name that is confusingly similar in sound or appearance to "Sara Lee" and the Patents Rights subject to the Patent License Agreement (the "EXCLUDED INTELLECTUAL PROPERTY");

            (x) the personal property listed on EXHIBIT O;

            (xi) all intercompany accounts (including receivables) among Seller and its Affiliates relating to the Business, which accounts shall be settled pursuant to SECTION 7.6;

            (xii) all Capital Stock of any Subsidiary of the Asset Sellers;

            (xiii) any Asset Seller's rights, claims or causes of action against Third Parties relating to the assets, properties, business or operations of any Asset Seller with respect to the Business which primarily arise in connection with or are primarily related to the discharge by any Asset Seller of the Excluded Liabilities;

            (xiv) any and all other assets or properties of any Asset Seller not relating primarily to or used primarily in the Business or the Assets; and

            (xv) any assets or properties of any Trademark Only Seller other than the Transferred Trademarks.

            SECTION 2.3 UNASSIGNABLE CONTRACTS AND GOVERNMENTAL PERMITS. Notwithstanding anything to the contrary in this Agreement, if (a) any Contract or Governmental Permit is not capable of being sold, transferred, assigned, conveyed or delivered in the absence of the consent, approval, waiver, agreement or action of any other Person or Governmental Body without conflicting with, violating, constituting a default under or breaching such Contract or Governmental Permit, and (b) all necessary consents, approvals, waivers, agreements or actions of all parties to such Contract or of all Governmental Bodies with respect to such Governmental Permit, have not been obtained at or prior to the Closing, then the Closing shall (subject to the satisfaction or waiver of the conditions set forth in ARTICLES IX and X, if applicable) proceed without the sale, transfer, assignment, conveyance or delivery of such Contract or Governmental Permit and neither this Agreement nor any Ancillary Agreement shall constitute a sale, transfer, assignment, conveyance or delivery of such Contract or Governmental Permit or an attempt thereof. In the event that the Closing so proceeds without the sale, transfer, assignment, conveyance or delivery of such Contract or Governmental Permit, then following the Closing for a period of 12 months, the parties shall use their reasonable best efforts, and cooperate with each other, to obtain promptly such consents, approvals, waivers, agreements, or actions; PROVIDED, HOWEVER, that neither Seller nor Buyer nor any of their Affiliates shall be required to expend money, commence or participate in any litigation, offer or grant any accommodation or undertake any obligation or Liability, in each case financial or otherwise to any Third Party or Governmental Body. Pending such consent, approval, waiver, agreement or action, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements (to the extent any such arrangements are feasible) designed to provide to Buyer the benefits of such Contract or Governmental Permit and to the applicable Asset Seller the benefits it would have obtained had the Contract or Governmental Permit been conveyed to Buyer at the Closing. To the extent that Buyer is provided the benefits pursuant to this
SECTION 2.3 of any such Contract or Governmental Permit, Buyer shall perform for the benefit of the other Persons that are parties thereto the obligations of the applicable Asset Seller thereunder and any related Liabilities that, but for the lack of consent, approval, waiver, agreement or action such Liabilities to Buyer, would be Assumed Liabilities. Once consent, approval, waiver, agreement or action for the sale, transfer, assignment, conveyance or delivery of any such Contract or Governmental Permit not sold, transferred, assigned, conveyed or delivered at the Closing is obtained, the applicable Asset Seller shall sell, assign, transfer, convey and deliver such Contract or Governmental Permit to Buyer at no additional cost to Buyer. To the extent that any such Contract or Governmental Permit cannot be transferred following the Closing pursuant to this
SECTION 2.3, then Buyer and Seller shall cooperate reasonably in an effort to find and enter into mutually agreeable arrangements (including subleasing, sublicensing or subcontracting), if feasible, to provide the parties the economic (taking into account Tax costs and benefits) and operational equivalent, to the extent permitted, of obtaining such consent, approval, waiver, agreement or action and the performance by Buyer of the obligations thereunder. The applicable Asset Seller shall hold in trust for and pay to Buyer promptly upon receipt thereof, all income, proceeds and other monies received by such Asset Seller or an Affiliate thereof in respect of Buyer's performance of any such Contract, or Governmental Permit (net of any Taxes and any other costs imposed upon Seller) in connection with the arrangements under this SECTION 2.3. Nothing stated in this SECTION 2.3 shall modify in any respect the conditions set forth in ARTICLES IX and X.

            SECTION 2.4 ASSUMPTION OF LIABILITIES. (a) GENERALLY. On the terms and subject to the conditions of this Agreement, at the Closing, and subject to
SECTION 2.4(B), Buyer shall assume, and hereby agrees to pay, perform and otherwise discharge fully and timely all of the following Liabilities of the Asset Sellers (without recourse to the Selling Entities) relating to, resulting from or arising out of the Business or the Assets (and no other Liabilities of the Asset Sellers), whether arising before, on or after the Closing Date, but in any event excluding the Excluded Liabilities (the "ASSUMED LIABILITIES"):

            (i) all Liabilities to the extent reflected as a dollar amount (whether U.S. or foreign currency) on the balance sheet of the Business as of July 2, 2005 included in the Audited Financial Statements and all other Liabilities incurred by the Business after July 2, 2005 which would have been reflected on such balance sheet had they been incurred on or prior to July 2, 2005 (collectively, the "BALANCE SHEET LIABILITIES");

            (ii) all Liabilities to the extent included in the calculation of Final Working Capital;

            (iii) all Liabilities of the Asset Sellers under or in respect of the Business Agreements and Contracts described in SECTION 2.2(A)(XIII);

            (iv) all Liabilities of the Asset Sellers under or in respect of all warranties or guarantees of any goods or services provided by the Business;

            (v) except as specifically provided in SECTION 8.3, all payment obligations relating to compensation and commissions that have been earned by, but have not been paid as of the Closing Date to Transferred Employees to the extent a Balance Sheet Liability;

            (vi) except as specifically provided in SECTION 8.3, all payment obligations relating to compensation and commissions that have been earned by, but have not been paid as of the Closing Date to any Independent Agent to the extent a Balance Sheet Liability;

            (vii) all Liabilities assumed by Buyer pursuant to SECTION 8.3;

            (viii) all Liabilities relating to, resulting from or arising out of all performance obligations under any product recall or any non-financial settlement obligation relating to the Business;

            (ix) all Liabilities relating to, resulting from or arising out of merchandise vouchers, coupons, refunds or other loyalty or similar program reward redemptions submitted by independent sales representatives or consultants of the Business for merchandise vouchers, coupons, refunds or other loyalty or similar program rewards purchased, in each case, issued or earned on or prior to the Closing Date;

            (x) any Liabilities relating to, resulting from or arising out of claims (including product liability and infringement claims) relating to goods sold or services (other than those that are the subject of CLAUSE
      (VI) or (XIII) of SECTION 2.4(B)) provided by the Business before, on or after the Closing Date;

            (xi) except as expressly provided in SECTION 8.3, any claims asserted by the Transferred Employees or by dependents of such Transferred Employees or former employees, for acts or omissions occurring on or before the Closing Date;

            (xii) all Liabilities (other than Tax Liabilities) relating to, resulting from or arising out of the ownership or condition of the Assets arising on or after the Closing Date (other than the Liabilities that are the subject of CLAUSE (XI) or (XVII) of SECTION 2.4(B));

            (xiii) any Liability by the Selling Entities or their Affiliates (including the Asset Sellers) to pay or perform any obligation or Liability pursuant to any guaranty or obligation or Encumbrance on, or in respect of, any collateral of any Asset Seller (other than the Assets) expressly to ensure performance given or made by any such Asset Seller to the extent solely in connection with the Business (including pursuant to a letter of credit or surety bond), except, in each case, to the extent related to Debt owed to a Third Party or Seller or any of its Affiliates (other than the Purchased Entities);

            (xiv) any Liability with respect to Taxes for which Buyer is liable under SECTION 8.2; and

            (xv) any Liability for which Buyer is liable under SECTION 8.13.

Without limiting Buyer's rights under ARTICLE XI, Buyer's obligations under this
SECTION 2.4(A) shall not be subject to offset or reduction, whether by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any other agreement or document delivered in connection herewith or any right of indemnification hereunder, thereunder or otherwise.

            (b) EXCLUDED LIABILITIES. Notwithstanding anything to the contrary in this Agreement, Assumed Liabilities shall not include and Buyer shall not assume or be obligated to pay, perform or otherwise discharge or in any way be liable for any Liabilities of any Asset Seller that does not constitute an Assumed Liability whether or not related to the Business or the Assets (all such Liabilities not assumed by Buyer being referred to herein as the "EXCLUDED LIABILITIES"). Without limiting the generality of the foregoing, the following Liabilities of the Asset Sellers shall be considered to be Excluded Liabilities for all purposes under this
      Agreement:

            (i) any Liability with respect to Taxes for which Seller or any Selling Entity is liable under SECTION 8.2;

            (ii) any Liability for costs and expenses (other than as set forth in SECTION 8.5) in connection with the negotiation and execution of this Agreement or any other agreement or document delivered in connection herewith or the consummation of the transactions contemplated hereby or thereby;

            (iii) any Liability of Seller or any Selling Entity under this Agreement or under any other agreement between Seller and its Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand, entered into on or after the date of this Agreement in accordance with the terms hereof;

            (iv) any intercompany accounts (including payables) among Seller and its Affiliates relating to the Business, which accounts shall be settled pursuant to SECTION 7.6;

            (v) Subject to SECTION 7.14, any Liabilities for Debt of the Asset Sellers owed to Third Parties or Seller or any of its Affiliates (other than the Purchased Entities);

            (vi) any Liabilities relating to, resulting from or arising out of Nutriceutical Products sold or manufactured by the Asset Sellers prior to the Closing Date;

            (vii) any Liabilities relating to Transferred Employees or any other employees of Seller or any Affiliate thereof which are retained by Seller pursuant to SECTION 8.3 or any other provision of this Agreement and all other Liabilities for employee benefits and compensation that remain the responsibility of Seller or its Affiliates pursuant to SECTION 8.3;

            (viii) any Liability relating to, resulting from or arising out of the Excluded Assets and any other assets not transferred to and not purchased by Buyer;

            (ix) any Liability relating to, resulting from or arising out of any Action to the extent relating to, resulting from or arising out of conduct of the Asset Sellers or the Business or relating to or resulting from incidents, events, facts or circumstances existing or occurring on or prior to the Closing Date (other than Liabilities relating to, arising out of or resulting from Actions or conduct of the Asset Sellers or the Business or relating to or resulting from incidents, events, facts or circumstances that is the subject matter of CLAUSE (IV), (VIII), (X) or
      (XV) of SECTION 2.4(A));

            (x) any Liability relating to, resulting from or arising out of any Divested Business or any products sold or manufactured by the Asset Sellers that are discontinued prior to the Closing Date;

            (xi) any Liability related to any Environmental Claim to the extent that the underlying event or circumstance that is the basis for the Environmental Claim arose or occurred on or prior to the Closing Date;

            (xii) any Liabilities relating to, resulting from or arising out of any violation of Requirements of Law occurring, or relating to or resulting from incidents, events, facts or circumstances existing or occurring, on or prior to the Closing Date (other than Liabilities relating to, arising out of or resulting from Actions, violations or conduct or relating to or resulting from incidents, events, facts or circumstances that is the subject matter of CLAUSE (IV), (VIII), (X) or
      (XV) of SECTION 2.4(A) and other than Tax Liabilities);

            (xiii) any Liabilities relating to, resulting from or arising out of claims of infringement or other misappropriation of the Intellectual Property rights of Third Parties with respect to the design, testing, manufacturing, marketing, use, sale lease or importation of products prior to the Closing Date;

            (xiv) any other Liabilities under Contracts that are not assigned or transferred to Buyer, except to the extent provided in SECTION 2.3;

            (xv) any Liability for punitive damages relating to, resulting from or arising out of the conduct of the Asset Sellers or the Business on or prior to the Closing Date;

            (xvi) any Liability for which Seller is liable pursuant to SECTION 8.13; and

            (xvii) any Internal Restructuring Liability (other than any Tax Liability, which is subject to SECTION 8.2).

            Seller shall cause the Asset Sellers to pay, perform and otherwise discharge fully and timely (without recourse to Buyer) all Excluded Liabilities.

            Without limiting Seller's rights under ARTICLE XI, Seller's obligations under this SECTION 2.4(B) shall not be subject to offset or reduction, whether by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any other agreement or document delivered in connection herewith or any right of indemnification hereunder, thereunder or otherwise.

            (c) SELLER ASSUMED LIABILITIES. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall or shall cause one or more of its Affiliates that is not a Purchased Entity to assume, and hereby agrees to or to cause such Affiliate to pay, perform and otherwise discharge fully and timely, all of the Liabilities of the Purchased Entities that would be "Excluded Liabilities" or would not be "Assumed Liabilities" if such Purchased Entity were an Asset Seller (the "SELLER ASSUMED LIABILITIES").

                                   ARTICLE III
                                 PURCHASE PRICE

            SECTION 3.1 PURCHASE PRICE. The purchase price for the Securities and the Assets shall be equal to $557,000,000 (five hundred fifty seven million), as may be adjusted pursuant to SECTION 3.2 (the "PURCHASE PRICE"). The Purchase Price or, if the Purchase Price has not been finally determined pursuant to SECTION 3.2 prior to the Closing, $557,000,000 (five hundred fifty seven million) shall be paid by Buyer pursuant to SECTION 4.2.

            SECTION 3.2 PRE-CLOSING ADJUSTMENTS OF PURCHASE PRICE. (a) Seller shall use its reasonable best efforts to cause Pricewaterhouse Coopers LLP or such other accounting firm of international recognition acceptable to Seller and Buyer (the "AUDITORS") to audit (the "AUDIT") as promptly as practicable following the date hereof the balance sheets as of July 2, 2005, July 3, 2004 and June 28, 2003 for the Business and a statement of operations for the three years ended July 2, 2005 for the Business, and, upon completion of the Audit, to deliver simultaneously to Seller and Buyer: (i) such financial statements (including the notes thereto) with such adjustments as necessary to permit the Auditors to deliver the hereinafter described audit report (the "AUDITED FINANCIAL STATEMENTS"); and (ii) an audit report stating (without qualification) that in its opinion the Audited Financial Statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Business on July 2, 2005 and the results of its operations for the respective periods covered thereby (the "AUDIT REPORT"). All fees and expenses of the Auditors with respect to the Audit shall be borne by Seller.

            (b) Within 10 business days after Seller's and Buyer's receipt of the Audit Report, Seller shall deliver to Buyer a statement (the "AUDITED EBITDA STATEMENT") of an amount equal to earnings before interest, taxes, depreciation and amortization from the Audited

Financial Statements (the "AUDITED EBITDA"), which Audited EBITDA Statement and Audited EBITDA shall be prepared in accordance with the principles set forth on and used to prepare EXHIBIT P attached hereto.

            (c) Buyer and its independent public accountants may review and object to the Audited EBITDA Statement and may make reasonable inquiries of Seller and the Auditors with respect to the Audited EBITDA Statement, who shall reasonably cooperate with Buyer in its review of the Audited EBITDA Statement. The Audited EBITDA Statement shall become final and binding on Buyer and Seller on the 10th business day after the date the Audited EBITDA Statement is received by Buyer unless Buyer has delivered to Seller a written notice of Buyer's disagreement, which notice shall specify in reasonable detail the disagreement(s) Buyer has with respect to the Audited EBITDA Statement (an "AUDIT OBJECTION NOTICE"). The only disagreements that may be set forth in the Audit Objection Notice pursuant to this SECTION 3.2(C) are those that relate to
(A) any claimed inconsistencies between the principles used in the preparation of the Audited EBITDA Statement and the principles set forth on and used to prepare EXHIBIT P; (B) errors in mathematical computation; or (C) whether any non-recurring charge excluded from the calculation of Audited EBITDA was appropriately classified as a non-recurring charge as described in footnote 1 of EXHIBIT P. Notwithstanding anything to the contrary in this SECTION 3.2, no disagreement set forth in the Audit Objection Notice may relate to the preparation of the Audit, the Audited Financial Statements, any adjustments to the Financial Statements or any differences between the Audited Financial Statements, on the one hand, and the Financial Statements on the other hand, provided that the Audited EBITDA Statement and Audited EBITDA were prepared in accordance with SECTION 3.2(B). If a valid Audit Objection Notice is received by Seller in a timely manner, then the Audited EBITDA Statement (as finally determined in accordance with CLAUSE (I) or (II) below) shall become final, conclusive and binding upon the parties on the earlier of (i) the date the parties resolve in writing any differences they have with respect to all matters specified in the Audit Objection Notice and (ii) the date any disputed matters are finally resolved in writing by the Audit Resolution Accounting Firm.

            (d) If Buyer delivers a valid Audit Objection Notice to Seller within such 10 business day period, Seller and Buyer shall, during the five business days after Seller has received the Audit Objection Notice (the "RESOLUTION PERIOD"), negotiate in good faith and use reasonable best efforts to resolve by written agreement their differences as to the Audited EBITDA Statement. Any resolution by them as to the Audited EBITDA Statement shall be final, conclusive and binding upon Buyer and Seller.

            (e) If, at the conclusion of the Resolution Period, Seller and Buyer have not resolved all disputes relating to the Audited EBITDA Statement set forth in the Audit Objection Notice, then all such disputes that have not been resolved shall be submitted for resolution to the New York, New York office of Deloitte & Touche LLP (unless Deloitte & Touche LLP is used by Buyer or any of its Affiliates for audit purposes) or such other accounting firm of international recognition mutually acceptable to Seller and Buyer (the "AUDIT RESOLUTION ACCOUNTING FIRM"). The Audit Resolution Accounting Firm shall not be an accounting firm used by either Seller or Buyer or any of their respective Affiliates for audit purposes. If requested by the Audit Resolution Accounting Firm, Seller and Buyer agree to execute a reasonable engagement letter. All fees and expenses of the Audit Resolution Accounting Firm under this SECTION 3.2 shall be borne 50% by Seller and 50% by Buyer. Seller and Buyer shall direct the Audit Resolution Accounting Firm to render a determination as promptly as reasonably practicable (and in any event not later than 30 days) after its engagement, and Seller, Buyer and their respective agents will cooperate with the Audit Resolution Accounting Firm during its engagement. Seller shall provide the Audit Resolution Accounting Firm such documents, records and work papers of Seller and its Affiliates and provide access at reasonable times to Seller's and its Affiliates' financial and accounting personnel as the Audit Resolution Accounting Firm shall reasonably request. The Audit Resolution Accounting Firm will limit its review to only those issues in the Audited EBITDA Statement that are in dispute as permitted by
SECTION 3.2(C) and its determination with respect to such issues shall be set forth in a written statement delivered to Seller and Buyer, and shall be final, conclusive and binding on all parties. The final Audited EBITDA calculation, as determined by Buyer and Seller or the Audit Resolution Accounting Firm, as the case may be, shall be referred to as the "FINAL AUDITED EBITDA."

            (f) If the Final Audited EBITDA is less than $64,000,000, the Purchase Price shall be decreased by an amount (the "ADJUSTMENT DECREASE AMOUNT") equal to the product of (i) $64,000,000 MINUS the Final Audited EBITDA and (ii) 9.

            (g) Seller and Buyer agree that if the resolution of any dispute described in an Audit Objection Notice extends beyond the thirty-day period described in SECTION 3.2(E), Seller and Buyer shall nonetheless, and shall cause their Affiliates to, subject to SECTION 4.1, consummate the Closing. In such case, no later than two business days after the Adjustment Decrease Amount is finally determined pursuant to this SECTION 3.2, if the Purchase Price is required to be decreased pursuant to this SECTION 3.2, then the Purchase Price shall be so decreased and Seller shall immediately pay Buyer the Adjustment Decrease Amount, together with interest at an annual rate equal to the three-month LIBOR rate in effect as of the Closing Date, calculated on the basis of the number of days elapsed from the Closing Date to but excluding the payment date, by wire transfer of immediately available funds to an account specified in writing by Buyer. For the avoidance of doubt, the failure of any dispute described in an Audit Objection Notice to be resolved on or prior to the 30-day period described in SECTION 3.2(E) shall not constitute a failure by Seller to have performed its obligations under this Agreement such that the Closing condition under SECTION 9.4 has not been satisfied.

            (h) As soon as practicable following the date hereof but in any event no later than 45 days after the date hereof (or such other date mutually agreed to in writing by the parties to this Agreement), Buyer and Seller shall cause their respective actuaries to jointly determine the excess of (i) the projected benefit obligations under the Defined Benefit Pension Plans (other than the Sara Lee UK Pension Plan) and any other Employee Benefit Plan that is a supplemental defined benefit pension plan to be assumed by Buyer (based on actuarial valuations calculated, and based upon interest rates consistent with GAAP (or such other local accounting rules as may be applicable and agreed to by Buyer's and Seller's respective actuaries), as of June 30, 2005) over (ii) the assets associated with such Defined Benefit Pension Plans (other than the Sara Lee UK Pension Plan) and such supplemental defined benefit pension plans which will be transferred to Buyer pursuant to SECTION 8.3 (the "EXCESS PBO"). If the Excess PBO cannot be agreed upon between Seller's actuaries and Buyer's actuaries within such 45 days (or such later date as agreed to by the parties), then Buyer and Seller shall, within five days of such failure to agree, agree on a Third Party independent actuary, which shall determine the Excess PBO (based on similar valuations and interest rates) prior to the Closing Date, whose expenses shall be borne 50% by Buyer and 50% by Seller, and whose determination shall be final, conclusive and binding on all parties. The Excess PBO as finally determined by Seller's and Buyer's actuaries or such independent actuary, as applicable, shall be referred to as the "FINAL EXCESS PBO." If the Final Excess PBO exceeds $13,000,000, the Purchase Price shall be reduced by the amount by which the Final Excess PBO exceeds $13,000,000. If the Final Excess PBO is less than $13,000,000, the Purchase Price shall be increased by the amount by which the Final Excess PBO is less than $13,000,000. Seller and Buyer agree that if the resolution of any dispute described in this SECTION 3.2(H) extends beyond the time when Seller and Buyer would otherwise effect the Closing, they shall nonetheless, and shall cause their respective Affiliates to, subject to SECTION 4.1, consummate the Closing. In such case, no later than two business days after the Final Excess PBO is finally determined pursuant to this SECTION 3.2(H), (i) if the Final Excess PBO exceeds $13,000,000, Seller shall pay to Buyer an amount equal to the amount of such excess, together with interest at an annual rate equal to three-month LIBOR rate in effect as of the Closing Date, calculated on the basis of the number of days elapsed from the Closing Date but excluding the payment date, by wire transfer of immediately available funds to an account specified in writing by Buyer and (ii) if the Final Excess PBO is less than $13,000,000, Buyer shall pay to Seller an amount equal to such deficit, together with interest at an annual rate equal to three-month LIBOR rate in effect as of the Closing Date, calculated on the basis of the number of days elapsed from the Closing Date but excluding the payment date, by wire transfer of immediately available funds to an account specified in writing by Seller. For the avoidance of doubt, the failure of any dispute described in this SECTION 3.2(H) to be resolved on or prior to the period described in this SECTION 3.2(H) shall not constitute a failure by Seller to have performed its obligations under this Agreement such that the Closing condition under SECTION 9.4 has not been satisfied.

            SECTION 3.3 WORKING CAPITAL ADJUSTMENT OF PURCHASE PRICE. (a) Within 30 days after the Closing Date, or, if the Purchase Price is not finally determined pursuant to SECTION 3.2 until after the Closing Date, 30 days after the date the Purchase Price is finally determined pursuant to SECTION 3.2, Buyer shall prepare and deliver to Seller a statement (the "CLOSING DATE WORKING CAPITAL STATEMENT") setting forth Working Capital as of the close of business on the Closing Date (the determination of Working Capital, as it may be adjusted under this SECTION 3.3 in the event of a Working Capital Objection Notice, is referred to as "FINAL WORKING CAPITAL"). Seller shall reasonably assist Buyer and its representatives in the preparation of the Closing Date Working Capital Statement and shall provide Buyer and its representatives reasonable access at all reasonable times to the personnel, properties, books and records of the Companies for such purpose.

            (b) The Closing Date Working Capital Statement shall become final, conclusive and binding upon the parties on the 15th day following receipt thereof by Seller unless Seller gives written notice of its disagreement ("WORKING CAPITAL OBJECTION NOTICE") to Buyer before such date. A Working Capital Objection Notice pursuant to this SECTION 3.3(B) must set forth Seller's determination of Final Working Capital and specify in reasonable detail the nature of any disagreement with Buyer's determination. The only disagreements that may be set forth in the Working Capital Objection Notice pursuant to this SECTION 3.3(B) are those that relate to any claimed inconsistencies between the principles used in the preparation of the Closing Date Working Capital Statement, on the one hand, and the principles used in preparing the Reference Working Capital as set forth on EXHIBIT Q (other than that the Working Capital shall be as of the Closing Date rather than an average) and Seller's Accounting Principles, on the other hand, or errors in mathematical computation. Notwithstanding anything to the contrary in this SECTION 3.3, no disagreement set forth in the Working Capital Objection Notice may relate to the principles used in the preparation of the Closing Date Working Capital Statement, so long as those principles are consistent with Seller's Accounting Principles and the principles used in preparing the Reference Working Capital as set forth on EXHIBIT Q; PROVIDED, HOWEVER, that the Working Capital shall be as of the Closing Date rather than an average. If a valid Working Capital Objection Notice is received by Buyer in a timely manner, then the Closing Date Working Capital Statement and the Final Working Capital (as finally determined in accordance with CLAUSE (I) or (II) below) shall become final, conclusive and binding upon Buyer and Seller on the earlier of (i) the date the parties resolve in writing any differences they have with respect to all matters specified in the Working Capital Objection Notice and (ii) the date any disputed matters are finally resolved in writing by the Working Capital Resolution Accounting Firm.

            (c) During the 15-day period following the delivery of a Working Capital Objection Notice, Seller and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to each matter specified in the Working Capital Objection Notice. If, at the end of such 15-day period, Seller and Buyer have not reached agreement on all such matters, then the matters that remain in dispute shall be promptly submitted to a working capital resolution accounting firm, which shall be the Audit Resolution Accounting Firm (the "WORKING CAPITAL RESOLUTION ACCOUNTING FIRM") for review and resolution. If requested by the Working Capital Resolution Accounting Firm, Seller and Buyer agree to execute a reasonable engagement letter. The Working Capital Resolution Accounting Firm shall be a nationally recognized independent public accounting firm as shall be agreed upon by the parties in writing, provided that the Working Capital Resolution Accounting Firm will not be an accounting firm used by either Seller or Buyer or any of their Affiliates for audit or valuation purposes. The procedures for the arbitration shall be determined by the Working Capital Resolution Accounting Firm. Buyer shall provide the Working Capital Resolution Accounting Firm such documents, records and work papers of Buyer and its Affiliates and provide access at reasonable times to Buyer's and its Affiliates' financial and accounting personnel as the Working Capital Resolution Accounting Firm shall reasonably request. The Working Capital Resolution Accounting Firm shall render a decision resolving the matters in dispute within 15 days following completion of the submissions to the Working Capital Resolution Accounting Firm. Any item not specifically referred to in the Working Capital Objection Notice shall be deemed final, conclusive and binding on Buyer and Seller in the manner set forth in the Closing Date Working Capital Statement. The Working Capital Resolution Accounting Firm shall determine Final Working Capital based solely on presentations made by Seller and Buyer (and not by independent review).

            (d) The Non-Prevailing Party in any arbitration before the Working Capital Resolution Accounting Firm shall pay its own expenses incurred with respect to the arbitration and shall pay a percentage of (i) the fees and expenses of the Working Capital Resolution

Accounting Firm PLUS (ii) the reasonable out-of-pocket expenses (including reasonable attorneys' fees) of the other party incurred with respect to the arbitration, which percentage shall be calculated by DIVIDING (A) an amount equal to the difference between the Non-Prevailing Party's determination of Final Working Capital, as submitted to the Working Capital Resolution Accounting Firm, and the Working Capital Resolution Accounting Firm's determination of Final Working Capital by (B) an amount equal to the difference between the parties' respective determinations of Final Working Capital, as submitted to the Working Capital Resolution Accounting Firm. The other party shall pay the remainder of the fees and expenses of the Working Capital Resolution Accounting Firm and its own expenses not required to be paid by the Non-Prevailing Party hereunder. A party is the "NON-PREVAILING PARTY" if the Working Capital Resolution Accounting Firm's determination of Final Working Capital is closer to the other party's determination of Final Working Capital, as submitted to the Working Capital Resolution Accounting Firm, than it is to that party's determination of Final Working Capital, as submitted to the Working Capital Resolution Accounting Firm. In resolving any matter specified in the Working Capital Objection Notice, the Working Capital Resolution Accounting Firm shall not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party.

            (e) For purposes of this Agreement, "REFERENCE WORKING CAPITAL" means $42,000,000.00. The Purchase Price shall be increased by the amount by which Final Working Capital exceeds the Reference Working Capital, or the Purchase Price shall be decreased by the amount by which Final Working Capital is less than the Reference Working Capital (the Purchase Price as increased or decreased by the adjustment provided for in this sentence is referred to as the "ADJUSTED PURCHASE PRICE"; if no such adjustment is required, then the Adjusted Purchase Price shall equal the Purchase Price). If the Purchase Price is less than the Adjusted Purchase Price, Buyer shall, and if the Purchase Price is more than the Adjusted Purchase Price, Seller shall, within 5 business days after the Closing Date Working Capital Statement becomes final and binding on the parties, make payment to the other party of the amount of such difference, together with interest thereon at an annual rate equal to the three-month LIBOR rate in effect as of the Closing Date, calculated on the basis of the number of days elapsed from the Closing Date to but excluding the payment date.

            (f) The term "WORKING CAPITAL" means (i) the sum of the amounts reflected in the Closing Date Working Capital Statement under the captions "Accounts Receivable (net of bad debt reserves)," "Inventories (net of appropriate reserves)," "Prepaid Expenses," "Other Current Assets" and "Adjustment for Receivable for the Sale of Household & Body Care in Brazil," MINUS (ii) the sum of the amounts reflected in the Closing Date Working Capital Statement under the captions "Accounts Payable, Total," and "Accrued Expenses, Total," as calculated in accordance with Seller's Accounting Principles and, in all other respects, prepared and calculated in the same manner as the Reference Working Capital set forth on EXHIBIT Q and excluding from each of the above-referenced captions amounts for allocation of corporate overhead and divested operating companies; PROVIDED, HOWEVER, that (A) Working Capital shall be as of the Closing Date rather than an average and (B) Working Capital shall not reflect any Excluded Assets or Excluded Liabilities or Seller Assumed Liabilities and, for the avoidance of doubt, shall not reflect any intercompany accounts between Seller or its Affiliates (other than the Companies and their Subsidiaries), on the one hand, and the Companies and their Subsidiaries, on the other hand. Without limiting the generality of the foregoing, the computation of Working Capital will be done in a manner consistent with Seller's Accounting Principles and the manner of calculating the Reference Working Capital as set forth on EXHIBIT Q (other than that the Working Capital shall be as of the Closing Date rather than an average), and the governing principle will be that the adjustment contemplated by this SECTION 3.3(F) can be appropriately measured only when the Reference Working Capital and the Final Working Capital are computed on the same basis, using the same principles and methodologies; PROVIDED, HOWEVER, that Working Capital shall be as of the Closing Date rather than an average. Notwithstanding anything to the contrary herein, Working Capital shall not include any Excluded Assets or Excluded Liabilities or Seller Assumed Liabilities and, for the avoidance of doubt, shall not reflect any intercompany accounts between Seller or its Affiliates (other than the Companies and their Subsidiaries), on the one hand, and the Companies and their Subsidiaries, on the other hand. The currency exchange rate for the Working Capital shall be the exchange rate at which, in accordance with its customary procedures Seller could purchase United States Dollars with the applicable currency in New York, New York on the Closing Date.

            SECTION 3.4 ALLOCATION OF PURCHASE PRICE. (a) Prior to the Closing Date, Seller (on behalf of it, and as agent for the Selling Entities) shall prepare an allocation of the Purchase Price and any other consideration to be paid to, or for the benefit of, a Selling Entity, including the Assumed Liabilities, among the Selling Entities. Such allocation shall be reasonable and shall be prepared in accordance with the principles of section 1060 of the Code and the regulations thereunder. Buyer agrees that within 10 business days following receipt of such allocation, it shall notify Seller of any disagreements with such allocation and thereafter negotiate with Seller to agree on any necessary revisions. The allocation of any consideration paid after the Closing Date shall be determined in a similar manner.

            (b) Within 20 days following the determination of Final Working Capital, Seller (on behalf of it, and as agent for the applicable Selling Entity) shall prepare a schedule (the "ALLOCATION SCHEDULE") allocating the Purchase Price and any other consideration paid to, or for the benefit of, an Asset Seller or with respect to any Purchased Entity for which a Non-U.S.
Section 338 Election is made, as determined in SECTION 3.4(A), among the Assets sold by that Asset Seller or the assets of such Purchased Entity. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and the regulations thereunder. Buyer agrees that within 10 business days following receipt of such Allocation Schedule, it shall notify Seller of any disagreements with such allocation and thereafter negotiate with Seller to agree on any necessary revisions. Seller and Buyer each agrees that promptly after receiving such Allocation Schedule it shall return an executed copy thereof to the other party. Within 30 days following an indemnification payment made pursuant to ARTICLE XI, Seller and Buyer shall attempt in good faith to agree to a revised purchase price allocation to reflect such indemnification payment in accordance with the nature of each such adjustment. Seller and Buyer agree, for all Tax purposes, to allocate any indemnification payment made pursuant to ARTICLE XI among the Purchased Entities and Assets based upon the item or items to which such adjustment is principally attributable.

            (c) If Seller and Buyer cannot agree on the amounts and allocations described in SECTION 3.4(A) or (B) within 20 business days after Buyer has notified Seller of any disagreement, any issues shall be resolved promptly by an accounting firm chosen by and mutually acceptable to both parties ("UNRELATED ACCOUNTING FIRM"). Seller (and to the extent applicable, each Selling Entity) and Buyer each agrees to, and to cause its Affiliates to, file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule, unless otherwise required by Requirements of Law or pursuant to a determination (as defined in Section 1313(a) of the Code or any similar provision of state, local or non-U.S. Requirements of Law).

            (d) Seller and Buyer each agree to provide the other promptly with any other information required to complete Form 8594.

            SECTION 3.5 TAX WITHHOLDING. Notwithstanding any other provision in this Agreement, Buyer shall be entitled to deduct and withhold from the payments to be made pursuant to this Agreement any Taxes required to be deducted and withheld with respect to the making of such payments under applicable Requirements of Law. To the extent that amounts are so withheld pursuant to this
SECTION 3.5, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made.

                                   ARTICLE IV
                                     CLOSING

            SECTION 4.1 CLOSING DATE. The closing of the transactions contemplated by ARTICLES II and IV (the "CLOSING") shall be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 a.m. New York time on, at Buyer's election, either (x) the third business day or (y) the business day that is the last business day of the calendar month, in either case, following the satisfaction or waiver of the conditions to the Closing set forth in ARTICLES IX and X (other than those that by their nature are to be satisfied by actions taken at the Closing, but subject to their satisfaction or waiver at the Closing), or at such other place, time and day as shall be agreed upon by Buyer and Seller. The date on which the Closing is actually held is referred to herein as the "CLOSING DATE." The Closing shall be deemed to have become effective as of 11:59 p.m. New York time on the Closing Date.

            SECTION 4.2 PAYMENT ON THE CLOSING DATE. Subject to satisfaction or waiver (where permissible) of the conditions set forth in ARTICLES IX and X, at the Closing Buyer shall pay Seller an amount equal to the Purchase Price, or if the Purchase Price has not been finally determined pursuant to SECTION 3.2, $557,000,000 (five hundred fifty seven million), by wire transfer of immediately available funds to the bank account or accounts specified by Seller. If any Requirements of Law require that any portion of the Purchase Price or $557,000,000 (five hundred fifty seven million), as the case may be, payable to Seller must be paid in any currency other than United States Dollars and Seller so requests, Buyer shall pay such portion in such other currency based on the exchange rate, as published in The Wall Street Journal on the business day immediately preceding the Closing Date.

            SECTION 4.3 BUYER'S ADDITIONAL CLOSING DATE DELIVERIES. Subject to the satisfaction or waiver of the conditions set forth in ARTICLES IX and X, at the Closing Buyer shall, or shall cause its applicable Affiliate to, deliver to Seller or its applicable Affiliate all of the following:

            (a) Certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) no amendments to the charter or similar organizational document of Buyer since a specified date; (ii) no amendments to the bylaws or similar organizational document of Buyer since a specified date; (iii) the resolutions of the Board of Directors or other governing body of Buyer authorizing the execution and performance of this Agreement, any Buyer Ancillary Agreement to which Buyer is a party and the transactions contemplated hereby and thereby; and
(iv) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement to which Buyer is a party;

            (b) The certificate contemplated by SECTION 10.5 duly executed by a duly authorized executive officer of Buyer;

            (c) The Bill of Sale, Assignment and Assumption Agreement duly executed by Buyer or its Subsidiary;

            (d) The Brazil Purchase Agreement duly executed by a Subsidiary of Buyer organized under the laws of Brazil;

            (e) The Greece Purchase Agreement duly executed by Buyer or its Subsidiary;

            (f) The Australia Purchase Agreement duly executed by Buyer or its Subsidiary;

            (g) The Mexico Purchase Agreement duly executed by Buyer or its Subsidiary;

            (h) If required by Requirements of Law, the UK Purchase Agreement duly executed by Buyer or its Subsidiary;

            (i) The License Agreement--Branded Apparel Philippines duly executed by Buyer;

            (j) The Patent License Agreement duly executed by Buyer or its Subsidiary;

            (k) The Distributorship Agreements--Branded Apparel Mexico duly executed by Buyer or its Subsidiary;

            (l) The Distribution Agreement--Air Fresheners Mexico duly executed by Buyer or its Subsidiary;

            (m) The Distribution Agreement--Coffee Japan duly executed by Buyer or its Subsidiary;

            (n) The Distribution Agreement--Household & Body Care, Coffee and Tea Philippines duly executed by Buyer or its Subsidiary;

            (o) The Transition Services Agreement duly executed by Buyer or its Subsidiary;

            (p) The Trademark and Trade Name License Agreement--Sara Lee Argentina duly executed by Buyer or its Subsidiary;

            (q) The Trademark and Trade Name License Agreement--Sara Lee Brazil duly executed by Buyer or its Subsidiary;

            (r) The Trademark and Trade Name License Agreement--Sara Lee Philippines duly executed by Buyer or its Subsidiary;

            (s) The Trademark and Trade Name License Agreement--Sara Lee Uruguay duly executed by Buyer or its Subsidiary;

            (t) The SWIPE Agreement duly executed by Buyer or its Subsidiary;

            (u) The Trademark Assignment Agreements duly executed by Buyer or its Subsidiary;

            (v) The Domain Name Assignment Agreements duly executed by Buyer or its Subsidiary;

            (w) The Copyright Assignment Agreements duly executed by Buyer or its Subsidiary;

            (x) Any transfer Tax declarations required to be executed or filed in connection with the Sale of the Owned Real Property; and

            (y) Such other instruments of transfer, conveyance, assignment and assumption and powers of attorney and similar documents as Seller may reasonably request or as required by Requirements of Law, in each case, to effect the transactions contemplated by this Agreement and without representation by or recourse to Buyer or any of its Affiliates.

            SECTION 4.4 SELLER'S CLOSING DATE DELIVERIES. Subject to the satisfaction or waiver of the conditions set forth in ARTICLES IX and X, at the Closing Seller shall, or shall cause its applicable Affiliate to, deliver to Buyer or its applicable Affiliate all of the following:

            (a) Certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the charter of Seller since a specified date;
(ii) no amendments to the bylaws of Seller since a specified date; (iii) the resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement, any Seller Ancillary Agreement to which Seller is a party and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of Seller executing this Agreement and any Seller Ancillary Agreement to which Seller is a party;

            (b) The certificate contemplated by SECTION 9.5, duly executed by a duly authorized executive officer of Seller;

            (c) The Bill of Sale, Assignment and Assumption Agreement duly executed by the Asset Sellers;

            (d) The Brazil Purchase Agreement duly executed by SLVD;

            (e) The Greece Purchase Agreement duly executed by Sara Lee Australia and Nutrimetics Australia;

            (f) The Australia Purchase Agreement duly executed by Sara Lee Australia and Nutrimetics Australia;

            (g) The Mexico Purchase Agreement duly executed by Sara Lee Mexicana Investments;

            (h) If required by Requirements of Law, the UK Purchase Agreement duly executed by Sara Lee Household and Body Care UK Limited;

            (i) The Seller Assumption Agreements duly executed by Seller and its applicable Affiliate(s) (other than the Purchase Entities), on the one hand, and the Purchased Entities, on the other hand;

            (j) Other than with respect to uncertificated Securities in respect of which such notarial deeds or other documents of transfer duly executed by the applicable Selling Entity as are required under Requirements of Law to give effect to the transfer of such uncertificated Securities, certificates representing the Securities directly transferred pursuant to SECTION 2.1 duly endorsed for transfer to Buyer or accompanied by a stock power, the share transfer form or other instrument of transfer duly executed by the applicable Equity Seller;

            (k) The License Agreement--Branded Apparel Philippines duly executed by the applicable Affiliate of Seller;

            (l) The Patent License Agreement duly executed by Seller;

            (m) The Distributorship Agreements--Branded Apparel Mexico duly executed by the applicable Affiliate of Seller;

            (n) The Distribution Agreement--Air Fresheners Mexico duly executed by the applicable Affiliate of Seller;

            (o) The Distribution Agreement--Coffee Japan duly executed by the applicable Affiliate of Seller;

            (p) The Distribution Agreement--Household & Body Care, Coffee and Tea Philippines duly executed by the applicable Affiliate of Seller;

            (q) The Transition Services Agreement duly executed by the applicable Selling Entity;

            (r) The Trademark and Trade Name License Agreement--Sara Lee Argentina duly executed by Seller;

            (s) The Trademark and Trade Name License Agreement--Sara Lee Brazil duly executed by Seller;

            (t) The Trademark and Trade Name License Agreement--Sara Lee Philippines duly executed by Seller;

            (u) The Trademark and Trade Name License Agreement--Sara Lee Uruguay duly executed by Seller;

            (v) The SWIPE Agreement duly executed by Seller or its Subsidiary;

            (w) The Trademark Assignment Agreements duly executed by the applicable Asset Sellers;

            (x) The Domain Name Assignment Agreement duly executed by the applicable Asset Sellers;

            (y) The Copyright Assignment Agreement duly executed by the applicable Asset Sellers;

            (z) Any transfer Tax declarations and other affidavits, certifications and instruments required to be executed or filed in connection with the Sale of the Owned Real Property;

            (aa) Resignations, effective as of the Closing, of directors and officers of Purchased Entities as requested by Buyer to the extent permissible under Requirements of Law;

            (bb) Resolutions, adopted prior to the Closing, of the Board of Directors of the Purchased Entities and Equity Sellers authorizing the transfer of Securities to Buyer; and

            (cc) Subject to SECTION 2.3, such other instruments of transfer, conveyance, assignment and assumption and powers of attorney and similar documents as Buyer may reasonably request or as required by Requirements of Law, in each case, to effect the transactions contemplated by this Agreement and without representation by or recourse to Seller or any of its Affiliates.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

            As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer as follows (it being understood and agreed by the parties that any representation or warranty with respect to any Asset Seller is made only with respect to the Assets and the Business):

            SECTION 5.1 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Seller has the corporate or other organizational power and authority to own or lease and operate its assets and to carry on its business in the manner currently conducted.

            SECTION 5.2 ORGANIZATION; POWER AND AUTHORITY. (a) Each of the Companies is an entity duly organized or formed and validly existing under the laws of the jurisdiction of its organization or formation. Each of the Companies has the corporate or other organizational power and authority to own, license or lease and operate its assets and to carry on the Business in the manner currently conducted. True and correct copies of the charter and bylaws or similar organizational documents currently in effect of each of the Purchased Entities has been made available to Buyer. None of the Companies is in violation of its certificate of incorporation or bylaws (or similar organizational documents).

            (b) Each of the Companies is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction where the ownership of its assets, in the case of each Purchased Entity, and the Assets, in the case of the Asset Sellers, or the conduct of the Business requires such qualification, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

            SECTION 5.3 CAPITALIZATION OF PURCHASED ENTITIES. (a) SCHEDULE 5.3(A) sets forth (i) the authorized and outstanding Capital Stock of each Purchased Entity; and (ii) the Equity Seller, Purchased Entity or other Person that holds beneficially or of record any of the outstanding Capital Stock of each Purchased Entity. Except as set forth on SCHEDULE 5.3(A), all of the outstanding Capital Stock of the Purchased Entities owned by an Equity Seller or Purchased Entity is owned free and clear of all Encumbrances, rights of first refusal, preemptive and antidilutive rights, options, warrants, calls and subscriptions, and similar rights and agreements and is duly authorized, validly issued, fully paid and nonassessable. Except for this Agreement, there are no commitments to issue or for any Equity Seller or Purchased Entity to sell, dispose of or transfer any Capital Stock of any Purchased Entity. There are no outstanding obligations of any Equity Seller or Purchased Entity to repurchase, redeem or otherwise acquire any Securities. None of the Purchased Entities is a party to any voting agreement, voting trust, proxy or other agreement with respect to the voting of any of the Securities.

            (b) Except for ownership of Capital Stock of Subsidiaries set forth on SCHEDULE 5.3(A) or as otherwise set forth on SCHEDULE 5.3(B), the Purchased Entities do not, directly or indirectly, own, of record or beneficially, any outstanding Capital Stock in any Person.

            (c) Assuming the receipt of all consents, approvals, authorizations and acts and the making of all declarations, filings, and registrations as described in SECTION 5.4(B)(II), the Equity Sellers and Purchased Entities have the right, power and capacity to, and shall, sell, transfer, assign, convey and deliver to Buyer at the Closing good and valid title to the Securities free and clear of any Encumbrance other than Encumbrances described in SCHEDULE 5.3(A).

            SECTION 5.4 AUTHORITY OF SELLER; CONFLICTS. (a) Seller has all requisite corporate power and authority to enter into this Agreement and the Seller Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate action of Seller and the consummation by the Selling Entities of the transactions contemplated hereby will be as of Closing duly authorized by all necessary corporate or other entity action on the part of each Selling Entity, and the execution, delivery and performance of each of the Seller Ancillary Agreements by Seller or its Affiliate that will be a party thereto has been, or in the case of the Affiliates of Seller, will be as of Closing, duly authorized by all necessary corporate or other entity action of Seller. This Agreement has been duly executed and delivered by Seller and (assuming the valid authorization, execution and delivery of this Agreement by Buyer and the validity and binding effect of this Agreement on Buyer) constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms, and each of the Seller Ancillary Agreements, upon execution and delivery by Seller or its Affiliate that will be a party thereto will be (assuming the valid authorization, execution and delivery by Buyer or its Affiliate that will be a party thereto), a legal, valid and binding obligation of Seller or such Affiliate enforceable against it in accordance with its terms.

          (b) Except as set forth in SCHEDULE 5.4(B), the execution and delivery of this Agreement by Seller or any of the Seller Ancillary Agreements by Seller or any of its Affiliates, the consummation of any of the transactions contemplated hereby or thereby by Seller, each Selling Entity and any Affiliate of Seller or compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by Seller, each Selling Entity and any Affiliate of Seller will not:

            (i) with or without the giving of notice, the lapse of time or both, require the consent of any Person under, conflict with, result in a violation or breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, modification, termination or cancellation or a loss of benefits or rights or creation of obligations or increase in any obligation under, or result in the creation or imposition of any Encumbrance upon any of the Assets or Securities or any of the assets of any Purchased Entity under (1) the charter, bylaws or similar organizational documents of any Selling Entity or Purchased Entity; (2) any Business Agreement or any other Contract to which any Company is a party or by which any Company is bound; (3) assuming the receipt of all consents, approvals, authorizations and acts and the making of all declarations, filings and registrations as described in SECTION 5.4(B)(II), any Court Order to which any Selling Entity or Purchased Entity is a party or by which any Selling Entity or Purchased Entity is bound; or (4) assuming the receipt of all consents, approvals, authorizations and acts and the making of all declarations, filings and registrations as described in SECTION 5.4(B)(II), any Requirements of Law affecting any Selling Entity, Purchased Entity, the Business or the Assets, other than, in the case of CLAUSES (2), (3) and (4) above, any such breaches, defaults, rights, loss of rights or Encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or

            (ii) require the consent, approval, authorization or act of, or the making by any Selling Entity or Purchased Entity of any declaration, filing or registration with, any Governmental Body, other than (1) in connection, or in compliance, with the provisions of the HSR Act, if applicable, and other Competition Laws; (2) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the Seller Ancillary Agreements and the transactions contemplated hereby and thereby; (3) applicable requirements, if any, of the New York Stock Exchange or other exchanges on which the common stock or debt of Seller or any of its Affiliates are traded; (4) such consents, approvals, authorizations, acts, declarations, filings, or registrations, as may be required under any Requirements of Law with respect to environmental matters pertaining to any notification, disclosure or required approval triggered by the transactions contemplated by this Agreement; and (5) such filings as may be required in connection with the Taxes described in SECTION 8.2(A)(IV).

            SECTION 5.5 FINANCIAL STATEMENTS. (a) The Business is not a separately reported unit of Seller. As a result, the financial statements prepared for the Business are not prepared as part of Seller's normal reporting process. The unaudited statement of assets and liabilities as of July 3, 2004 and as of July 2, 2005, and the unaudited statements of operations for the years ended July 3, 2004 and July 2, 2005 of the Business, as set forth in SCHEDULE
5.5 (the "FINANCIAL STATEMENTS"), have been compiled by management of the Business from source documentation subject to the controls and procedures of Seller's accounting systems. This source documentation is prepared in accordance with Seller's Accounting Policies. The books, records and other financial reports of Seller relating to the operations of the Business used by Seller as source documentation for the Financial Statements are correct in all material respects and have been maintained in accordance with sound business practices. Except as set forth in SCHEDULE 5.5, the Financial Statements present fairly, in all material respects, the financial position (in the case of statements of financial position) and results of operations (in the case of statements of income) of the Business as of the dates and for the periods set forth therein, subject to certain adjustments described therein and subject to the omission of footnotes.

            (b) Once completed, the Audited Financial Statements will fairly present, in all material respects, the assets, liabilities and financial condition of the Business at July 2, 2005 and the results of operations of the Business for the respective period covered thereby, and will have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved.

            (c) The management of Seller has (i) designed and implemented disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to Seller and its Subsidiaries is made known to the management of Seller by others within those entities and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to its outside auditors and the audit committee of its Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Seller's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller's internal controls over financing reporting. Since the Financial Statements Date, any material change in internal control over financial reporting required by the Exchange Act to be disclosed in the reports filed by Seller with the SEC has been so disclosed.

            SECTION 5.6 OPERATIONS SINCE FINANCIAL STATEMENTS DATE. Except as set forth in SCHEDULE 5.6, since the Financial Statements Date through the date of this Agreement, there have been no changes in the assets, results of operations or financial condition of the Business or events which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. Except as set forth in SCHEDULE 5.6, since the Financial Statements Date through the date of this Agreement, the Companies have conducted the Business only in the ordinary course consistent with past practice. Without limiting the generality of the preceding sentence, except as set forth in
SCHEDULE 5.6, since the Financial Statements Date through the date of this Agreement, the Companies have not taken any action or permitted or agreed to take any action that would be prohibited to be taken, permitted or agreed to under SECTION 7.4 between the date hereof and the Closing Date.

            SECTION 5.7     TAXES.  Except as set forth in SCHEDULE 5.7:
            (a) (i) the Purchased Entities and, to the extent directly in respect of the Business and the Assets, the Asset Sellers have filed all material Tax Returns required to have been filed on or before the date hereof and all such Tax Returns are true, correct and complete in all material respects; (ii) all Taxes shown to be due on the Tax Returns referred to in CLAUSE (I) have been timely paid; (iii) none of the Purchased Entities or, to the extent directly in respect of the Business and the Assets, the Asset Sellers has waived in writing any statute of limitations in respect of Taxes which waiver is currently in effect; (iv) there is no material action, suit, proceeding, investigation, audit or claim pending or threatened in writing with respect to the Tax Returns referred to in CLAUSE (I) and no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in CLAUSE (I) are currently pending; (v) all material deficiencies asserted in writing or material assessments made in writing as a result of any examination of the Tax Returns referred to in CLAUSE (I) by a taxing authority have been paid in full; (vi) there are no material special arrangements with any taxing authority regarding the Taxes of any Purchased Entity or, to the extent binding on Buyer, any Asset Seller or any requests for rulings pending with any taxing authority regarding any Purchased Entity or, to the extent binding on Buyer, any Asset Seller; (vii) none of the Purchased Entities has any material liability for the Taxes of any Person (other than the Purchased Entities) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or non-U.S. income Tax Requirement of Law); (viii) there are no material Encumbrances for Taxes on any of the assets of the Purchased Entities or the Assets other than Permitted Encumbrances; and (ix) none of the Purchased Entities or, to the extent binding on Buyer, Asset Sellers is a party to a Contract under which it is obligated to pay a material amount of Taxes of any other Person;

            (b) each of the Purchased Entities and, to the extent directly in respect of the Business, the Asset Sellers has complied in all material respects with all applicable Requirements of Law relating to payment and withholding of Taxes, and all material Taxes required to have been withheld by any of the Purchased Entities have been withheld and paid over to the proper governmental authority, including in connection with amounts paid or owing to any employee, independent contractor, shareholder or any other Person;

            (c) none of the Companies will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Tax Period as a result of any (i) change in method of accounting for a Pre-Closing Tax Period under Section 481(c) of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Requirements of Law); (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Requirements of Law); (iii) installment sale or open transaction disposition or inter-company transaction made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date;

            (d) within the past three years, no Purchased Entity has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code;

            (e) none of the Companies has participated in any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4 or any similar transaction pursuant to the law of any other jurisdiction;

            (f) Seller has made available to Buyer true, complete and correct copies of all material income Tax Returns of the Purchased Entities (or, in the case of Tax Returns filed for a consolidated, combined, unitary or affiliated group, the portion of such Tax Returns relating to the Purchased Entities) relating to the taxable periods ending after January 1, 2003;

            (g) (i) no Purchased Entity or, to the extent directly in respect of the Business and the Assets, any Asset Seller is doing business or maintains a taxable presence in a jurisdiction in which it does not file income Tax Returns, which business or presence could give rise to a material amount of Taxes, and no claim has been made in writing by any taxing authority that any Purchased Entity or, to the extent directly in respect of the Business and the Assets, any Asset Seller is or may be subject to taxation by such jurisdiction; (ii) no Purchased Entity or, to the extent directly in respect of the Business and the Assets, any Asset Seller is engaged in a trade or business or maintains a permanent establishment (within the meaning of any applicable income tax treaty) in the United States, which trade or business or permanent establishment could give rise to a material amount of Taxes; (iii) no Purchased Entity has been a passive foreign investment company (as defined in Section 1297(a) of the Code) or a shareholder directly or indirectly in a passive foreign investment company from which it derives a material

Tax liability; and (iv) no Purchased Entity has, or at any time has had, an investment in "United States property" within the meaning of Section 956(c) of the Code;

            (h) none of the Purchased Entities has made any election, and is required, to treat any asset of the Purchased Entities as owned by another Person for Tax purposes;

            (i) the Purchased Entities have complied in all material respects with all Requirements of Law with respect to value added Tax, goods and services or similar Taxes, have no material contracts which prevent recovery of such Taxes (other than such Taxes which are not material), and full input credits are available in those jurisdictions providing for a value added Tax, goods and services or similar Tax with respect to all material amounts paid to Third Parties in the ordinary course of business that are ordinarily eligible for input credits; and

            (j) Seller is not subject to withholding, including pursuant to
Section 1445 of the Code, with respect to the payment of the Purchase Price.

Notwithstanding anything to the contrary in this Agreement, (x) nothing in this
SECTION 5.7 shall cause Seller to be liable for any Taxes for which Seller is not expressly liable pursuant to SECTION 8.2 and (y) this SECTION 5.7 contains the exclusive representations and warranties by Seller with respect to Taxes (and SCHEDULE 5.7 shall be the exclusive schedule for which exceptions to the representations and warranties in SECTION 5.7 shall be made).

            SECTION 5.8 GOVERNMENTAL PERMITS. (a) Except as set forth in
SCHEDULE 5.8(A), the Companies own, hold or possess all licenses, franchises, permits, privileges, immunities, approvals, certificates of inspection (including certificates of occupancy or its equivalent), registrations, exemptions, consents and other authorizations from a Governmental Body that are required or necessary to entitle them to own or lease, operate and use their assets or businesses, in the case of the Purchased Entities, and the Assets, in the case of the Asset Sellers, and to carry on and conduct the Business as conducted currently (collectively, the "GOVERNMENTAL PERMITS"), except for such Governmental Permits as to which the failure to so own, hold or possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and each Governmental Permit is in full force and effect except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) Except as set forth in SCHEDULE 5.8(B), (i) each of the Companies has complied with all terms and conditions of all material Governmental Permits and (ii) no Action is pending and, to the Knowledge of Seller, no Company has received any written notice of a violation of any material Governmental Permit or that revokes or threatens to revoke any material Governmental Permit.

            SECTION 5.9 REAL PROPERTY. (a) SCHEDULE 5.9(A) contains a complete and accurate list and description of (i) each parcel of real property owned in fee (or local equivalent) by the Asset Sellers and relating primarily to the Business or owned by the Purchased Entities (the "OWNED REAL PROPERTY"), such description including, for each parcel of Owned Real Property, the legal description and address thereof, the approximate dimensions thereof and the use thereof; and (ii) each option held by any of the Companies to acquire any interest in real property. SCHEDULE 5.9(A) sets forth a list of each lease, license or similar agreement (i) under which any of the Purchased Entities is lessee of, or holds, occupies or operates, any real property owned by any Third Party, or (ii) under which any of the Asset Sellers is lessee of, or holds or operates, any real property relating primarily to the Business owned by any Third Party (collectively, the "LEASED REAL PROPERTY"), and includes, for each Leased Real Property, an identification of the lease or other agreement therefor and any and all amendments, modifications, side letters and other agreements relating thereto, the names of the lessor and lessee thereunder, and the title and date thereof. True and correct copies of each such lease, license or similar agreement have been made available to Buyer. The Owned Real Property and the Leased Real Property shall be hereinafter collectively referred to as the "REAL PROPERTY." To the Knowledge of Seller, there are no matters which create, or with the notice or the passage of time would create a default by any of the Companies under any material Permitted Encumbrance on any Owned Real Property.

            (b) The Companies (i) own good and marketable fee simple title (or its equivalent in the local jurisdiction) to the Owned Real Property and (ii) have a valid leasehold interest in the Leased Real Property, in each case, free and clear of any Encumbrances, other than Permitted Encumbrances. Except as disclosed in SCHEDULE 5.9(B), all buildings, structures, improvements and fixtures located on, under, over or within the Real Property taken as a whole, are, in all material respects, in good working order, reasonable wear and tear excepted, and are in adequate condition and sufficient in all material respects for the uses for which they are currently used.

            SECTION 5.10 PERSONAL PROPERTY LEASES. SCHEDULE 5.10 contains as of the date hereof a list of (a) each lease or agreement relating primarily to or used primarily in the Business or the Assets under which any of the Asset Sellers is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a Third Party and (b) each lease or agreement under which any of the Purchased Entities is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a Third Party, except in each case those leases or agreements which are terminable by the applicable Company without penalty on 90 days' or less notice or which provide for annual rental payments of less than $100,000.

            SECTION 5.11 INTELLECTUAL PROPERTY. (a) SCHEDULE 5.11(A) contains a list of all registered Trademarks, Patent Rights and Copyrights that are related primarily to or used primarily in the Business, the unregistered Trademark "Nutrimetics", all pending applications to register any Trademark, Patent Right or Copyright that is related primarily to or used primarily in the Business, and all Software owned by the Companies that is related primarily to or used primarily in the Business in each case that is owned by the Companies and is not Excluded Intellectual Property.

            (b) SCHEDULE 5.11(B) contains a list of all Third Party Licenses essential to the conduct of the Business.

            (c) Except as set forth in SCHEDULE 5.11(C):

            (i) the Companies are the sole and exclusive owners of and have the sole and exclusive right to use the Copyrights, Patent Rights, Trademarks and Software listed on SCHEDULE 5.11(A);

            (ii) the Companies have a valid contractual right, license or permission to use the subject matter of the Third Party Licenses listed in
      SCHEDULE 5.11(B) in the conduct of the Business as currently conducted;

            (iii) to the Knowledge of Seller, immediately following the Closing, Buyer and/or its Affiliates will have the right to use the Trademarks, Patent Rights, Copyrights and Software listed on SCHEDULE 5.11(A) in the conduct of the Business on the identical terms and conditions as used by the Companies immediately prior to the Closing;

            (iv) the Trademarks, Patent Rights, and Copyrights listed on
      SCHEDULE 5.11(A) have been managed and policed in a commercially reasonable manner in all jurisdictions where those Trademarks, Patent Rights and Copyrights are used;

            (v) no Third Party consent or approval is needed to transfer any of the Company Intellectual Property from the Asset Sellers to Buyer as contemplated by this Agreement;

            (vi) all registrations for the Copyrights, Patent Rights and Trademarks identified in SCHEDULE 5.11(A) are registered in the name of a Company and are in full force and effect;

            (vii) all pending applications to register any unregistered Copyright, Patent Right or Trademark identified in SCHEDULE 5.11(A) have been filed in the name of a Company and are pending and in good standing, and, to the Knowledge of Seller, all without challenge of any kind;

            (viii) none of the Trademarks, Patent Rights or Copyrights identified on SCHEDULE 5.11(A) is subject to any extensions, renewals, taxes, fees or office action responses due within 90 days of the Closing Date;

            (ix) the Companies have the right to bring actions for infringement, dilution and related claims relating to the unauthorized use or violation of the Copyrights, Patent Rights and Trademarks identified on SCHEDULE 5.11(A);

            (x) to the Knowledge of Seller, the Trademarks, Patent Rights and Copyrights identified on SCHEDULE 5.11(A) are not being infringed, diluted, misappropriated or otherwise violated by any other Person;

            (xi) except for unsolicited offers from Third Parties to license their intellectual property received in the ordinary course of the Business and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Companies, and/or their Affiliates have received no written claims of infringement, dilution, false advertising, unfair competition, misappropriation or other violation or offense relating to the Company Intellectual Property;

            (xii) the Companies have not agreed to indemnify any Person for or against any infringement or other offense of the Trademarks, Patent Rights and Copyrights identified on SCHEDULE 5.11(A)

            (xiii) all Trademarks, Patent Rights, Copyrights, and Software identified on SCHEDULE 5.11(A) are not subject to any Encumbrances other than Permitted Encumbrances;

            (xiv) to the Knowledge of Seller, the Company Intellectual Property is not subject to any material Court Order; and

            (xv) to the Knowledge of Seller, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Intellectual Property, as currently used, does not infringe any Third Party's Trademark, Patent Rights, Copyright, privacy, publicity or other proprietary right; and

            (xvi) SCHEDULE 5.11(A) fairly represents, as it appears in the corporate records of Seller, the registrations and pending applications for Trademarks, Patent Rights, and Copyrights that are related primarily to or used primarily in the Business and owned by the Companies.

            (d) Except as set forth in SCHEDULE 5.11(D), all Software listed on
      SCHEDULE 5.11(A) and all Trade Secrets that are primarily related to and material to the conduct of the Business as it is currently conducted are owned by Seller or the Companies. To the Knowledge of Seller, there has been no violation of the rights of Seller or the Companies in such Software and Trade Secrets.

            SECTION 5.12 TITLE TO PROPERTY. (a) Except for assets disposed of after the Financial Statements date and prior to the date hereof in the ordinary course of business consistent with past practice and except for assets disposed of as expressly permitted by this Agreement (i) each of the Purchased Entities has good and valid title to each item of equipment and other tangible personal property reflected on the Financial Statements as owned by such Purchased Entity and each other asset owned by such Purchased Entity, free and clear of all Encumbrances, except for Permitted Encumbrances; and (ii) each of the Asset Sellers has valid title to each Asset reflected on the Financial Statements as owned by such Asset Seller and each other Asset owned by such Asset Seller, free and clear of all Encumbrances, except for Permitted Encumbrances.

            (b) Except as set forth on SCHEDULE 5.12(B), the Companies have good and valid title to all the tangible personal property owned by them and relating primarily to or used primarily in the Business or the Assets, free and clear of all Encumbrances except for such imperfections or irregularities of title or Encumbrances as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise impair business operations at such properties, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

            SECTION 5.13 NO VIOLATION, LITIGATION OR REGULATORY ACTION. SCHEDULE
5.13 lists each material Court Order against or binding upon any of the Companies or to which any of the properties or assets of any Purchased Entity or any of the Assets or the Business is subject. Except as set forth in SCHEDULE 5.13:

            (a) the Companies, the assets of the Purchased Entities, the Assets and the Business have been and are in compliance with all applicable Requirements of Law in respect of the assets of the Purchased Entities, the Assets and the Business, other than (i) those instances of noncompliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) matters relating to Taxes or compliance with Environmental Laws or Environmental Permits, all representations with respect to which are exclusively the subject of SECTIONS 5.7 and 5.17, respectively;

            (b) there are no Actions pending or allegations of violations of any Requirement of Law pending or claims asserted against (with respect to which the Companies or their Affiliates have been served or notified in writing) or, to the Knowledge of Seller, threatened against the Business, Assets or any Purchased Entity or any of its properties, officers or directors which would, individually or in the aggregate, have a Material Adverse Effect; and

            (c) there is no Action pending or, to the Knowledge of Seller, threatened that questions the legality of the transactions contemplated by this Agreement or any of the Seller Ancillary Agreements.

            SECTION 5.14 CONTRACTS. Except as set forth in SCHEDULE 5.14, as of the date hereof, none of the Companies is a party to or bound by any of the following Contracts (other than (a) any Contract which by its terms will expire without any further action by any party thereto, or pursuant to this Agreement will be terminated, on or prior to the Closing and (b) in the case of the Asset Sellers, such Contracts not included in the Assets):

            (i) any Contract for the future purchase or sale of Real Property;

            (ii) any Contract for the purchase or sale by any of the Companies of services, materials, products, supplies, components, goods, advertising or equipment which involved the payment of more than $100,000 in the last fiscal year (other than Contracts for the purchase of inventory or merchandise in the ordinary course consistent with past practice) or provides for annual payments for services, materials, supplies, components, goods or equipment by the Companies of $100,000 or more or aggregate future payments for services, materials, supplies, components, goods or equipment of $200,000 or more and annual payments of $100,000 or more that cannot be terminated on not more than 60 days' notice without payment by any Company of any penalty of more than $25,000;

            (iii) any (A) loan, agreement, promissory note, indenture, bond or other instruments or Contracts involving Debt (whether incurred, assumed, guaranteed or secured by any asset) in an amount in excess of $100,000 or (B) purchase money indebtedness in amounts in excess of $100,000;

            (iv) any partnership, joint venture or other similar Contract providing for the formation of any such relationship or involving an equity investment by or in any Company;

            (v) any Contract containing any covenant or provision that materially restricts the operation of the Business as presently conducted or otherwise limits in any material respect the freedom of any Company to compete in any line of business or with any Person or in any area or to purchase goods or services from any Person (except for such Contracts that will not apply to or otherwise restrict the Purchased Entities, the Business or Buyer upon Closing);

            (vi) any Contract relating to the acquisition or disposition of any business or portion thereof (whether by merger, sale of stock, sale of assets or otherwise), in each case involving total consideration in excess of $100,000;

            (vii) any settlement Contract for litigation or contract containing any provision providing for an "earn out," contingent purchase price or similar contingent payment obligation on the part of any Company under which any Company has continuing obligations to make annual payments in excess of $100,000;

            (viii) any Contract which provides for annual payments in excess of $100,000 and which provides for future payments that are conditioned, in whole or in part, on a change in control of any Purchased Entity;

            (ix) any Contract not made in the ordinary course of business involving payments to or from the Companies in excess of $100,000 in the last twelve months; or

            (x) any Contract that limits the ability of the Purchased Entities to pay or declare dividends on its Capital Stock.

            SECTION 5.15 STATUS OF CONTRACTS. Except as set forth in SCHEDULE 5.15, each of the Contracts required to be listed in SCHEDULES 5.10 and 5.14 and each of the Contracts required to be listed in SCHEDULE 5.9 that is material to the conduct of the Business (collectively, the "BUSINESS AGREEMENTS") is a valid and binding agreement of a Company and, to the Knowledge of Seller, of each other party thereto, and is in full force and effect, except to the extent the failure to be so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or except to the extent expiring by its terms prior to the Closing without further action by a party thereto. None of the Companies is in, or, to the Knowledge of Seller, alleged to be in and no other party is in or, to the Knowledge of Seller, alleged to be in, breach or default (and to Seller's knowledge no event has occurred that, with notice or lapse of time, would constitute such a default or breach) under any of the Business Agreements and, to the Knowledge of Seller, there are no disputes pending or threatened in writing with respect to any Business Agreement, other than those breaches, defaults and disputes which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Seller has made available to Buyer complete and correct copies of each Business Agreement and provided to Buyer a written description of each enforceable oral agreement that is material to the Business.

            SECTION 5.16    EMPLOYEE BENEFITS.

            (a) SCHEDULE 5.16(A) lists each material employee benefit and/or compensation plan, fund, arrangement, program or agreement providing compensation, benefits, pension, retirement, superannuation, profit sharing, stock bonus, stock option, stock purchase, phantom or stock equivalent, bonus, thirteenth month, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, life insurance, death benefit, sick pay, disability, severance, termination indemnity, redundancy pay, educational assistance, holiday pay, housing assistance, moving expense reimbursement, fringe benefit or similar employee benefits, regardless of whether funded, unfunded, financed by the purchase of insurance, contributory or non-contributory, provided by the Companies or Seller or any of their respective Affiliates to any Employee of the Business that is in effect on the date hereof other than any Required Plan (each such plan, fund, arrangement, program or agreement is referred to as an "EMPLOYEE BENEFIT PLAN"). Employee Benefit Plans that are defined benefit pension plans that are funded by employer contributions that could result in unfunded or under funded accrued liabilities to Seller, its Affiliates or Buyer are denoted with an asterisk (*) on SCHEDULE 5.16(A) (the "DEFINED BENEFIT PENSION PLANS"). Each Employee Benefit Plan and each Required Plan is in material compliance with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such Employee Benefit Plan. There are no pending or, to the Knowledge of Seller, threatened claims against the Companies, Seller or any of their respective Affiliates with respect to any Employee Benefit Plan or Required Plan or against any Employee Benefit Plan or Required Plan (or related trust) which would, individually or in the aggregate, reasonably be expected to result in a material liability to Buyer. Effective as of the date hereof, no Employee of the Business actively participates in any Employee Benefit Plan or Required Plan that is subject to ERISA maintained by the Companies, Seller or any of their respective Affiliates or any other Person, and no circumstance exists, or is reasonably likely to exist, which could subject Buyer or any of its Affiliates (including the Purchased Entities after Closing) to any liability under ERISA. For purposes of this Agreement, each Employee Benefit Plan or Required Plan that is either (1) maintained and sponsored solely by a Purchased Entity or (2) assumed by Buyer and set forth in SCHEDULE 5.16(A)(2) hereto is hereinafter referred to as an "ASSUMED PLAN" and each Assumed Plan and each other Employee Benefit Plan or Required Plan for which Buyer receives assets or insurance contracts or otherwise assumes liability with respect to shall be referred to as a "BUSINESS PLAN."

            (b) Except as set forth on SCHEDULE 5.16(B), with respect to each Business Plan other than a Required Plan not maintained by Seller or any of its Affiliates, Seller has heretofore delivered or made available to Buyer true and complete copies of each of the following documents: (i) a copy of the plan (or to the extent no such copy exists, an accurate written description thereof);
(ii) a copy of the most recent summary plan description and summary of material modifications with respect thereto, to the extent these documents exist for such plans; (iii) a copy of each trust or other funding arrangement; and (iv) the most recently prepared actuarial report and financial statements. Except as specifically provided in the foregoing documents delivered or made available to Buyer, there are no amendments to any Business Plan other than a Required Plan not maintained by Seller or any of its Affiliates that has been adopted or approved, nor has any party undertaken to make any such amendments or to adopt or approve any new Business Plan.

            (c) With respect to each Business Plan:

            (i) all employer and employee payments, contributions or accruals (including premiums) required by law or by the terms of such Business Plan have been made when due, or, if applicable, accrued, in accordance with "FAS 87";

            (ii) each such Business Plan required to be registered has been registered (including, where applicable, pursuant to the UK Pension Schemes Act of 1993) and has been maintained in good standing with applicable Requirements of Law and regulatory authorities (including the UK Pension Schemes Act of 1993), except for failure to so register and maintain which would not result in a material liability to Buyer;

            (iii) all amounts required to be reserved with respect to such Business Plan have been so reserved in accordance with normal accounting practices prevailing in the country where such Business Plan is maintained; and

            (iv) if intended to qualify for special tax treatment, each such Business Plan complies in all material respects with all requirements for such treatment, and no circumstances exist that might give reason to any applicable Governmental Body to revoke such treatment, except where any such revocation would not result in a material liability to Buyer.

            (d) Except as disclosed on SCHEDULE 5.16(D), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase in any material respect the amount or value of, any payment or benefit to any employee or director of the Companies, or result in any material limitation on the right of the Companies to amend, merge, terminate or receive a reversion of assets from any Employee Benefit Plan or Required Plan or their related trusts. Except as disclosed in SCHEDULE 5.16(D), no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Companies or their Affiliates in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of section 280G of the Code, or would constitute an "excess parachute payment" if such amounts were subject to the provisions of section 280G of the Code.

            SECTION 5.17 ENVIRONMENTAL COMPLIANCE. Except as disclosed on
SCHEDULE 5.17 and other than those matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

            (a) the Companies are currently complying, and at all times have complied, with all applicable Environmental Laws in operating the Business and using the Real Property;

            (b) no material work, repairs, remediation, construction or capital expenditure is either: (i) currently required by Environmental Law; or (ii) based on current circumstances, likely to be required, under any Environmental Law or in order to carry on lawfully the Business or to use the Real Property;

            (c) (i) each Company holds all Environmental Permits necessary for the lawful operation of the Business as of the date hereof; (ii) each Environmental Permit is in full force and effect; and (iii) each Company is currently complying, and at all times has complied, with the terms of such Environmental Permits;

            (d) no Release has occurred at, under, to or from any Real Property and no Hazardous Materials are present on, about or migrating to or from any Real Property which would reasonably be expected to give rise to an Environmental Claim against any Purchased Entity or the Business;

            (e) no storage tanks or asbestos or asbestos-containing materials are or have been located on the Real Property which would reasonably be expected to give rise to an Environmental Claim against any Purchased Entity or the Business;

            (f) there are no past, pending, or, to the Knowledge of Seller, threatened Environmental Claims against any Purchased Entity or the Business, and to the Knowledge of Seller, no facts or circumstances exist which would reasonably be expected to form the basis for any Environmental Claim against any Purchased Entity or the Business;

            (g) since June 28, 2003, no Company has expressly, or to the Knowledge of Seller, by operation of law, assumed or undertaken or agreed to assume or undertake responsibility for any Liability of any other Person, arising under or relating to Environmental Laws and related to the Business or the Real Property, including any obligation for investigation, corrective or remedial action; and

            (h) Seller and its Affiliates have made available to Buyer true and correct copies of any and all written reports resulting from any environmental audits, investigations, assessments, reviews, sampling or analysis conducted since January 1, 2003 relating to the Real Property.

            Notwithstanding anything to the contrary in this Agreement, this
SECTION 5.17 contains the exclusive representations and warranties by Seller with respect to Environmental Laws and Environmental Permits.

            SECTION 5.18 EMPLOYEE RELATIONS AND AGREEMENTS. (a) SCHEDULE 5.18(A) contains a true and complete listing, as of July 31, 2005, of each Employee of the Business (the names of which are redacted) whose annual base salary exceeds the equivalent of $50,000 ("KEY EMPLOYEES"), his or her current rate of annual base salary, 2004 bonus and date of hire. Since the Financial Statements Date through the date hereof, except as set forth in SCHEDULE 5.18(A), none of the Companies has, with respect to Employees of the Business: (i) increased in any material respect the compensation payable or to become payable to or for the benefit of any such employee; (ii) provided any such employees with any material increase in security or tenure of


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

employment; (iii) increased the amount payable to any such employees upon the termination of such persons' employment; or (iv) increased, augmented or improved in any material respect the benefits granted to or for the benefit of such employees under any Employee Benefit Plan or other direct or indirect benefit plan or arrangement. Since the Financial Statements Date through the date hereof, except as set forth in SCHEDULE 5.18(A), none of the Companies has, with respect to its Independent Agents: (i) increased in any material respect the compensation payable or to become payable to or for the benefit of any such individual; (ii) provided any such individuals with any material increase in security or tenure; (iii) increased the amount payable to any such individuals upon the termination of such persons' relationship; or (iv) increased, augmented or improved in any material respect the benefits granted to or for the benefit of such individuals, if any.

            (b) Seller has taken prior to the date hereof all actions required by Requirements of Law to be taken prior to the date hereof with respect to trade unions, work councils and employee representatives in connection with the transactions contemplated by this Agreement, except for any failure which would not result in a material liability to Buyer.
            (c) There is no labor strike, dispute, lock-out or stoppage pending or, to the Knowledge of Seller, threatened, against or affecting the Business, and the Business has not experienced any such strike, dispute, lock-out or stoppage within the past two years. To the Knowledge of Seller, neither the Business nor the Purchased Entities have materially breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no material written grievances outstanding against the Business or the Purchased Entities under any such agreement or contract. Except as set forth on
SCHEDULE 5.18(C), with respect to the Employees of the Business, the Companies have in the past been and are in compliance in all material respects with applicable Requirements of Law respecting employment, employment practices, employee classification, labor relations, safety and health, nondiscrimination, wages, hours and terms and conditions of employment. The Companies have complied in all material respects with their payment obligations to all Employees of the Business in respect of all wages, salaries, commissions, bonuses, benefits, vacation pay and other compensation due and payable to such employees under any policy, practice, agreement, plan, program or applicable Requirements of Law.

            (d) Except as set forth in SCHEDULE 5.18(D), none of the Companies is a party to any collective bargaining agreement, trade union agreement, or other Contract with any labor union representing any Transferred Employees or otherwise directly and exclusively engaged in the Business.

            (e) Except as set forth in SCHEDULE 5.18(E), no union, works council or similar organization represents any Transferred Employees or otherwise directly and exclusively engaged in the Business and, to the Knowledge of Seller, no such organization is attempting to organize such employees.

            (f) Except as set forth in SCHEDULE 5.18(F), no director, officer or Employee of the Business or individual who renders services to the Business who is or has been classified as having the status of an independent contractor, independent sales representative or other non-


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

employee status for any purpose including, for purposes of taxation and Tax reporting and under the Business Plans ("INDEPENDENT AGENT") who earned more than the equivalent of $50,000 for the fiscal year ending July 3, 2004, or who earned more than the equivalent of $50,000 for the fiscal year ending July 2, 2005 (a "KEY INDEPENDENT AGENT"), is a party to any agreement with any Company that entitles him or her to material compensation or other material consideration.

            (g) Except as set forth in SCHEDULE 5.18(G), no Business Asset Employee is as of the date hereof receiving any long term disability benefits.

            SECTION 5.19 NECESSARY ASSETS. The Assets and the assets, properties and rights held by the Purchased Entities, together with the rights to be provided to Buyer under the Seller Ancillary Agreements, include all of the assets, properties and rights, whether real, personal, tangible or intangible and wherever located, that are necessary for the Business immediately after the Closing to conduct in all material respects the Business as currently conducted except for the following: (a) Excluded Assets; (b) items identified in SCHEDULE 5.19; and (c) insurance policies of Asset Sellers and rights to proceeds of insurance policies. To the Knowledge of Seller, there are no conditions affecting the Business, the Companies or the Assets that would, individually or in the aggregate, interfere in any material respect with the use of the Assets or the operation of the Business or the assets of the Purchased Entities as currently conducted. Except as set forth in SCHEDULE 5.19 and except for the Excluded Assets, the only assets of the Business held, leased, owned or licensed by the Trademark Only Sellers are the Transferred Trademarks.

            SECTION 5.20 NO BROKERS. No broker, investment banker or other Person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, the fees and expenses of which will be paid by Seller, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any Affiliate thereof.

            SECTION 5.21 SUPPLIER RELATIONSHIPS. (a) SCHEDULE 5.21 lists, as of the date hereof, the five largest suppliers of the Business in each of Mexico, Japan, the Philippines, Australia and South Africa, in each case, based on aggregate purchases by the Business during the periods June 29, 2003 through July 3, 2004 and July 4, 2004 through July 2, 2005, and the approximate dollar amount of such aggregate purchases by the Business in such periods. Except as set forth on SCHEDULE 5.21, as of the date hereof, the relationships of the Companies with such suppliers are adequate for the operation of the Business as conducted as of the date hereof.

            (b) As of the date hereof, no Company or any of its Affiliates has received written notice that any of the suppliers listed on SCHEDULE 5.21 intends to cancel, terminate or otherwise materially modify such supplier's relationship with the Company or the Business, including with respect to credit terms or any requirement that any Company or Affiliates thereof provide letters of credit.

            SECTION 5.22 INSURANCE. SCHEDULE 5.22 lists the insurance policies maintained by the Companies for the benefit of the Companies' respective operations with respect to the Business. Except as set forth on SCHEDULE 5.22, all such insurance policies (or any replacement policies) (a) are valid, outstanding and enforceable; and (b) together with the insurance policies maintained for the benefit of the Companies provide coverage customary for Persons of similar size in the industry and locale in which the Companies operate.

            SECTION 5.23 BOOKS AND RECORDS. The financial books and records of the Companies are complete and correct in all material respects, have been maintained in accordance with sound business practice, and reflect the basis for the financial position and results of operations of the Business set forth in the Financial Statements and to be set forth in the Audited Financial Statements.

            SECTION 5.24 PRODUCTS. Since June 28, 2003, to the Knowledge of Seller, neither the Business nor any the Purchased Entity has incurred, and no Company would reasonably be expected to incur any material liability for any damage, loss or expense as a result of any defect or other deficiency ("PRODUCT LIABILITY") with respect to any product sold by the Business, whether such Product Liability is incurred by reason of any express warranty, doctrine of common law, any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance. Except as set forth on SCHEDULE 5.24, as of the date hereof (a) no product sold by the Business has been recalled voluntarily or involuntarily since June 28, 2003 and (b) no such recall is being considered by Seller or any of its Affiliates, and no such recall has been requested or ordered by any Governmental Body which, in either case, would reasonably be expected to result in any material liability to any Purchased Entity or the Business. Except as set forth in SCHEDULE 5.24, since the Financial Statements Date, there is no material pending, or to Knowledge of Seller threatened, material recall or material investigation by any Government Body of any product sold by the Business. Since June 28, 2003, none of the Purchased Entities nor the Business has provided any material guaranty, warranty, or other indemnity with respect to products sold by the Business beyond the applicable standard terms and conditions of sale.

            SECTION 5.25 RECEIVABLES. At the Closing, all accounts receivable of the Purchased Entities and the accounts receivables included in the Assets (taking into account the dollar amount reserved or deducted in calculating accounts receivable (net) in the Final Working Capital) will represent, in all material respects valid obligations arising from sales actually made or services actually performed by a Company in the ordinary course of business. Such accounts receivable will be in all material respects current and collectible net of the reserves applied in calculating accounts receivable (net) in the Final Working Capital (which reserves will be adequate in all material respects). As of the date hereof, no account debtor under any material Contract has given written notice of any material contest, claim, defense or right of setoff, other than returns in the ordinary course of business of the Companies with respect to a material amount of any account receivable of the Business.

            SECTION 5.26 NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of any Purchased Entity or Asset Seller (to the extent relating to the Assets or the Business) and which will constitute an Assumed Liability other than:

            (a) liabilities as and to the extent they are reflected or specifically reserved against in the Financial Statements;

            (b) liabilities disclosed on SCHEDULE 5.26; or

            (c) liabilities incurred in the ordinary course of business since the Financial Statements Date which, individually or in the aggregate, do not have and would not reasonably be expected to have a Material Adverse Effect.

            SECTION 5.27 INVENTORY. At the Closing, the inventory of the Purchased Entities and the inventory included in the Assets (taking into account the dollar amount reserved or deducted in calculating inventory (net) in the Final Working Capital) ("INVENTORY") will in all material respects be current, non-obsolete, neither damaged nor defective, saleable in the ordinary course and, to the Knowledge of Seller, merchantable and fit for the purpose for which it was procured or manufactured. At the Closing, the Inventory will be at levels sufficient for Buyer to conduct the Business in the ordinary course consistent with past practice.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

XXXX            As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller as follows:

            SECTION 6.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate or other organizational power and authority to own, license or lease and operate its assets and to carry on its businesses in the manner that they were conducted immediately prior to the date of this Agreement.

            SECTION 6.2 AUTHORITY OF BUYER; CONFLICTS. (a) Buyer has all requisite power and authority to enter into this Agreement and the Buyer Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary corporate or other organizational action of Buyer and the execution, delivery and performance of each of the Buyer Ancillary Agreements by Buyer or its Affiliate that will be a party thereto have been duly authorized by all necessary corporate or other entity action of Buyer and its Affiliates. This Agreement has been duly executed and delivered by Buyer and (assuming the valid authorization, execution and delivery of this Agreement by Seller) constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, and each of the Buyer Ancillary Agreements, upon execution and delivery by Buyer or its Affiliate that will be a party thereto, will be (assuming the valid authorization, execution and delivery by Seller or its Affiliate that is a party thereto) a legal, valid and binding obligation of Buyer or such Affiliate enforceable against it in accordance with its terms.

            (b) Except as set forth on SCHEDULE 6.2(B), the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements by Buyer or its Affiliate, the consummation of any of the transactions contemplated hereby or thereby by Buyer and its Affiliates and compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by Buyer and its Affiliates will not:

            (i) with or without the giving of notice, the lapse of time or both, require the consent of any Person, under conflict with or result in a violation or breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, modification, termination or cancellation or a loss of benefits or rights or creation of obligations or increase in any obligation under (1) the charter, bylaws or similar organizational documents of Buyer or any such Affiliate; (2) any note, instrument, contract, agreement, mortgage, lease, franchise or financial obligation to which Buyer or any such Affiliate is a party or any of its properties is subject or by which Buyer or any such Affiliate is bound; (3) assuming the receipt of all consents, approvals, authorizations and acts and the making of all declarations, filings and registrations as described in SECTION 6.2(B)(II), any Court Order to which Buyer or any such Affiliate is a party or by which it is bound; or (4) any Requirements of Law affecting Buyer, other than, in the case of CLAUSES (2), (3) and (4) any such breaches, defaults, rights or loss of rights that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby; or

            (ii) require the approval, consent, authorization or act of, or the making by Buyer or any such Affiliate of any declaration, filing or registration with, any Governmental Body, except for (1) in connection, or in compliance, with the provisions of the HSR Act, if applicable, and other Competition Laws; (2) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the Buyer Ancillary Agreements and the transactions contemplated hereby and thereby; (3) such approvals, consents, authorizations, acts, declarations, filings and registrations as may be required under any Requirements of Law with respect to environmental matters pertaining to any notification, disclosure or required approval triggered by the transactions contemplated by this Agreement; and (4) such filings as may be required in connection with the Taxes described in SECTION 8.2(A)(IV).

            SECTION 6.3 NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set forth in SCHEDULE 6.3:

            (i) there are no Actions pending or allegations of violations of any Requirement of Law pending or claims asserted against (with respect to which Buyer has been served or otherwise notified in writing) or, to the Knowledge of Buyer, threatened against Buyer or its Subsidiaries which would, individually or in the aggregate, reasonably be expected to materially impair the ability of Buyer or any of its Affiliates to perform its obligations hereunder or under any Buyer Ancillary Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby; and

            (ii) there is no Action pending or, to the Knowledge of Buyer, threatened that questions the legality of the transactions contemplated by this Agreement or any of the Buyer Ancillary Agreements.

            SECTION 6.4 FINANCING. Buyer has delivered to Seller true and correct copies of the following: a Financing Commitment Letter dated August 10, 2005 (together with the exhibits and attachments thereto, the "BOFA FINANCING COMMITMENT LETTER") executed by Bank of America, N.A. (the "LENDER") and Banc of America Securities LLC to provide debt financing in an aggregate amount of at least $1,000,000,000.00, which is attached as EXHIBIT S-1 and redacted (with respect to provisions relating to fees and other economic and commercial matters unrelated to financing conditions only) copies of all other written letters and agreements that are entered to by or between Buyer or any of its Affiliates and Lender, Bank of America Securities LLC or any of their respective Affiliates relating to the BofA Financing Commitment Letter or the terms and conditions of the BofA Financing (other than marketing and syndication materials, commitment assignments including the designation of additional roles and titles in connection with BofA Financing (as contemplated by the redacted side letter delivered together with the BofA Financing Commitment Letter), customary syndication assignments and other than the definitive credit agreement and other definitive documentation therefor) (collectively, the "BOFA FINANCING DOCUMENTS"), which the Seller has received subject to the confidentiality provisions thereof. Except as expressly permitted by SECTION 7.13, the BofA Financing Documents have not been amended, modified, withdrawn, terminated or replaced. The obligations to fund the commitments under the BofA Financing Documents are not and will not be subject to any conditions or contingencies other than as set forth in the BofA Financing Commitment Letter. The financing contemplated by the BofA Financing Documents (the "BOFA FINANCING") combined with cash on hand of Buyer is sufficient to pay the Purchase Price and to consummate the other transactions contemplated by the BofA Financing Documents. Buyer is not aware of any fact, circumstance, event or occurrence existing on the date of this Agreement that causes or would reasonably be expected to cause the BofA Financing Documents to be ineffective with respect to Buyer or the transactions contemplated by this Agreement or the BofA Financing Documents. To the Knowledge of Buyer, no event or circumstance has occurred or exists that has or would reasonably be expected to cause any of the conditions to the BofA Financing not to be satisfied or the BofA Financing not to be made available to Buyer on the Closing Date.

            SECTION 6.5 INVESTMENT INTENT. Buyer is acquiring the Securities as an investment for its own account and not with a view to the distribution thereof. Buyer shall not sell, transfer, assign, pledge or hypothecate any of the Securities in the absence of registration under, or pursuant to an applicable exemption from, foreign, federal and applicable state securities laws.

            SECTION 6.6 NO BROKERS. No broker, investment banker or other Person, other than Lazard Freres & Co. LLC, the fees and expenses of which will be paid by Buyer, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

            SECTION 6.7 DISCLOSURE. Buyer acknowledges that it has been provided with reasonable access and time to review the materials, documents and reports included in the data room of Seller.


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                                   ARTICLE VII
                        ACTION PRIOR TO THE CLOSING DATE

            SECTION 7.1 ACCESS TO INFORMATION. Subject to Buyer's obligations under the Confidentiality Agreement, Seller shall, and shall cause its Affiliates to, afford to the officers, employees, financing sources and authorized representatives of Buyer (including independent public accountants, financial advisors and attorneys) reasonable access during normal business hours, upon reasonable advance notice, to the offices, properties, plants and business and financial records (including computer files, retrieval programs and similar documentation, any Tax Returns and any other information relating to Taxes and promptly after they are available, monthly and quarterly financial statements of the Business) of the Purchased Entities and the Business, and to the senior management and other employees of the Companies, to the extent Buyer shall reasonably deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Purchased Entities or the Business as shall be reasonably requested (including information relating to the classification of a Purchased Entity for U.S. federal income Tax purposes and information relevant to Buyer's decision as to whether or not to make a Non-U.S. Section 338 Election with respect to a Purchased Entity or to calculation of any Subpart F Income); PROVIDED, HOWEVER, that Seller shall not be required to violate any obligation of confidentiality to which Seller, the Selling Entities or the Companies is subject or to waive any privilege which any of them may possess in discharging its obligations pursuant to this SECTION 7.1; PROVIDED, FURTHER, that Seller shall not be required to furnish or otherwise make available to Buyer information where the sharing of such information would violate any Competition Law or other Requirements of Law; and, PROVIDED, FURTHER, that neither Buyer nor any of its officers, employees, agents or representatives shall have access to any personnel of the Business or any other businesses of Seller or any of its Affiliates other than the persons identified in SCHEDULE 7.1 without Seller's prior written consent, which shall not be unreasonably withheld, delayed or conditioned. Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Seller, the Companies or the Selling Entities. Prior to Closing, Seller shall reasonably cooperate with Buyer to identify services currently provided by Seller or any of its Affiliates (other than the Purchased Entities) to any of the Purchased Entities which are necessary to operate the Business and are not included in the Assets and which no Purchased Entity or any of their Affiliates after Closing will be capable of performing immediately following Closing.

            SECTION 7.2 NOTIFICATIONS. Each of Buyer and Seller shall promptly notify the other of any Action that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement or the Ancillary Agreements. Each party hereto shall promptly notify the other of any Action that may be threatened, brought, asserted or commenced against the Companies, the Selling Entities or Buyer, as the case may be, that would have been listed in SCHEDULE
5.13 or SCHEDULE 6.3, as the case may be, if such Action had arisen prior to the date hereof.

            SECTION 7.3 CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS. (a) During the period prior to the Closing Date, each of Buyer and Seller shall act diligently and reasonably, and shall use its reasonable best efforts to cooperate with the other, in attempting to secure any consent, approval, waiver, agreement or action of any Third Party required to be


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

obtained to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that such action shall not include any requirement of any party or any of its Affiliates to expend money, commence or participate in any litigation, offer or grant any accommodation or undertake any obligation or liability (in each case financial or otherwise) to any Third Party; PROVIDED, FURTHER, that neither Buyer nor its officers, employees or authorized representatives may contact any such Third Party (other than Governmental Bodies) without the prior written consent of Seller (which consent shall not be unreasonably withheld, delayed or conditioned).

            (b) On the terms and subject to the conditions of this Agreement, each of the parties agrees to use (and will cause its Affiliates, officers, employees and directors, and shall use its reasonable best efforts to cause its agents, accountants and representatives to use) its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing all things necessary, desirable, proper or advisable to consummate, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Ancillary Agreements, including: (i) obtaining all consents, approvals, authorizations and actions or non-actions described in SECTION 5.4 and SECTION 6.2 from all Governmental Bodies and making all declarations, filings and registrations (including declarations, filings and registrations with Governmental Bodies) and taking all steps as may be necessary to obtain consent, approval, authorization or waiver from, or to avoid an action or proceeding by, any Governmental Body with respect to the consents, approvals and authorizations, actions or non-actions described in SECTION 5.4 and SECTION 6.2 (including those in connection with the HSR Act and other Competition Laws); (ii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered into by any court or other Governmental Body vacated or reversed; (iii) in the case of Buyer, promptly, if required by any Governmental Body in order to consummate the transactions contemplated hereby or by the Ancillary Agreements, taking all steps and making all undertakings to secure clearance under any Competition Laws (including steps to effect the sale or other disposition of particular assets or properties included in the Assets and/or assets of the Purchased Entities and to hold separate such properties pending such sale or other disposition), unless any such action would result in a Material Adverse Effect on the Business, the Assets and the assets of the Purchased Entities, taken as a whole but without giving effect to the transactions contemplated by this Agreement and the Ancillary Agreements; (iv) keeping the other party informed in all material respects of any material communication received by such party from, or given by such party to, any Governmental Body and of any material communication received or given in connection with any proceeding by a private Person relating to the transactions contemplated by this Agreement or by the Ancillary Agreements, in each case regarding any of the transactions contemplated hereby or thereby; (v) permitting the other party to review any material communication delivered to such party, and consulting with the other party in advance of any meeting or conference with, any Governmental Body relating to the transactions contemplated by this Agreement or in connection with any proceeding by a private Person, and giving the other party the opportunity to attend and participate in such meetings and conferences (to the extent permitted by such Governmental Body or private Person); and (vi) executing and delivering any additional instruments, documents, certificates, agreements and other writings or to take such other actions as may be necessary to consummate the transactions contemplated by this Agreement and the


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

Ancillary Agreements. No party to this Agreement shall consent to any voluntary delay of the consummation of the transactions contemplated hereby or by the Ancillary Agreements at the behest of any Governmental Body without the written consent of the other party to this Agreement, which consent shall not be unreasonably withheld, delayed or conditioned.

            (c) From the date of this Agreement until the Closing, Buyer and Seller will not, and will not permit their respective Affiliates to, enter into or consummate any acquisition or license agreement which would reasonably be expected, individually or in the aggregate, to make it materially more difficult to obtain any approval or authorization required in connection with the transactions contemplated herein with respect to any Competition Law.

            SECTION 7.4 OPERATIONS PRIOR TO THE CLOSING DATE. (a) Seller shall cause the Asset Sellers (solely with respect to the Assets and the Business) and the Purchased Entities to operate and carry on the Business and operate and maintain the Assets in the ordinary course and in all material respects as operated immediately prior to the date of this Agreement. Consistent with the foregoing, Seller shall use its reasonable best efforts to cause the Companies to preserve intact their operations, Governmental Permits, physical facilities, working conditions and business organization and the goodwill and available services of and relationships with the suppliers, contractors, licensors, licensees, officers, employees, customers, distributors and others having business relations with the Purchased Entities or, in the case of the Asset Seller, with the Business.

            (b) Notwithstanding SECTION 7.4(A), except as set forth in SCHEDULE 7.4, except as expressly contemplated by this Agreement or except with the prior express written approval of Buyer (which Buyer agrees shall not be unreasonably withheld, delayed or conditioned), Seller shall not permit the Asset Sellers (solely with respect to the Assets and the Business) or the Purchased Entities to:

            (i) make any material change in the Business or their operations or any other change that would reasonably be expected to harm in any material respect their operations, physical facilities, working conditions or business organizations and their respective relationships with suppliers, contractors, licensors, licensees, officers, employees, customers, distributors and others having business relations with the Companies, except such changes as may be required to comply with any applicable Requirements of Law;

            (ii) purchase or otherwise acquire or lease or license from a Third Party any assets or make any Capital Expenditures, in each case that are material, individually or in the aggregate, to the Business as a whole (other than (A) purchases of inventory or merchandise in the ordinary course of business consistent with past practice; (B) Capital Expenditures contemplated by the Business's fiscal 2005 capital budget or annual operating plan or fiscal 2006 capital budget, annual operating plan or its long range plan made available to Buyer; (C) Capital Expenditures required by any Governmental Body and (D) such Capital Expenditures not covered by CLAUSES (A) through (C) above that do not exceed $1 million in the aggregate);


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

            (iii) create, incur, guarantee or assume, or agree to create, incur, guarantee or assume, any Debt from Third Parties (other than money borrowed or advances from any of its Affiliates in the ordinary course of business consistent with past practice);

            (iv) transfer, sell, lease, assign, license, abandon or otherwise dispose of any assets or property, tangible or intangible, in each case, for consideration in excess of $100,000 individually and up to $250,000 in the aggregate (other than sales of inventory or merchandise in the ordinary course of business consistent with past practice and other than cash prior to the Closing Date);

            (v) institute any increase in any profit-sharing, bonus, incentive, deferred compensation, retention, insurance, pension, retirement, medical, hospital, disability, welfare or other Employee Benefit Plan or Required Plan payable or to become payable to the Employees of the Business (including any acceleration of vesting of benefits) or adopt or amend any such Employee Benefit Plans (or similar plans, programs or arrangements) or pay any benefits not otherwise due, other than as required by any such plan or Requirements of Law, except in accordance with the Retention Agreements; or institute any increase (other than in the ordinary course of business consistent with past practice) in any bonus or incentive compensation payable with respect to any Key Independent Agent;

            (vi) except in the ordinary course of business consistent with past practice (but not in excess of 5% of existing compensation or benefits), grant to any Key Employee or any Key Independent Agent any increase in compensation or other material benefits (including any retention agreements), or grant to any Employee of the Business who is not a Key Employee any material increase in compensation or other material benefits, except as may be required under agreements or the bonus plans existing on the date hereof or in accordance with the Retention Agreements;

            (vii) enter into or amend any collective bargaining agreement;

            (viii) acquire by merger or consolidation with, or by purchase of or investment in, any amount of the Capital Stock or assets of, any business or any Person or division thereof;

            (ix) enter into any transaction or Contract which is not in the ordinary course of business consistent with past practice;

            (x) terminate or waive compliance with any material terms of any Business Agreement or materially and adversely modify or amend any Business Agreement;

            (xi) make or change any tax election for any Purchased Entity, settle or compromise any audit or Action for any Purchased Entity, change any method of accounting or enter into any arrangements with respect to Taxes which are binding with respect to post-Closing Taxable periods for any Purchased Entity, change the Tax status of any Purchased Entity for U.S. federal or other Tax purpose including through a "check


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

      the box" election or otherwise or change the structure or the ownership of the Purchased Entities;

            (xii) except as required by GAAP, make any change in credit practices or methods of maintaining books, accounts or business records or accounting policies, practices, principles or the methods by which such policies, practices or principles are applied for tax or financial reporting purposes;

            (xiii) create any new Encumbrance (other than Permitted Encumbrances) on any material asset;

            (xiv) amend the certificates of incorporation or bylaws or similar organizational documents of any Purchased Entity;

            (xv) enter into any joint venture or other similar agreement or arrangement;

            (xvi) repurchase, redeem or otherwise acquire outstanding Securities, or split, combine, or otherwise similarly change the outstanding shares of the Securities, or authorize the creation or issuance of, or issue or sell any shares of or give any Person any right to acquire from them, any shares of any Purchased Entity's Capital Stock, or declare, set aside or pay any dividend or distribution with respect to the Capital Stock of any Purchased Entity other than dividends, or distributions payable in cash;

            (xvii) make any loan, advance or capital contributions to any Person involving an aggregate amount in excess of $50,000;

            (xviii) fail to promptly pay and discharge any current Liabilities when due, except for current Liabilities that are disputed in the ordinary course of business consistent with past practice in good faith;

            (xix) enter into any intercompany Contract or amend any existing intercompany Contract (other than to effect the provisions of SECTION 7.6) in a manner adverse to the Business;

            (xx) close any of the manufacturing facilities of the Business;

            (xxi) adopt, enter into or amend any employment, consulting, severance, change in control, compensation or similar agreement, or incentive plan, severance plan, bonus plan, stock, stock option or similar plan, or any other employee benefit plan, program or policy for the benefit or welfare of any current or former employee, officer, director or consultant of any Purchased Entity or any Business Asset Employee;

            (xxii) settle or compromise any Action that restricts the operation of the Business after Closing;

            (xxiii) transfer, sell, lease, assign, pledge, license or otherwise dispose of to any Person other than a Company or encumber any Company Intellectual Property;


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

            (xxiv) reclassify any Key Independent Agent as an employee of the Business; or

            (xxv) agree to do or permit any of the foregoing or make any agreement or commitment which will result in or cause to occur a violation of any of the items contained in CLAUSES (I) through (XXIV).

            SECTION 7.5 ANTITRUST AND COMPETITION LAW COMPLIANCE. As promptly as practicable after the date of this Agreement, Buyer and Seller shall file (a) with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") the notifications and other information required to be filed under the HSR Act and
(b) with any other Governmental Bodies the notifications and other information required to be filed under other Competition Laws, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each party warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in material compliance with the requirements of the HSR Act or such other Competition Laws. Each of Buyer and
Seller: (i) agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by such agencies under the HSR Act and such other Competition Laws; (ii) shall request early termination of the notification period provided for under the HSR Act and, if applicable, such other Competition Laws; and (iii) shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC, the DOJ or other Governmental Bodies.

            SECTION 7.6 INTERCOMPANY ACCOUNTS. Except as provided in SECTION 7.14, all intercompany accounts between Seller or any of its Affiliates (other than the Purchased Entities), on the one hand, and any Purchased Entity, on the other hand, shall immediately prior to the Closing be settled without any party thereto having any continuing liability or obligation to any other. Except as set forth in SCHEDULE 7.6, any existing Contract between Seller or any of its Affiliates (other than the Purchased Entities), on the one hand, and any Purchased Entity, on the other hand, shall be terminated at or prior to the Closing without any party having any continuing liability or obligation to any other after the Closing.

            SECTION 7.7 INDEBTEDNESS; RELEASE OF GUARANTIES. Except as provided in SECTION 7.14, at or prior to the Closing, Seller shall or shall cause the Purchased Entities to eliminate (by repayment or otherwise), and Seller shall be liable for, all Debt of the Business and the Purchased Entities owed to Third Parties or Seller or any of its Affiliates (other than the Purchased Entities) that is outstanding immediately prior to the Closing. At or prior to the Closing, Buyer shall use its reasonable best efforts to (a) obtain letters of credit in replacement of the letters of credit of Seller or any Affiliate of Seller set forth in SCHEDULE 7.7 (the "IDENTIFIED GUARANTIES"), which shall be in such form and from such financial institutions satisfactory to the holder of such Identified Guaranty; and (b) cause Seller or such Affiliate to be fully released, as of the Closing Date, in respect of all obligations under such Identified Guaranties. With respect to any other obligations of Seller or any of its Affiliates under any guaranties, letters of credit, letters of comfort, bid bonds or performance bonds obtained or given by Seller or any of its Affiliates (other than the Purchased Entities) relating to the Business (i) that is given by Seller or


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any of its Affiliates after the date hereof in accordance with SECTION 7.4(B) or those that prior to the Closing Date Seller notifies Buyer in writing were inadvertently omitted from SCHEDULE 7.7 (but only to the extent such inadvertently omitted items are not, individually or in the aggregate, material in amount) (the "OTHER GUARANTIES"), Buyer shall use reasonable best efforts to cause Seller and its Affiliates (other than the Purchased Entities) to be fully released, in each case, effective as promptly as practicable, in respect of all obligations of Seller and its Affiliates (other than the Purchased Entities) and under any such Other Guaranties. If, at or prior to the Closing, Buyer is unable to effect such a substitution and release with respect to (i) any Other Guaranty after using reasonable best efforts to do so or; (ii) any Identified Guaranty, Buyer shall indemnify Seller and its Affiliates (other than the Purchased Entities) against any and all Loss or expenses arising from such Other Guaranty or such Identified Guaranty. Without limiting the foregoing, after the Closing, Buyer will not, and will not permit any of its Affiliates (including the Purchased Entities) to, renew, extend, amend or supplement any loan, contract, lease or other obligation that is covered by an Other Guaranty or an Identified Guaranty without providing Seller with evidence reasonably satisfactory to Seller that Seller's or any of its Affiliate's Other Guaranty or Identified Guaranty has been released. Any cash or other collateral posted by Seller or one of its Affiliates (other than the Purchased Entities) in respect of any Other Guaranty or any Identified Guaranty shall be promptly delivered to Seller or such Affiliate.

            SECTION 7.8 REMITTANCE OF CASH RECEIPTS. Notwithstanding anything to the contrary in this Agreement, all receipts held by the Companies on or before the Closing Date, including cash, checks and bank drafts (whether cleared before or after the Closing), and proceeds from third-party credit card or debit card transactions incurred prior to the Closing Date (whether posted before or after the Closing) shall be excluded from the transactions contemplated hereby, and Buyer shall cause payment in an aggregate amount equal to such receipts to be made to Seller immediately after Seller makes demand therefor.

            SECTION 7.9 NUTRIMETICS MALAYSIA; PHILIPPINES; NOMINEES. (a) Prior to Closing Buyer shall have either (i) elected that the Other Nutrimetics Malaysia Equity Holders remain as equity holders of Nutrimetics Malaysia (but only if the Other Nurtimetics Malaysia Equity Holders have consented in writing) or (ii) have arranged for a Person that complies with the Bumiputera equity requirements of local Requirements of Law to purchase the outstanding Capital Stock of Nutrimetics Malaysia held by the Other Nutrimetics Malaysia Equity Holders and shall have notified Seller in writing of the identify of such Person. Subject to this SECTION 7.9. Seller shall instruct the Other Nutrimetics Malaysia Equity Holders to sell, transfer, convey, assign and deliver to such Person all of the outstanding Capital Stock of Nutrimetics Malaysia owned by such Other Nutrimetics Malaysia Equity Holder, unless Buyer informs Seller in writing that Buyer has elected that the Other Nutrimetics Malaysia Equity Holders remain as equity holders and the Other Nutrimetics Malaysia Equity Holders have consented in writing. Buyer and Seller agree that the instruments of transfer for such Capital Stock will be without recourse or representation except to the extent required by local Requirements of Law. Seller shall cause Nutrimetics Australia (the other registered shareholder of Nutrimetics Malaysia that has a right of first refusal with respect to Bumiputera-held shares) to provide an express written waiver to Buyer of the right of first refusal in respect of the transfer of shares by Bumiputera shareholders in connection with the transactions contemplated hereby.


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

            (b) Except as provided in SECTION 7.9(A), Seller shall cause all Persons who hold Securities, either as nominees, trustees, directors (for the purpose of director qualifying shares) or for any other purpose, to transfer those Securities to such Person or Persons as Buyer shall designate unless Buyer informs Seller in writing that Buyer has elected for any such Person currently holding such Securities to continue to do so on Buyer's behalf and such Person has consented in writing to continue holding such Securities.

            (c) In connection with the contemplated transfer of assets from Sara Lee Philippines to SLDS Philippines, Seller shall (i) cause Sara Lee Philippines to transfer to SLDS Philippines only such Liabilities as would be Assumed Liabilities if Sara Lee Philippines were an Asset Seller and only such assets that would be Assets if Sara Lee Philippines were an Asset Seller; (ii) use its reasonable best efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary, under Requirements of Law, to ensure that Sara Lee Philippines transfer to SLDS Philippines, in a manner reasonably acceptable to Buyer from a corporate perspective such assets and Liabilities; and (iii) provide Buyer a reasonable opportunity to review and comment on the transfer documents of SLDS Philippines.

            SECTION 7.10 SECURITIES LAW LEGENDS. Buyer agrees and understands that the Securities have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction (including any foreign country), by Seller or its Affiliates and that the Securities may be sold or disposed of only in one or more transactions registered under the Securities Act and applicable state and other jurisdiction (including any foreign country) securities laws or as to which an exemption from the registration requirements of the Securities Act and applicable state and other jurisdiction (including any foreign country) securities laws is available. Buyer acknowledges and agrees that, to its Knowledge, no Person has any right to require Seller or any Selling Entity to cause the registration of any of the Securities under any securities laws. The certificates, if any, representing the Securities shall to the extent required by Requirements of Law contain a legend substantially similar to the following and other legends necessary or appropriate under applicable securities laws:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE OR OTHER JURISDICTION (INCLUDING ANY FOREIGN COUNTRY) SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE OR OTHER JURISDICTION (INCLUDING ANY FOREIGN COUNTRY) SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS EFFECTIVE OR UNLESS THE COMPANY IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH SECURITIES MAY BE SOLD WITHOUT REGISTRATION UNDER THE ACT AND SUCH LAWS.


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            SECTION 7.11 ADVISE OF CHANGES. Seller and Buyer will each promptly advise the other in writing of (and, with respect to any notice or communication, provide to Buyer or Seller, as the case may be, a copy of) (a) any event to the Knowledge of Seller or the Knowledge of Buyer, as the case may be, that would render any representation or warranty of either of Seller or Buyer contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; (b) any change, condition or event that has had or would reasonably be expected to have a Material Adverse Effect; (c) any failure of Seller or Buyer to comply in any material respect with any covenant or agreement to be complied with by Seller or Buyer; (d) any notice or other communication from any Third Party alleging that the consent of such Third Party is or may be required in connection with the transactions contemplated by this Agreement; or (e) any notice or other communication from any Governmental Body in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that any notice delivered under this SECTION 7.11 shall not be considered to be evidence of any untruth or inaccuracy of a representation or warranty, or a change, event or development or a failure to comply with any covenant or agreement hereunder unless the underlying facts giving rise to such notice constitute such an untruth or inaccuracy, change, event or development or failure to comply; and PROVIDED, FURTHER, that a failure to comply with this SECTION 7.11 shall not cause the failure of any condition set forth in ARTICLE IX or X to be satisfied unless the underlying untruth or inaccuracy of a representation or warrant, or a change, event or development or a failure to comply with any covenant or agreement hereunder would independently result in the failure of a condition set forth in
ARTICLE XI or X to be satisfied.

            SECTION 7.12 FINANCING COOPERATION. Seller agrees to use its reasonable best efforts to cooperate, and to cause its officers and employees and authorized representatives (including independent public accountants and attorneys) to provide all cooperation reasonably requested by Buyer that is necessary in connection with the arrangement of the debt financing pursuant to the Financing Commitment Letter in connection with the purchase by Buyer of the Assets and Securities, including participation in meetings, due diligence sessions, meetings with rating agencies and investors and road shows, drafting sessions and obtaining "comfort letters" and consents from auditors; PROVIDED, HOWEVER, that nothing herein will require cooperation to the extent that it would interfere unreasonably with the business or operations of Seller or any of its Affiliates; PROVIDED, FURTHER, that nothing herein will require Seller or any of its Affiliates to expend out-of-pocket money or execute any document in connection with this SECTION 7.12 prior to the Closing. Buyer shall, promptly upon the request by Seller, reimburse Seller for all reasonable out-of-pocket costs incurred by Seller or its Affiliates in connection with such cooperation.

            SECTION 7.13    FINANCING OBLIGATION.

            (a) No later than 12:00 pm New York City Time on August 15, 2005 (the "MARKETING PERIOD"), Buyer shall duly execute and deliver to Lender and Banc of America Securities LLC (with a copy to Seller) each of the BofA Financing Documents; PROVIDED, HOWEVER, that prior to the end of the Marketing Period Buyer shall have the right to enter into alternative financing arrangements if (i) during the Marketing Period Buyer is able to obtain a commitment from a nationally recognized financial institution (the "ALTERNATE LENDER") for alternative financing for at least $1,000,000,000.00 and which is on terms no less favorable to


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Buyer and Seller than the BofA Financing Documents; (ii) Buyer provides to
Seller the final versions of such documents with a reasonable time to review them; (iii) Seller determines that the terms of the alternative financing documents do not contain any conditions to the financing not included in the BofA Financing Documents and are otherwise as favorable to Seller's interests as the BofA Financing Documents (such determination to be evidenced in writing by Seller delivered to Buyer and not to be unreasonably withheld, delayed or conditioned); and (iv) simultaneous with the execution by Buyer and any of its Affiliates and the Alternate Lender and any of its Affiliates of the Alternate Financing Documents, Buyer provides Seller with the Alternate Financing Commitment Certificate duly executed by the Chief Financial Officer or General Counsel of Buyer; PROVIDED, FURTHER, that Buyer shall be entitled to modify the BofA Financing Documents prior to the end of the Marketing Period upon obtaining the prior written consent of Seller of such modifications (which consent shall not be unreasonably withheld, delayed or conditioned). The obtaining of the alternative financing described in this SECTION 7.13(A) shall be referred to as the "ALTERNATE FINANCING" and the documents executed by Buyer or any of its Affiliates and the Alternate Lender or any of its Affiliates in connection with the Alternate Financing shall be referred to as the "ALTERNATE FINANCING DOCUMENTS."

            (b) Buyer will not, and will not permit any other Person to, terminate, amend, modify or supplement (or consent or agree to the termination, amendment, modification or supplementing of) in any respect the terms or conditions of any Financing Documents, without the prior written consent of Seller (which consent shall be in the sole and absolute discretion of Seller). Buyer will use its commercially reasonable efforts to obtain the Financing. If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Documents, Buyer shall use its commercially reasonable efforts to arrange to obtain alternative financing from alternative sources on terms substantially similar to the terms of the Financing Documents and in an amount sufficient to consummate the transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event. Buyer shall give Seller prompt notice of any material breach by any party to the Financing Documents of which Buyer or any of its Affiliates becomes aware or any termination of the Financing Documents. Buyer shall keep Seller informed on a reasonably current basis in reasonable detail of the status of the Financing and provide copies of all documents related to the Financing (other than any ancillary documents subject to confidentiality agreements) to Seller.

            SECTION 7.14    CASH/THIRD PARTY DEBT.

            (a) Subject to the following provisions, Buyer is purchasing and Seller is selling the Purchased Entities on a cash-free basis and without Debt to Third Parties or Seller and its post-Closing Affiliates (the "EXCLUDED DEBT"), but the Purchased Entities are retaining any and all debt of a Purchased Entity to another Purchased Entity (the "RETAINED DEBT"), which Retained Debt will remain outstanding at the Closing. Buyer and Seller agree that any cash remaining in any Purchased Entity at Closing (the "PRE-CLOSING CASH") is the property of Seller (and not an asset of the Business or any Purchased Entity) and Buyer shall not, and shall cause each of its Affiliates (including each Purchased Entity) not to, use, transfer or otherwise dispose of any Pre-Closing Cash without the prior written consent of Seller, which Seller may withhold in its sole discretion. Seller agrees that it will use its good faith efforts to extract any Pre-Closing Cash from the Purchased Entities prior to Closing, except to the extent such extraction would


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violate Requirements of Law (such as capital requirements and the amount of distributable reserves).

            (b) Promptly after the date hereof, Buyer and Seller will work together in good faith to analyze the expected Pre-Closing Cash and Excluded Debt of each Purchased Entity and to design a mutually agreed plan for the removal of Pre-Closing Cash from the Purchased Entities and repayment (or where agreed, retention by a Purchased Entity) of Excluded Debt. Buyer and Seller will negotiate in good faith any compensation to be paid between the parties for any Excluded Debt that the parties agree will be retained by any Purchase Entity (provided that any party may elect to not so agree). The extraction of Pre-Closing Cash may entail intercompany loans, dividends, repayments of capital or such other methods as the parties agree.

            (c) The parties agree that in designing a mutually agreed plan (subject to Seller's consent as provided above) Buyer agrees that it will use reasonable best efforts to remove such Pre-Closing Cash from the Purchased Entity and pay it over to Seller, provided that Buyer and the Purchased Entities will be fully indemnified and held harmless with respect to any Tax costs (but not the cost of indirect Tax consequences resulting from the effect of any reduction in distributable reserves, capital or earnings and profits) of removing Pre-Closing Cash and shall pay to Seller only the projected after tax amount of such cash, with true up payments as necessary. Anything in the preceding sentence to the contrary notwithstanding, Buyer will have no obligation to remove Pre-Closing Cash if in Buyer's good faith judgment it would be impracticable or result in any out-of-pocket cost to Buyer that Seller would not be willing to reimburse or other adverse effect to Buyer (any of the foregoing, a "COST TO BUYER"), provided that in such case, Buyer will remain obligated not to use, transfer or otherwise dispose of such cash without Seller's express written consent and will consider in good faith INTER ALIA, a restructuring which has no net adverse effect on Buyer (at Seller's expense and request) or where appropriate, the use of such Pre-Closing Cash in Buyer's business and will in each such case, make an appropriate payment to Seller of the economic benefit to Buyer or the Business with respect to such Pre-Closing Cash, net of any Cost to Buyer in doing so.

            (d) For the avoidance of doubt, any Pre-Closing Cash held by any Purchased Entity or the Business as of the Closing will not be taken into account in the calculation of Working Capital under SECTION 3.3 hereunder.

                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

            SECTION 8.1 USE OF NAMES. (a) Other than the Trademarks identified on SCHEDULE 5.11(A), Seller is not conveying ownership rights or, except as expressly provided in the Seller Ancillary Agreements, granting Buyer or any Purchased Entity a license to use any of the Trademarks of Seller or any Affiliate of Seller, including the Trademark or trade name "Sara Lee" or any mark or name that is similar in sound or appearance to the "Sara Lee" mark or name (collectively, the "RETAINED NAMES AND MARKS") and, after the Closing, Buyer shall not, and shall not permit any Purchased Entity to, use in any manner the Retained Names and Marks or any mark confusingly similar to the Retained Names and Marks, except as provided in the Seller


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Ancillary Agreements and this SECTION 8.1. In the event Buyer or any Affiliate of Buyer violates any of its obligations under this SECTION 8.1 (and does not use the Retained Names and Marks pursuant to any of the Seller Ancillary Agreements), Seller and its Affiliates may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate, provided Seller or an Affiliate of Seller gives Buyer or any Purchased Entity notice of the violation and Buyer or the Purchased Entity does not cure the violation within seven business days in the jurisdiction in which the violation occurs following the notice or Seller and Buyer do not reach a mutually agreed upon resolution. Buyer acknowledges that a violation of this SECTION 8.1 may cause Seller and its Affiliates irreparable harm which may not be adequately compensated for by money damages. Buyer therefore agrees that in the event of any actual or threatened violation of this SECTION 8.1, subject to the notice and cure requirement of the preceding sentence, Seller and each of its Affiliates shall be entitled, in addition to other remedies that they may have, to a temporary restraining order and to preliminary and final injunctive relief against Buyer or such Affiliate of Buyer to prevent any violations of this
SECTION 8.1, without the necessity of posting a bond.

            (b) Except as expressly provided in the Seller Ancillary Agreements, Buyer shall, and shall cause the Purchased Entities to, cease promptly, but in no event later than six months after the Closing Date, using any (i) existing advertising or promotional materials, including brochures, catalogs, websites and other similar items, and (ii) existing stationery, business cards, business forms and other similar items, in each case that contain anywhere thereon any of the Retained Names and Marks; PROVIDED, HOWEVER, that Buyer shall, when using items referred to in CLAUSE (II) in the context of entering into or conducting contractual relationships, make reasonably clear to all other applicable parties that Buyer or such Purchased Entity, rather than Seller or any Affiliate of Seller, is the party entering into or conducting the contractual relationship; and PROVIDED, FURTHER, that Buyer shall ensure that personnel of the Purchased Entities and of the Business using such items shall not, and shall have no authority to, hold themselves out as officers, employees or agents of Seller or any Affiliate of Seller. Buyer shall within 20 business days following the Closing, amend the organizational documents of each Purchased Entity, as applicable, to a name which does not include the Retained Names and Marks or any word that is confusingly similar in sound or appearance to such names or marks.

            (c) Buyer shall have the right to exhaust all existing inventories of finished products and existing work in progress that contain as part of the physical products themselves any of the Retained Names and Marks, provided that Buyer shall use its reasonable best efforts to dispose of such finished products promptly after the Closing Date.

            (d) Buyer shall have the right to (i) exhaust all existing packaging that contains anywhere thereon any of the Retained Names and Marks ("MARKED PACKAGING"), including the packaging for products described on SCHEDULE 8.1(D) and (ii) prior to the six month anniversary of the Closing Date, order or purchase packaging containing the Retained Names and Marks and that is substantially similar to the Marked Packaging; PROVIDED, HOWEVER, that in no event shall Buyer or any of its Affiliates have any right to use any packaging containing the Retained Names and Marks after the one year anniversary of the Closing Date (and Buyer shall, and shall cause its Affiliates to, destroy at Buyer's expense any and all packaging described in CLAUSE (I) or (II) promptly thereafter).


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            (e) Other than as permitted under CLAUSES (B) through (D) above, the
Seller Ancillary Agreements, Buyer shall not use, without the prior written consent of Seller, any of the Retained Names and Marks (or anything confusingly similar thereto) in any manner whatsoever.

            (f) Nothing in this SECTION 8.1 shall limit or modify any rights or obligations of Seller and its Affiliates or Buyer and its Affiliates under the Ancillary Agreements.

            (g) Seller shall within 20 business days of the Closing, amend the organizational documents of each Affiliate of Seller, as applicable, to a name that does not include the Trademark or trade name "Nutrimetics," "House of Fuller," "Fuller Cosmetics," "NaturCare," "Avroy," "Avroy Shlain," "Swissgarde," "Vlijmense Belegging-Maatschappij," "Nuvo Cosmeticos," "Nuage Cosmetics," "Probemex," or "Inmobiliaria Meck-Mex" or any word that is confusingly similar in sound or appearance to such mark or name.

            SECTION 8.2     TAX MATTERS.  (a) LIABILITY FOR TAXES.

            (i) Seller shall be liable for and pay, and pursuant to ARTICLE XI (and subject to the provisions thereof (which, for the avoidance of doubt, do not include the Cap or the Basket)) shall indemnify each Buyer Group Member from and against, (A) any Incremental Subpart F Taxes and (B) all Taxes imposed on the Purchased Entities or applicable to the Business or the Assets, in each case for any liability arising in any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date including, for the avoidance of doubt, (x) any amounts payable by reason of the membership (or termination of membership) of any Purchased Entity in a consolidated or affiliated group or other relationship to another entity or similar arrangement prior to the Closing Date, whether by virtue of recapture of losses, credits, other Tax attributes or otherwise and (y) any amount arising out of or relating to the pre-closing restructuring of the Purchased Entities resident in Mexico described in SCHEDULE 8.2(A)(I) (the "MEXICAN RESTRUCTURING") or the pre-Closing removal of cash from the Purchased Entities; PROVIDED, HOWEVER, that Seller shall not be liable for or pay, and shall not indemnify any Buyer Group Member from and against, (I) any Taxes shown as a liability or reserve on the Closing Date Working Capital Statement, or
      (II) any Taxes that result from any actual or deemed election under
      Section 338 of the Code (other than the Non-U.S. Section 338 Elections) or any similar provisions of state, local or foreign law as a result of the purchase or deemed purchase of the Securities or that result from Buyer, any Affiliate of Buyer, or any Purchased Entity engaging in any activity or transaction (other than any activity or transaction undertaken by a Purchased Entity on or prior to the Closing Date at the direction of Seller) that would cause the transactions contemplated by this Agreement to be treated as a purchase or sale of assets of any Purchased Entity for federal, state or local Tax purposes (Taxes described in this proviso, hereinafter "EXCLUDED TAXES"). Seller shall be entitled to any refund of Taxes (including by reason of a reduction of Taxes to be paid) allocable to any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date, except that any credits or offset after the Closing Date for value added, goods and services or similar taxes paid before the Closing


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      Date and any Taxes shown as an asset or receivable on the Closing Date
      Working Capital Statement shall be for Buyer's account. For the avoidance of doubt, any U.S. foreign Tax credits arising under Section 902 of the Code with respect to dividends paid or deemed paid after the Closing Date by the Purchased Entities that relate to foreign income Taxes incurred prior to the Closing Date and that are not otherwise claimed on the Tax Returns of Seller or its Affiliates (after the Closing) under Section 901 or 902 of the Code shall be for the account of Buyer, and for the further avoidance of doubt Buyer shall not be required to reimburse Seller for any foreign Tax credits claimed on its Tax Returns or its Affiliate's Tax Return after the Closing.

            (ii) Buyer shall be liable for and pay, and pursuant to ARTICLE XI (and subject to the provisions thereof (which, for the avoidance of doubt, do not include the Cap or the Basket)) shall indemnify each Seller Group Member from and against, (A) all Taxes imposed on the Purchased Entities or applicable to the Business or the Assets, in each case for any liability arising in any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date and (B) Excluded Taxes. Except as otherwise provided herein, Buyer shall be entitled to any refund of Taxes (including by reason of a reduction of Taxes to be paid) allocable to any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date.

            (iii) For purposes of CLAUSES (I) and (II), any Straddle Period shall be treated on a "closing of the books" basis as two partial periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date; PROVIDED, HOWEVER, that (A) transactions occurring on the Closing Date that are properly allocable (based on, among other relevant factors, factors set forth in Treas. Reg. ss. 1.1502-76(b)(1)(ii)(B)) to the portion of the Closing Date after the Closing shall be allocated to the taxable year or period that is deemed to begin at the beginning of the day following the Closing Date, and (B) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two taxable years or periods on a daily basis. By way of further clarification, in the case of any Taxes that are imposed with respect to a Straddle Period, (1) real, personal and intangible property Taxes ("PROPERTY TAXES") of the Companies allocable to the period deemed to end on the Closing Date shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in such period and the denominator of which is the number of days in the Straddle Period; and (2) the Taxes (other than Property Taxes) of the Companies allocable to the period deemed to end on the Closing Date shall be computed as if such taxable period ended on and included the Closing Date and was therefore subject to the first sentence of this paragraph, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period. Each Company that is classified as a partnership or "flowthrough" entity for Tax purposes shall be treated for purposes of this


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      Agreement as if its taxable year ended as of the close of business on the Closing Date and Taxes attributable to the income and gain of each such entity through the close of business on the Closing Date shall be considered to be attributable to the period deemed to end on the Closing Date.

            (iv) Notwithstanding anything in this Agreement to the contrary, all sales, use, value-added, business, goods and services, transfer, documentary, stock transfer conveyancing or similar Taxes or expenses that may be imposed as a result of transactions contemplated by this Agreement (including any stamp duty or other Tax chargeable in respect of any instrument transferring property and any Taxes (other than income Taxes) payable in connection with the sale and transfer of the Transferred Intellectual Property together with any and all penalties, interest and additions to Tax with respect thereto (collectively "TRANSFER TAXES"), shall be shared equally by the Seller, on the one hand, and the Buyer, on the other hand. For the purposes of the preceding sentence, the Share Transfer Tax under article 13 par. 2 of Greek law 2238/1994 shall be considered a Transfer Tax. Notwithstanding the foregoing, any Recoverable Transfer Taxes shall be paid entirely by, shall be the responsibility of and shall be for the account of Buyer. "RECOVERABLE TRANSFER TAXES" means Transfer Taxes to the extent Buyer is entitled to recover or benefit from such Transfer Taxes by any means, including refund, input credit or reduction of its payments of Transfer Taxes. The parties shall cooperate in making, in a timely manner, all filings, returns, reports and forms as may be required to comply with the provisions of any laws relating or applicable to Transfer Taxes. Neither Seller nor Buyer, nor any of their respective Affiliates, shall take any position on any filing with any Governmental Body inconsistent with the terms set forth in this Agreement unless required to do so by applicable law.

            (v) Notwithstanding anything in this Agreement to the contrary, any Taxes relating to Independent Sales Representative Liabilities shall be governed by SECTION 8.13.

            (b) TAX RETURNS.

            (i) Seller shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) (A) all Tax Returns that are required to be filed by or with respect to the Purchased Entities on or prior to the Closing Date and (B) all Mexican income Tax Returns relating to the Purchased Entities for periods ending on or prior to December 31, 2005 ("MEXICAN RETURNS"), and Seller shall timely remit or cause to be timely remitted any Taxes due in respect of such Tax Returns. Any Tax Returns to be filed by Seller pursuant to the preceding clauses
      (A) and (B) shall be filed in a manner consistent with past practice of the Business and no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in prior periods in filing such Tax Returns (including, without limitation, any position which would have the effect of accelerating deductions to periods for which Seller or any of its Affiliates is liable or deferring income to periods for which Buyer is liable). In connection with Seller's preparation of any Mexican Returns due after the Closing Date, Buyer shall make available to Seller the services of Jesus Leal, Jesus



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      Molina and Manuela Cantoral (assuming such individuals are then employed by Buyer or any of its Affiliates), who shall provide assistance consistent with past practice at the direction of Seller. Any annual Mexican Returns and annual material income Tax Returns described in the preceding CLAUSES (A) or (B) shall be submitted to Buyer not later than 20 business days prior to the due date for filing such Tax Returns. Any monthly Mexican Return which reports the Mexican Restructuring shall be submitted to Buyer not later than 5 business days prior to the due date for filing such Tax Returns. In connection with Buyer's review of any annual Tax Returns which report the Mexican Restructuring, Seller shall provide Buyer with access to any pre-existing valuation reports, basis and earnings and profits studies and any other pre-existing information reasonably requested by Buyer in connection with its review of such Tax Returns. Seller shall consider in good faith any comments provided by Buyer, but any decision regarding the positions taken with respect to any taxable year ending on or prior to the Closing Date or, in the case of the Mexican Returns, the portion of a Straddle Period ending on the Closing Date shall (subject to the next sentence) be at the sole discretion of Seller. Notwithstanding the preceding sentence (I) if Buyer provides Seller with a tax opinion from a law firm or accounting firm experienced in such matters to the effect that the position proposed to be adopted by Seller has no "substantial authority" (as defined in the Code) or, in the case of the Mexican Returns, would in any way impair the ability of the auditor to issue a tax compliance certificate (Dictamen Fiscal), then Seller and Buyer shall negotiate in good faith to reach a mutually satisfactory position, provided that Seller shall have discretion to adopt any position that does have a substantial authority and would not impair the ability of the auditor to issue the tax compliance certificate, (II) Seller may not adopt a position that violates the second sentence hereof (requiring Tax Returns to be filed consistent with past practice), and (III) Seller shall not (except as described below) deduct any amortization on Mexican trademarks purchased by Probemex Consultoria, S de RL de CV as a result of the transactions undertaken on December 29, 2004. In the case of the Mexican Returns, with respect to any positions taken with respect to the portion of a Straddle Period beginning after the Closing Date, Buyer shall have approval rights, which approval may not be unreasonably withheld, delayed or conditioned.

            (ii) Buyer shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Purchased Entities after the Closing Date and Buyer shall remit timely or cause to be remitted timely any Taxes due in respect of such Tax Returns. With respect to Tax Returns to be filed by Buyer pursuant to the preceding sentence that relate to taxable years or periods ending on or before the Closing Date (I) such Tax Returns shall be filed in a manner consistent with past practice of the Business and no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in prior periods in filing such Tax Returns (including, without limitation, position which would have the effect of accelerating income to periods for which Seller or any of its Affiliates is liable or deferring deductions to periods for which Buyer is liable) and (II) such Tax Returns shall be submitted to Seller not later than 30 business days prior to the due date for filing such Tax Returns (or, if such due date is within 45 days following the Closing Date, as promptly as practicable following the Closing Date) for review and approval by Seller, which approval may not be


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      unreasonably withheld, delayed or conditioned, but may in all cases be withheld if such Tax Returns were not prepared in accordance with CLAUSE
      (I). With respect to any Tax Return to be filed by Buyer, Buyer shall not deduct any amortization on Mexican trademarks purchased by Probemex Consultoria, S de RL de CV as a result of the transactions undertaken on December 29, 2004; PROVIDED, HOWEVER, that if in the opinion of counsel to the Buyer, the law with respect to such transaction is favorably clarified by a subsequent court action or pronouncement of the Mexican Tax authorities, Buyer may, following written notice to Seller of such development, deduct such amortization and shall cooperate with Seller in amending any Straddle Period Tax Return to take such deduction for the benefit of Seller.

            (iii) If either party disputes the basis on which a Tax Return subject to this SECTION 8.2(B) has been prepared, the disputing party shall promptly notify the other party in writing of such disputed item or items and the basis for the disputing party's objection. Seller and Buyer shall act in good faith to resolve any such dispute prior to the date on which the relevant Tax Return is required to be filed. If Seller and Buyer cannot resolve any disputed item, the item in question shall be resolved by the Unrelated Accounting Firm as promptly as practicable, subject to the terms of this Agreement. The fees and expenses of the Unrelated Accounting Firm, together with any late filing penalties and any interest payable for late payment of Tax, shall be shared equally between Seller and Buyer.

            (iv) Seller or Buyer shall pay the other party for the Taxes for which Seller or Buyer, respectively, is liable pursuant to SECTION 8.2(A) but which are payable with any Tax Return to be filed by the other party pursuant to this SECTION 8.2(B) upon the written request of the party entitled to payment, setting forth in reasonable detail the computation of the amount owed by Seller or Buyer, as the case may be, but in no event earlier than 10 days prior to the due date for paying such Taxes, for the avoidance of doubt, without regard to any limitations set forth in ARTICLE
      XI. Each party shall forward, and shall cause its Affiliates to forward, to the party entitled pursuant to this SECTION 8.2 to a refund of Taxes, the amount of such refund within 20 days after such refund is received or applied against another Tax liability, as the case may be, in each case net of any costs to the party receiving such refund, it being understood and agreed that if such refund is as a result of a determination by a tax authority not ultimately available to the party originally claiming such refund, any amount shall be reimbursed by the other party within 10 days of the written request therefor.

            (v) None of Buyer or any Affiliate of Buyer shall (or shall cause or permit any Purchased Entity to) amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to any Purchased Entity with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of Seller.

            (vi) Buyer shall promptly cause each Purchased Entity to prepare and provide to Seller (I) in the case of any Purchased Entity for which a non-U.S. Section 338


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      Election is made within four months following the Closing Date and (II) in the case of any other Purchased Entity by November 15, 2006 a package of Tax information materials, including schedules and work papers (the "TAX PACKAGE") required by Seller to enable Seller to prepare and file any Tax Returns (including IRS Form 5471). The Tax Package shall be completed in accordance with past practice, including past practice as to providing such information.

            (c) CONTEST PROVISIONS. Buyer shall promptly notify Seller in writing upon receipt by Buyer, any of its Affiliates or any Purchased Entity of
notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities for which Seller may be liable pursuant to SECTION 8.2(A). Seller shall have the sole right to represent the Purchased Entity's interests in any Tax audit or administrative or court proceeding ("TAX PROCEEDING") relating to taxable periods ending on or before the Closing Date or otherwise relating to Taxes for which Seller may be liable pursuant to SECTION 8.2(A), and to employ counsel of its choice at its expense; PROVIDED, HOWEVER, that (A) Seller shall consult with Buyer before taking any significant action in connection with such Tax Proceeding if such Tax Proceeding would adversely affect Buyer or any of its Affiliates (including, after the Closing, the Purchased Entities), and (B) Seller shall not settle, compromise or abandon any such Tax Proceeding, if such action would adversely affect Buyer or any of its Affiliates (including, after the Closing, the Purchased Entities), without obtaining the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned. For the avoidance of doubt, Seller shall have the sole right (subject to the preceding sentence) to control any Tax Proceeding relating to the pre-Closing restructuring of the Purchased Entities resident in Mexico. In the case of a Tax Proceeding for any Straddle Period of a Purchased Entity (other than a Straddle Period governed by the preceding sentence), the Controlling Party shall have the right to control such Tax Proceeding; PROVIDED, HOWEVER, that (A) the Controlling Party shall provide the Non-controlling Party with a timely and reasonably detailed account of each phase of such Tax Proceeding; (B) the Controlling Party shall consult with the Non-controlling Party before taking any significant action in connection with such Tax Proceeding; (C) the Controlling Party shall consult with the Non-controlling Party and offer the Non-controlling Party an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding (and will consider such comments in good faith); (D) the Controlling Party shall defend such Tax Proceeding diligently and in good faith as if it were the only party in interest in connection with such Tax Proceeding;
(E) the Non-controlling Party shall be entitled to participate in such Tax Proceeding if such Tax Proceeding would have an adverse impact on the Non-controlling Party or any of its Affiliates; and (F) the Controlling Party shall not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, of the Non-controlling Party if such settlement, compromise or abandonment would adversely affect the Non-controlling Party or any of its Affiliates. "CONTROLLING PARTY" shall mean whichever Selling Entity, on the one hand, or Buyer, on the other hand, is reasonably expected to bear the greater Tax liability in connection with a Tax Proceeding for a Straddle Period, and "NON-CONTROLLING PARTY" shall mean whichever of Selling Entity, on the one hand, or Buyer, on the other hand, is not the Controlling Party with respect to such Tax Proceeding. None of Buyer, any of its Affiliates or any Purchased Entity may settle any Tax claim for any Taxes


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for which Seller may be liable pursuant to SECTION 8.2(A), without the prior written consent of Seller.

            (d) ASSISTANCE AND COOPERATION. After the Closing Date, each of Seller and Buyer shall, and shall cause its respective Affiliates to:

            (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with
      SECTION 8.2(B);

            (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of any Purchased Entity or relating to the Business or the Assets;

            (iii) retain for the applicable statutory periods, make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of any Purchased Entity or relating to the Business or the Assets;

            (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of any Purchased Entity or relating to the Business or the Assets for taxable periods for which the other may have a liability under this SECTION 8.2;

            (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period;

            (vi) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in SECTION 8.2 (A)(IV); and

            (vii) timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this SECTION 8.2.

            (e) ELECTION UNDER SECTION 338. Seller and Buyer agree that Buyer shall not make any election under Section 338 of the Code or under any applicable similar provision of state or foreign law with respect to Sara Lee Mexicana or any Purchased Entity listed on SCHEDULE 8.2(E). Buyer shall be permitted, to the extent allowed by the Code and Treasury Regulations thereunder, to make elections under Section 338 of the Code for any Purchased Entity not described in the preceding sentence (collectively, the "NON-U.S.
SECTION 338 ELECTIONS"). The Allocation Schedule described in SECTION 3.4(B) shall include allocations among the assets of each Purchased Entity for which a Non-U.S. Section 338 Election is permitted. Each of Buyer and Seller shall, and shall cause their respective Affiliates to, (i) treat the Non-U.S. Section 338 Elections as valid; (ii) file all Tax Returns in manner consistent with such Non-U.S. Section 338 Elections; and (iii) take no position contrary thereto, except to the extent required pursuant to a determination (as defined in Section 1313(a) of the Code or any similar provision of state, local or non-U.S. Requirements of Law).


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            (f) Seller and Buyer shall, and shall cause their applicable
Affiliates to, comply with the provisions of EXHIBIT R.

            (g) TAX SHARING AGREEMENTS. Except as provided on SCHEDULE 8.2(H) or as contemplated by this Agreement, (i) Seller shall cause the provisions of any Tax sharing agreement between Seller and their respective Affiliates (other than the Purchased Entities), on the one hand, and any of the Purchased Entities, on the other hand, to be terminated on or before the Closing Date and (ii) after the Closing Date, no party shall have any rights or obligations under any such Tax sharing agreements.

            SECTION 8.3 EMPLOYEES AND EMPLOYEE BENEFITS. (a) Effective as of the Closing Date, (1) the employment by Seller or any of its Affiliates of the employees of the Business other than those employed by the Purchased Entities (the "BUSINESS ASSET EMPLOYEES," which shall be set forth on SCHEDULE 8.3(A)) shall cease; and (2) Buyer shall employ (where employment continues by operation of Requirements of Law) or, where employment does not continue by operation of Requirements of Law, shall offer (or shall cause an Affiliate of Buyer to offer) to employ each Business Asset Employee (including any Business Asset Employee who is on a leave of absence for any reason) as of the Closing Date, on terms and conditions that meet the applicable Requirements of Law, other than those that will not result in a material liability to Buyer or Seller. Each Business Asset Employee whose employment continues by operation of Requirements of Law or who accepts an offer of employment on or prior to the Closing (without any rejection thereof as permitted under applicable Requirements of Law), and each Employee of the Business employed by the Purchased Entities, shall be a "TRANSFERRED EMPLOYEE." Seller and its Affiliates shall be responsible for, and shall indemnify Buyer and its Affiliates from and against any Losses related to any severance, termination indemnity, redundancy or any other similar payment incurred by Buyer or any of its Affiliates with respect to (1) any Business Asset Employee who is not a "Transferred Employee", or who would be a "Transferred Employee" but who withholds his individual consent or objects to the transfer under applicable Requirements of Law and thus refuses to become an employee of Buyer or any of its Affiliates (PROVIDED, HOWEVER, that where the Buyer or one of its Affiliates fails to make a proper offer of employment as contemplated by this Agreement, Seller and its Affiliates shall not be responsible for any such liability) and (2) any other employee of Seller or its Affiliates who is not an Employee of the Business. The parties agree to comply with such Requirements of Law to the extent required to transfer a Business Asset Employee in a timely manner, including the making of a specific offer of employment, and any required consultations, approvals, and notifications. Buyer shall have no obligation under this Agreement to provide employment to any Business Asset Employee who properly rejects such offer to become a Transferred Employee. Except as otherwise provided in this SECTION 8.3, all Transferred Employees will cease to accrue benefits under and participate as active participants in all Employee Benefit Plans and Required Plans which are not Assumed Plans as of the Closing Date. Any employee of Seller or any Affiliate of Seller other than a Purchased Entity who is not a Business Asset Employee and who actively participates in any Assumed Plan shall cease such participation effective as of the Closing Date. Seller will transfer any work permits or passes applicable to the Transferred Employees, to the extent permitted by applicable Requirements of Law and the cost of such transfer shall be shared equally by Buyer and Seller. Within 30 days after the later of the date of this Agreement (subject to any applicable Requirements of Law, including without limitation any employee consent) or


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the receipt of any required employee consent, Seller shall provide Buyer the following information with respect to each Employee of the Business who has consented to the provision of such information, such individual's (i) years of service; (ii) job title; (iii) base salary or current wages; (iv) date of hire;
(v) employment status; and (vi) work location. To the extent permitted by applicable Requirements of Law (including without limitation any employee consents), Seller shall update the information required to be provided by the preceding sentence and shall deliver such updated information to Buyer no later than 15 days prior to the later of the Closing Date or the receipt of any required employee consent.

            (b) Buyer and Seller declare that for European Employees, the transactions contemplated by this Agreement shall be considered to constitute the transfer of an undertaking for the purpose of Council Directive 2001/23 dated March 12, 2001 on Transfers of Undertakings and the national laws and regulations implementing such directives in the European Union member states (the "TRANSFER REGULATIONS"). Except to the extent otherwise provided in this Agreement, Buyer and Seller understand and agree that any Liability, and all related costs, of any Selling Entity for European Employees will transfer to Buyer on the Closing Date.

            (c) Unless prohibited under applicable Requirements of Law, Transfer Regulations or the terms of any contract, Buyer and Seller agree that the contracts of employment of Transferred Employees and any contractual rights of Transferred Employees will have effect from the Closing Date as if originally made between Buyer and the Transferred Employees with positions, duties, responsibilities, employee benefit plans, base salary, bonuses, incentive remuneration programs, vacation pay, deferred remuneration and other terms and conditions of employment, including those arising from collective labor agreements, which are the same as those existing terms and conditions in effect with Seller and any of its Affiliates on the Closing Date and for the period as required by applicable Requirements of Law, and Buyer shall fully indemnify Seller and its Affiliates for any actions taken by Buyer on or after the Closing relating to such terms and conditions of employment; PROVIDED, HOWEVER that, unless required by applicable Transfer Regulations, Requirements of Law or the relevant contracts of employment, Buyer shall not be required to continue any such terms and conditions beyond the Closing Date. In computing the amount of entitlement under all terms and conditions of employment as well as the entitlement from employee benefit plans (including any severance plans), service with both Seller (including any Affiliate of Seller) and Buyer shall be taken into account, other than where such crediting of service would result in a duplication of benefits and excluding any Liabilities with respect to any defined benefit pension plans. Except to the extent otherwise provided in this Agreement, Buyer and Seller understand and agree that any Liability, and all related costs, of any Selling Entity for Other Employees will transfer to Buyer on the Closing Date. Buyer is not assuming, and will not have liability for the continuation of, or any liability for claims under, any Employee Benefit Plans or Required Plans (other than the Business Plans) applicable to the Transferred Employees, and Buyer will not be deemed a successor employer to Seller or any of its Affiliates with respect to any such Employee Benefit Plan or Required Plan, except to the extent set forth in this Agreement with respect to Assumed Plans or as required by the Requirements of Law. No plan adopted or maintained by Buyer with respect to the Transferred Employees will be deemed a successor plan of any plan maintained or adopted by Seller or its Affiliates. Notwithstanding anything to the contrary hereunder, Seller


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shall be solely liable for any plan, program, agreement or arrangement (if any)
implemented by Seller or its Affiliates (as such Affiliates exist on or prior to Closing) with respect to Transferred Employees providing financial incentives to retain such Employees relating to their service with Seller or its Affiliates during the process of selling the Business (the "RETENTION AGREEMENTS").

            (d) Buyer and Seller shall comply with all applicable Requirements of Law relating to employee notices, consultations and communications in connection with the transactions contemplated by this Agreement and shall provide each other with all information reasonably necessary for the other party to comply with the information and consultation provisions of the Transfer Regulations and all other applicable Requirements of Law.

            (e) With respect to any funded Assumed Plan, Seller or its Affiliates shall cause to be transferred to the applicable Purchased Entity the assets associated with such Assumed Plan. Where the funded Assumed Plans include assets in respect of employees who will remain with any Affiliates of Seller, Seller's actuaries and Buyer's actuaries will jointly determine a basis for determining those assets, if any, which will be retained by Seller, and an appropriate timetable, subject to Requirements of Law and applicable consents. The payments or assignments described in this SECTION 8.3(F) will be made no later than the later of (i) six months after the Closing Date and (ii) the date on which such payment, transfer or assignment may be made consistent with Requirements of Law, applicable consents, or as otherwise agreed by Seller and Buyer. Buyer will accept the assignment of any assets and will use its reasonable best efforts to ensure that the administrators or other responsible persons of Buyer's employee benefit plans will accept such payment, transfer or assignment. Following the transfers described above, Seller and its Affiliates will be discharged from any further Liability (for all accrued benefits and for the payment of all benefit payments under such plans) with respect to the Transferred Employees and any other terminated vested participants and any beneficiaries of such Employees or participants, and Buyer shall fully indemnify Seller and its Affiliates relating to all such liabilities (which indemnity shall survive indefinitely). If Seller's actuaries and Buyer's actuaries cannot agree on a determination of amounts to be determined under this SECTION 8.3(F), then Buyer and Seller will agree on a Third Party independent actuary to make such determination, whose expenses will be shared equally by Buyer and Seller, and whose determination will be final and binding on all parties. Where the Assumed Plans are unfunded, there will be no transfer of assets pursuant to this Agreement other than as set forth in SECTION 3.2(H), and notwithstanding anything to the contrary in this Agreement, neither Seller nor any of its Affiliates will have any further Liability (for all accrued benefits and the payment of all benefits payable under such plans) with respect to Transferred Employees, terminated vested plan participants, beneficiaries or Buyer with respect to such Assumed Plans as of the Closing Date.

            (f) As of the Closing, Buyer will assume all Liabilities of Seller and its Affiliates to Transferred Employees for any accrued vacation entitlement and vacation pay entitlement to the extent such Liability is properly reflected on the Closing Date Working Capital Statement. Seller and its Affiliates will have no obligation to make any payment to Transferred Employees after the Closing with respect to any such accrued vacation entitlement and vacation pay entitlement to the extent such Liability is properly reflected on the Closing Date Working Capital Statement.


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            (g) Seller shall be responsible for making all bonus payments under the existing bonus plans for the fiscal year ending July 2, 2005. Effective as of the Closing Date, Buyer shall assume all Liabilities of Seller and its Affiliates to Transferred Employees for accrued bonuses for the fiscal year ending July 1, 2006 and shall pay to such Transferred Employees the bonuses they have earned under such bonus programs at the end of the bonus determination period that includes the Closing Date. The determination regarding whether the individual bonus criteria have been satisfied with regard to the respective Transferred Employees shall be determined jointly by Seller and the Chief Executive Officer of the Business, and the determination of whether the Seller performance criteria have been satisfied shall be determined in good faith by Seller. If applicable, within 5 business days following the date on which such bonuses are paid to the Transferred Employees, Seller shall pay to Buyer an amount equal to the excess of the actual bonus amounts paid pursuant to this
SECTION 8.3(G) over the bonus amounts included in Final Working Capital.

            (h) As soon as practicable following the date of this Agreement, Seller shall use its reasonable best efforts to deliver or make available to Buyer copies, to the extent applicable, of (i) the most recent regulatory approval issued by the relevant national or provincial tax authority and most recent annual report for each Business Plan (other than a Required Plan not maintained by the Seller or any of its Affiliates), and (ii) copies of a form of employment agreement or independent contractor/sales representative agreement used by the Business in each country.

            (i) Seller shall deliver to Buyer at Closing a true and complete list of all Key Independent Agents as of the day prior to the Closing Date.

            (j) Buyer and Seller will cooperate to effectuate the provisions of this SECTION 8.3, including, informing and consulting with trade unions, works councils, and employee representatives prior to the Closing Date in accordance with, and at such time or times as shall be required under, applicable Requirements of Law. Buyer and Seller shall cooperate and consult with one another as necessary as to the content of such information and consultation. In addition, Seller and its Affiliates shall reasonably cooperate with Buyer in allowing Buyer access to the Employees of the Business for interviews on a mutually convenient basis prior to the Closing Date, as well as access to their personnel records and other related information, as reasonably requested by Buyer to the extent permitted by applicable Requirements of Law (including without limitation any employee consents).

            (k) This Agreement and specifically the provisions of this SECTION
8.3 hereof shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement or this SECTION 8.3, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 8.4 INSURANCE; RISK OF LOSS. (a) From the date hereof to the Closing Date, Seller and Buyer will cooperate reasonably to develop and implement a transition plan with respect to insurance coverage for the Purchased Entities and the Business.


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            (b) Seller will cause the Companies to keep insurance policies currently maintained by the Companies and their Affiliates covering their respective businesses, assets and current or former employees, as the case may be, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date, and Buyer shall become solely responsible for all insurance coverage and related risk of loss based on events occurring after the Closing Date with respect to the Business. All proceeds of insurance payable (in excess of any deductible, retention or self-insurance amount) in respect of any event that occurs on or before the Closing Date, to the extent that the proceeds are for damaged properties or assets that constitute Assets and would otherwise be payable to Seller or its Affiliates, shall be received by Seller and (a) to the extent the damage to the Assets or the assets of the Purchased Entities to which the proceeds pertain has not been repaired or restored or paid for by Seller, shall be paid over to Buyer at the Closing, or, if no proceeds have been received before the Closing, Seller shall assign any of its claims thereto to Buyer promptly following the Closing Date, and (b) to the extent the damage to the Assets or the assets of the Purchased Entities to which the proceeds pertain has been repaired or restored or paid for by Seller, shall be retained by Seller on or prior to the Closing, or, if no proceeds have been received before the Closing, Seller shall be entitled to all claims thereto. Provided that Seller complies with Seller's obligations under this SECTION 8.4, neither the occurrence of any casualty damage nor the payment, receipt or collection of insurance proceeds shall be included or accounted for in any way under the provisions of SECTION 3.3 or in the determination of Final Working Capital. To the extent that after the Closing any party hereto requires any information regarding claim data, payroll or other information in order to make filing with insurance carriers or self insurance regulators from another party hereto, the other party will promptly supply such information.

            SECTION 8.5 FEES AND EXPENSES. Except as provided in this SECTION
8.5 whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, PROVIDED, HOWEVER, that all expenses incurred in connection with obtaining any title commitments shall be paid by Buyer; and PROVIDED FURTHER, that all costs and expenses incurred prior to the Closing in connection with this Agreement and the transactions contemplated hereby including the fees and disbursements of counsel, financial advisors and accountants, by Seller, a Company or any of their Subsidiaries or Affiliates shall be paid by Seller.

            SECTION 8.6     NONCOMPETE.

            (a) In furtherance of the sale of the Assets, the Purchased Entities and the Business to Buyer hereunder by virtue of the transactions contemplated hereby, Seller covenants and agrees that, for a period ending on the thirty-six
(36) month anniversary of the Closing Date (the "CONTROL PERIOD"), neither Seller nor any of its Affiliates will directly or indirectly engage in, or invest in, own, manage, operate or control any enterprise that engages in the business of selling through independent sales representatives or consultants directly to consumers in a face-to-face manner, which may involve the use of computer interfaces between the vendor and consumer, but without involvement directly or indirectly of a fixed retailer, wholesaler or other broker any of the following consumer products: cosmetics, fragrances and toiletries, jewelry,


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apparel, home care products, hair care, baby care, body care products, and nutritional products (the "PROHIBITED BUSINESS"); PROVIDED, HOWEVER, that nothing set forth in this SECTION 8.6 shall:

            (i) restrict or prohibit Seller and its Affiliates from selling products directly to consumers through e-commerce websites not conducting the Prohibited Business; and

            (ii) prohibit Seller or its Affiliates from (A) owning not in excess of 5% in the aggregate of any class or series of Capital Stock of any Person if such Capital Stock is publicly traded and listed on any national or regional stock exchange or on the NASDAQ national market or (B) acquiring by virtue of merger, business combination, asset transfer or otherwise, and thereafter operating, the assets or a business of any Third Party which assets or business are similar to and/or in competition with the Prohibited Business so long as such business represented no more than fifteen percent 15% of the revenues of such Person at the time of the acquisition;

            (b) During the Control Period, Seller shall not license to any enterprise that engages in the business of selling through independent sales representatives or consultants directly to consumers in a face-to-face manner, which may involve the use of computer interfaces between the vendor and consumer, but without involvement directly or indirectly of a fixed retailer, wholesaler or other broker (an "OTHER DIRECT SELLING BUSINESS"), the trademark and trade name "Sara Lee" for use in the marketing or branding of the sales force organization of an Other Direct Selling Business.

            (c) During the Control Period, Seller and its Affiliates shall not sell to an Other Direct Selling Business in the jurisdictions in which the Business is located or conducted cosmetics, fragrances and toiletries, jewelry, home care products, hair care, baby care, body care products and nutritional products bearing the trademark "Sara Lee"; provided that nothing in this SECTION 8.6(C) shall:

            (i) prohibit Seller and its Affiliates from licensing, distributing or selling to any third-party any product otherwise sold by Seller and its Affiliates outside of the Prohibited Business; and

            (ii) prohibit Seller and its Affiliates from affixing on the products in small type the "Sara Lee" corporate name and address, as required by law and/or as an indication of the source or the marketer of the product, but not as a brand.

            (d) Nothing in this SECTION 8.6 shall be deemed to limit or modify the rights and obligations of Buyer and its Affiliates and Seller and its Affiliates under the Ancillary Agreements, including but not limited to the exclusive time periods granted therein.

            (e) This SECTION 8.6 shall cease to apply to any Person at such time as it is no longer an Affiliate of Seller.

            SECTION 8.7 NON-SOLICITATION OF EMPLOYEES. None of Seller, any of its Affiliates or any of their respective officers, directors, employees, agents or representatives (acting on behalf of Seller or its Affiliates) will at any time prior to the period ending on the 24


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month anniversary of the Closing Date, directly or indirectly, solicit the employment of any Transferred Employee; PROVIDED, HOWEVER, that the restrictions set forth in this SECTION 8.7 shall not apply in respect of any Transferred Employees who is either terminated by Buyer or its Affiliates or terminates his or her employment with Buyer or its Affiliates through his or her own initiative and without any encouragement from Seller, any of its Affiliates or any of their respective officers, directors, employees, agents or representatives (acting on behalf of Seller or its Affiliates). For purposes of this SECTION 8.7, the term "solicit the employment" shall not be deemed to include generalized searches for employees through media advertisements that are not directed at Persons employed in the Business by Buyer and its Affiliates or any successor.

            SECTION 8.8 DURATION AND SCOPE. The parties agree that the covenants contained in SECTIONS 8.6 and 8.7 are, taken as a whole, reasonable in their geographic scope and their duration and no party shall raise any issue of the reasonableness of the scope or duration of the covenants in any proceeding to enforce any such covenants. If, in any judicial proceeding, a court shall refuse to enforce any separate covenant, then the unenforceable covenant shall be modified in order to make it acceptable to the court and enforced accordingly or, if necessary, deemed eliminated to the extent necessary to permit the remaining separate covenants to be enforced. Seller agrees that any remedy at law for any breach of SECTION 8.6 or 8.7 would be inadequate, and Buyer would be entitled to seek injunctive relief in such case.

            SECTION 8.9 CONFIDENTIALITY UNDERTAKINGS. Promptly following the date hereof, to the extent permitted under any confidentiality agreements (to the extent such agreements pertain to the potential sale of the Business) entered into by Seller (or its representatives or Affiliates) with any Person in connection with the proposed sale of the Business and in accordance with the terms thereof, Seller shall request the return or destruction of all information related to the Business which shall have been furnished to each such Person. Prior to the Closing, Seller shall not amend, modify or supplement, in each case in a manner materially adverse to Buyer's interest, or grant any consent or waiver under or with respect to, any of such confidentiality agreements without Buyer's prior written consent (which consent will not be unreasonably withheld, delayed or conditioned) and shall cause the same to remain in full force and effect to the extent such amendment, modification, supplement, consent or waiver relates to information related to the Business.

            SECTION 8.10 NO NEGOTIATION OR SOLICITATION. Prior to the Closing Date, Seller and its Affiliates will not (and Seller will cause each of its employees, officers, directors, representatives and agents not to) (a) solicit, initiate, consider, entertain, encourage (including by way of furnishing information), knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any proposal or offer from, or enter any agreement, letter of intent or similar document or any contract, understanding or commitment contemplating or otherwise relating to, that constitutes, or would reasonably be expected to result in, a proposal or offer for, the direct or indirect acquisition (by purchase of assets, Capital Stock, merger or otherwise) of the Business or (except to the extent permitted by SECTION 7.4) any material portion of the Assets, or (b) participate in any direct or indirect discussions or negotiations (and Seller shall immediately cease any direct or indirect discussions or negotiations that are ongoing) regarding, furnish any information with respect to, assist or participate in, or facilitate or take any


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other action to facilitate in any other manner any effort or attempt by any
Third Party to do or seek, any of the foregoing.

            SECTION 8.11 ACCESS TO RECORDS; OTHER. Subject to Buyer's obligations under the Confidentiality Agreement and subject to obtaining any necessary consents from Third Parties (including the consent of such party's accountants in the case of accountant's work papers), on and after the Closing Date, each of Seller and Buyer will afford to the other and its officers, employees, representatives and agents reasonable access to its and its Affiliates' books of account, financial and other records (including accountant's work papers), information, employees and auditors to the extent necessary or useful in connection with any audit, investigation, dispute or litigation with a Third Party relating to the Business or the Assets; PROVIDED, HOWEVER, that any such access by Seller or Buyer shall not unreasonably interfere with the conduct of the business of the other party and the party requesting access shall bear all of the out-of-pocket costs and expenses (including attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing sentence; PROVIDED, FURTHER that neither party shall be required to violate any obligation of confidentiality or any Requirement of Law to which such party or any of its Affiliates is subject or to waive any privilege which such party or any of its Affiliates may possess in discharging its obligations pursuant to this SECTION 8.11. Notwithstanding the foregoing, the obligations of each party pursuant to this SECTION 8.11 shall be subject to the right of the party providing access to determine, in its discretion, the appropriate timing of the disclosure of information it deems proprietary commercial information or privileged.

            SECTION 8.12 FURTHER ACTION REGARDING INTELLECTUAL PROPERTY. (a) If, after the Closing Date, Seller or Buyer identifies: (i) any Company Intellectual Property owned by or with respect to the Middle East for the benefit of Seller or an Affiliate of Seller that as of the Closing Date should have been but inadvertently was not previously transferred by any Asset Seller to Buyer or such transfer to Buyer is subject to a required consent from a Third Party that inadvertently was not identified on SCHEDULE 5.11(C) or 5.4; (ii) with respect to any registered Trademark, Patent Right or Copyright, or pending application that inadvertently was not: (A) included in SCHEDULE 5.11(A); (B) owned by a Company as represented in SECTION 5.11(C)(III) or registered in the name of a Company as represented in SECTION 5.11(C)(III); (C) filed in the name of a Company as represented in SECTION 5.11(C)(VI); or (D) expressly assigned from an Asset Seller to Buyer or its applicable Subsidiary and recorded in the name of a Buyer or such Subsidiary in a relevant jurisdiction; or (iii) any Third Party Licenses that should have been but inadvertently was not listed on SECTION 5.11(B), then Seller (subject to SECTION 13.12 and if Buyer identifies any such Company Intellectual Property or Third Party License more than two years after the Closing Date, to the extent Seller has the right to do so) shall promptly transfer or cause the transfer of such Company Intellectual Property to Buyer, subject to the terms of this Agreement, at Seller's cost and for no additional consideration, or take such other remedial action as may be then be necessary to correct the failure or inaccuracy of representation or warranty, including executing such additional documents as the Buyer may deem reasonably necessary, which documents shall be without representation by or recourse to Seller or any of its Affiliates. Buyer's sole remedy for any such inadvertent failure or inaccuracy of representation or warranty shall be to take the action(s) in accordance with this SECTION 8.12(A). Nothing herein


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shall prevent a party from contesting the determination or belief of another party that any Company Intellectual Property or Third Party License is subject to this SECTION 8.12(A).

            (b) If, after the Closing Date, Seller or Buyer identifies any item of Intellectual Property that should not have been but was inadvertently transferred by any Asset Seller to Buyer, Buyer shall, subject to the terms of this Agreement, promptly transfer or cause the transfer of such Intellectual Property to Seller for no additional consideration if and to the extent it has the right to do so. Seller's sole remedy for any such inadvertent transfer shall be the transfer back of such Intellectual Property in accordance with this
SECTION 8.12(B). Nothing herein shall prevent a party from contesting the determination or belief of another party that any Intellectual Property is subject this SECTION 8.12(B).

            (c) If Seller, any Asset Seller or any of its or their employees or agents is deemed under applicable Requirements of Law to retain any rights in the Transferred Intellectual Property, Seller hereby waives and agrees not to exercise, and will use reasonable efforts to cause its employees and agents to, and will cause the Asset Sellers to, and cause Asset Seller to use reasonable efforts to cause their employees and agents to, waive and agree not to exercise, all such rights. To the extent that such waivers or agreements are deemed unenforceable under applicable Requirements of Law, Seller hereby grants, and will use reasonable efforts to cause its employees and agents to, and will cause the Asset Sellers to, and cause Asset Sellers to use reasonable efforts to cause their employees to, grant to Buyer a perpetual, worldwide, irrevocable and royalty-free license to make, have made, use, sell, reproduce, distribute, publicly display, create derivative works of, transmit, and modify any Transferred Intellectual Property, without identifying or seeking the consent of Seller, the Asset Sellers or any of its or their employees or agents. Notwithstanding the foregoing, Seller or any Asset Seller shall not be required to expend money, incur out-of-pocket expense, commence or participate in any litigation offer or grant an accommodation or undertake any Liability, in which case financial or otherwise, to any Third Party in connection with the exercise of their reasonable efforts.

            (d) No later than (i) one month after the Closing Date, Seller shall deliver to Buyer certificates of registration of the registered Trademarks and
(ii) a reasonable period of time after the Closing Date, but no later than 12 months after the Closing Date (unless Seller gives reasonable evidence to Buyer that this timeframe must be extended for one or more countries), Seller shall deliver to Buyer duly executed deeds of assignment regarding the registered Trademarks (legalized by notary, Apostil or Consul) on behalf of the Asset Sellers. All costs related to the execution of such deeds of assignment on behalf of Buyer and the registration of such deeds with the relevant trademark registrars will be borne by Buyer.

            SECTION 8.13    MEXICAN INDEPENDENT SALES REPRESENTATIVE
LIABILITY.

            (a) Except as provided in SECTION 8.13(B), during the period from the Closing Date to the 60 month anniversary of the Closing Date (the "EXCLUDED PERIOD"), the Mexican Independent Sales Representative Liability shall be a Liability of Seller and not Buyer, an "Excluded Liability". Except as provided in SECTION 8.13(B), from the end of the Excluded Period and thereafter, all Mexican Independent Sales Representative Liability shall be a Liability of Buyer and not Seller, an "Assumed Liability." For the avoidance of doubt, (i) except as


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provided in this SECTION 8.13, all Independent Sales Representative Liability
attributable to periods prior to Closing (other than the Mexican Independent Sales Representative Liability which is governed by this SECTION 8.13) shall be an "Excluded Liability" and (ii) all Independent Sales Representative Liability attributable to periods after the Closing shall be a Liability of Buyer or its applicable Subsidiary.

            (b) Notwithstanding SECTION 8.13(A), if any action, claim, proceeding, suit, litigation or complaint is instituted or commenced during the Excluded Period with respect to any Mexican Independent Sales Representative Status or any Mexican Independent Sales Representative Liability, any Mexican Independent Sales Representative Liability resulting from such action, claim, proceeding suit, litigation or complaint shall remain an Excluded Liability after the Excluded Period.

            (c) The following contest procedures shall be followed with respect to any investigation, inquiry or Action relating to any Independent Sales Representative Status or Independent Sales Representative Liability for which Seller may be liable pursuant to this SECTION 8.13. Buyer shall promptly notify Seller in writing upon receipt by Buyer or any of its Affiliates (including, after Closing, any Purchased Entity) of notice of any pending or threatened investigation, inquiry or Action for which Seller may be liable pursuant to
SECTION 8.13. Seller shall have the right to represent and control the defense of the Purchased Entity's and the Business's interests in any investigation, inquiry or Action ("INDEPENDENT SALES REPRESENTATIVE PROCEEDING") relating to any Independent Sales Representative Liability for which Seller may be liable, and to employ counsel of its choice at its expense; PROVIDED, HOWEVER, that (i) Seller shall provide Buyer with a timely and reasonably detailed account of each phase of such Independent Sales Representative Proceeding; (ii) Seller shall consult with Buyer before taking any significant action in connection with such Independent Sales Representative Proceeding; (iii) Seller shall consult with Buyer and offer Buyer an opportunity to comment before submitting any written materials prepared or furnished in connection with such Independent Sales Representative Proceeding (and will consider such comments in good faith); (iv) Seller shall not settle, compromise or abandon any such Independent Sales Representative Proceeding without obtaining the prior written consent of Buyer if such settlement, compromise or abandonment would adversely affect the Buyer or any of its Affiliates, which consent shall not be unreasonably withheld, delayed or conditioned; and (v) Buyer may employ its own counsel at its expense in the event of a conflict of interest between Seller and Buyer or in the event Seller elects not to or fails to represent and control (but in any event within 30 days of notice from Buyer of such investigation, inquiry or Action) such defense (the parties acknowledge and agree that which party would be responsible for any Independent Sales Representative Liability will not give rise to or be taken into consideration in determining whether a conflict of interest exists). For the avoidance of doubt, notwithstanding any conflict of interest described in CLAUSE V, Seller shall have the sole right to represent and control the defense of such investigation, inquiry or Action described in this SECTION 8.13(C). Buyer and Seller agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such investigation, inquiry or Action. For the avoidance of doubt, neither Buyer nor any of its Affiliates shall have any right to compromise, settle, admit or otherwise address any Independent Sales Representative Liability for which Seller is or may be liable.


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            (d) If Seller or any of its Affiliates incurs any Mexican
Independent Sales Representative Liability, within 5 business days after written notice from Seller of such Liability, Buyer shall pay to Seller by wire transfer of immediately available funds an amount equal to 20% of such Liability; PROVIDED, HOWEVER, that the aggregate amount Buyer shall be required to pay under this SECTION 8.3(D) shall not exceed $3,000,000.00.

            (e) Buyer agrees (i) to notify Seller in writing at least 20 days (or if 20 days notice is impracticable, as soon as practicable) in advance of taking any action that would reasonably be expected to result in any investigation, inquiry or Action subject to SECTION 8.13(C) or any Independent Sales Representative Liability for which Seller may be liable and (ii) to consult with Seller (and consider Seller's views in good faith) with respect to any actions described in CLAUSE (I) and reasonably cooperate with Seller (including, modifying or forgoing such action) in order to avoid any such investigation, inquiry or Action provided that Buyer shall not be required to take or not take any action that would adversely affect Buyer or any of its Affiliates or cause Buyer or any of its Affiliates to incur any out-of-pocket expense which Seller is unwilling to reimburse Buyer or its applicable Affiliate. Subject to the preceding sentence, Buyer shall have the sole right to determine whether to take or not take any such action.

                                  ARTICLE IX
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

            The obligations of Buyer under this Agreement shall be subject to the satisfaction or waiver by Buyer, on or prior to the Closing Date, of the following conditions:

            SECTION 9.1 COMPETITION LAWS. (a) The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

            (b) Any filing, consent, clearance or approval required to be made, obtained or received under any Competition Law (other than the HSR Act) in connection with the transactions contemplated hereby shall have been made, obtained or received, except where the failure to make, obtain or receive such filings, consents, clearances or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, but without giving effect to the transactions contemplated by this Agreement and the Ancillary Agreements.

            SECTION 9.2 NO ORDER. No Governmental Body having jurisdiction over Buyer or Seller shall have issued any Requirement of Law which is then in effect and has, and no Action by a Governmental Body shall have been instituted with, the effect or purpose of prohibiting, enjoining, restricting or restraining the purchase and sale of any portion of the Assets or Securities.

            SECTION 9.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement, when read without any qualification for or references to "materiality," "material," "in all material respects," "Material Adverse Effect" or "knowledge" (collectively, the "MATERIALITY QUALIFIERS"), shall be true and correct both on the


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date hereof and on the Closing Date as though made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), except for (a) changes therein resulting from any transaction after the date hereof expressly consented to in advance in writing by Buyer after the date of this Agreement (which writing shall make specific reference to SECTION 9.3(A)); and (b) failures of representations and warranties to be true and correct which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; PROVIDED, HOWEVER, that each of the representations and warranties in SECTIONS 5.2(A), 5.3, and 5.4(A) when read without any Materiality Qualifier, shall be true and correct in all material respects both on the date hereof and on the Closing Date as though made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date).

            SECTION 9.4 PERFORMANCE OF OBLIGATIONS. Seller shall have performed in all material respects all of its covenants and agreements required by this Agreement to be performed at or prior to the Closing.

            SECTION 9.5 CLOSING CERTIFICATE. There shall have been delivered to Buyer a certificate dated the Closing Date, signed on behalf of Seller by a duly authorized executive officer of Seller, confirming the satisfaction of the conditions set forth in SECTIONS 9.3 and 9.4.

            SECTION 9.6 AUDITED FINANCIAL STATEMENTS. Seller or the Auditors shall have delivered to Buyer the Audited Financial Statements.

            SECTION 9.7 GOVERNMENTAL APPROVALS; THIRD PARTY CONSENTS. The parties shall have received all approvals and actions of or by all Governmental Bodies and Third Parties set forth on SCHEDULE 9.7.

            SECTION 9.8 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

            SECTION 9.9 FINANCING. Buyer shall have obtained the proceeds of the Financing that are sufficient, together with cash on hand, to consummate the transactions contemplated hereby as contemplated by the Financing Documents or, in case the Financing is unavailable because the conditions in the Financing Commitment Letter to obtaining the Financing have not been and would not be at Closing satisfied, proceeds of substitute debt financing in accordance with
SECTION 7.13 that are sufficient, together with cash on hand, to consummate the transactions contemplated hereby.

                                  ARTICLE X
                CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

            The obligations of Seller under this Agreement shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:


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            SECTION 10.1 COMPETITION LAWS. (a) The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

            (b) Any filing, consent, clearance or approval required to be made, obtained or received under any Competition Law (other than the HSR Act) in connection with the transactions contemplated hereby shall have been made, obtained or received, except where the failure to make, obtain or receive such filings, consents, clearances or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, but without giving effect to the transactions contemplated by this Agreement and the Ancillary Agreements.

            SECTION 10.2 NO ORDER. No Governmental Body having jurisdiction over Buyer or Seller shall have issued any Requirement of Law which is then in effect and has, and no Action by a Governmental Body shall have been instituted with, the effect or purpose of prohibiting, enjoining, restricting or restraining the purchase and sale of any portion of the Assets or Securities.

            SECTION 10.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement, when read without any qualification for or references to any Materiality Qualifier shall be true and correct both on the date hereof and on the Closing Date as though made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), except for (a) changes resulting from any transaction after the date hereof expressly consented to in advance in writing by Seller after the date of this Agreement (which writing shall make specific reference to SECTION 10.3(A)); and (b) failures of representations and warranties to be true and correct which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that each of the representations and warranties in SECTION 6.2(A), when read without any Materiality Qualifier shall be true and correct in all material respects both on the date hereof and on the Closing Date as though made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date).

            SECTION 10.4 PERFORMANCE OF OBLIGATIONS. Buyer shall have performed in all material respects all of its covenants and agreements required by this Agreement to be performed at or prior to the Closing.

            SECTION 10.5 CLOSING CERTIFICATE. There shall have been delivered to Seller a certificate dated the Closing Date, signed on behalf of Buyer by a duly authorized executive officer of Buyer, confirming the satisfaction of the conditions set forth in SECTIONS 10.3 and 10.4.

            SECTION 10.6 GOVERNMENTAL APPROVALS; THIRD PARTY CONSENTS. The parties shall have received all approvals and actions of or by all Governmental Bodies and Third Parties set forth on SCHEDULE 10.6.


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                                   ARTICLE XI
                                 INDEMNIFICATION

            SECTION 11.1 INDEMNIFICATION BY SELLER. (a) From and after the Closing, Seller agrees to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:

            (i) any breach of any warranty or the inaccuracy of any representation of Seller contained in this Agreement, any Seller Ancillary Agreement or in any certificate, schedule, exhibit, annex, document or other instrument attached hereto or thereto or delivered by Seller or any of its Affiliates pursuant hereto or thereto;

            (ii) any breach by Seller of, or failure by Seller to perform, any of its covenants or obligations contained in this Agreement; and

            (iii) any Excluded Liabilities, any Seller Assumed Liabilities and any other Liabilities which are the responsibility of Seller pursuant to this Agreement, including SECTIONS 8.2, 8.3 and 8.13;

PROVIDED, HOWEVER, that Seller shall be required to indemnify and hold harmless under SECTION 11.1(A)(I) and, solely with respect to breaches of, or failures to perform, the covenants of Seller in SECTION 7.11, SECTION 11.1(A)(II) with respect to Losses and Expenses incurred by Buyer Group Members only to the extent that:

            (x) the amount of Loss and Expense suffered by Buyer Group Members related to each individual claim or related claims (aggregating such related claims) arising from similar facts and circumstances exceeds $25,000, in which event, subject to CLAUSES (Y) and (Z), the Buyer Group Members will be entitled to indemnification for the full amount of such Losses and Expenses;

            (y) the aggregate amount of such Losses and Expenses exceeds $5 million (the "BASKET"), at which time, except as provided in CLAUSE (X) or
      (Z), each Buyer Group Member will be entitled to indemnification for all Losses and Expenses, whether or not in excess of the Basket; and

            (z) the aggregate amount required to be paid by Seller shall not exceed 30% of the Adjusted Purchase Price (the "CAP").

            (b) The indemnification provided for in SECTION 11.1(A)(I) and, solely with respect to breaches of, or failures to perform, the covenants of Seller in SECTION 7.11, SECTION 11.1(A)(II) (but not the indemnification provided for under SECTIONS 11.1(A)(II) (excluding breaches of, or failures to perform, the covenants of Seller in SECTION 7.11) and (III) which shall survive indefinitely) shall terminate 18 months after the Closing Date (and no claims shall be made by any Buyer Group Member under SECTION 11.1(A)(I) or SECTION 7.11 thereafter), except that the indemnification by Seller shall continue as to:


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            (i) the representations and warranties of Seller set forth in
      SECTIONS 5.1, 5.2(A), 5.3, 5.4(A) and 5.20, which shall survive indefinitely;

            (ii) the representations and warranties of Seller set forth in
      SECTION 5.17, which shall survive for five years after the Closing Date;

            (iii) the representations and warranties of Seller set forth in
      SECTION 5.7, which shall survive for the applicable statute of limitations;

            (iv) the indemnification provided for in SECTION 11.1(A)(II) for the covenants of Seller set forth in SECTIONS 8.6 and 8.7, which shall survive until the period ending on the 36 or 24 month anniversary, as applicable, of the Closing Date; and

            (v) any Losses or Expenses of which any Buyer Group Member has validly given a Claim Notice to Seller in accordance with the requirements of SECTION 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this SECTION 11.1, as to which the obligation of Seller shall continue solely with respect to the specific matters in such Claim Notice until the liability of Seller shall have been determined pursuant to this ARTICLE XI, and Seller shall have reimbursed all Buyer Group Members for the full amount of such Losses and Expenses that are payable with respect to such Claim Notice in accordance with this
      ARTICLE XI.

            SECTION 11.2 INDEMNIFICATION BY BUYER. (a) Buyer agrees to indemnify and hold harmless each Seller Group Member from and against any and all Losses and Expenses incurred by such Seller Group Member in connection with or arising from:

            (i) any breach of any warranty or the inaccuracy of any representation of Buyer contained in this Agreement, any Buyer Ancillary Agreement or in any certificate, schedule, exhibit, annex, document or other instrument attached hereto or thereto or delivered by Buyer or any of its Affiliates pursuant hereto or thereto;

            (ii) any breach by Buyer of, or failure by Buyer to perform, any of its covenants and obligations contained in this Agreement; and

            (iii) any Assumed Liability, any Liabilities relating to the Purchased Entities that are not Excluded Liabilities or Seller Assumed Liabilities and any other Liabilities which are the responsibility of Buyer pursuant to this Agreement, including SECTIONS 8.2, 8.3 and 8.13;

PROVIDED, HOWEVER, that Buyer shall be required to indemnify and hold harmless under SECTION 11.2(A)(I), and, solely with respect to breaches of, or failures to perform, covenants of Buyer in SECTION 7.11, SECTION 11.2(A)(II) with respect to Losses and Expenses incurred by Seller Group Members only to the extent that:

            (x) the amount of Loss and Expense suffered by Seller Group Members related to each individual claim or related claims (aggregating such related claims)


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      arising from similar facts and circumstances exceeds $25,000, in which event, subject to CLAUSES (Y) and (Z), the Seller Group Members will be entitled to indemnification for the full amount of such Losses and Expenses;

            (y) the aggregate amount of such Losses and Expenses exceeds the Basket, at which time, except as provided in CLAUSE (X) OR (Z), each Seller Group Member will be entitled to indemnification for all Losses and Expenses, whether or not in excess of the Basket; and

            (z) the aggregate amount required to be paid by Buyer shall not exceed the Cap.

            (b) The indemnification provided for in SECTION 11.2(A)(I) and, solely with respect to breaches of, or failures to perform, the covenants of Buyer in SECTION 7.11, SECTION 11.2(A)(II) (but not the indemnification provided for under SECTIONS 11.2(A)(II) (excluding breaches of, or failures to perform, the covenants of Buyer in SECTION 7.11) and (III), which shall survive indefinitely) shall terminate 18 months after the Closing Date (and no claims shall be made by any Seller Group Member under SECTION 11.2(A)(I) or SECTION
7.11 thereafter), except that the indemnification by Buyer shall continue as to:

            (i) the representations and warranties of Buyer set forth in SECTIONS 6.1 and 6.2(A), which shall survive indefinitely; and

            (ii) any Losses or Expenses of which any Seller Group Member has validly given a Claim Notice to Buyer in accordance with the requirements of SECTION 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this SECTION 11.2, as to which the obligation of Buyer shall continue solely with respect to the specific matters in such Claim Notice until the liability of Buyer shall have been determined pursuant to this ARTICLE XI, and Buyer shall have reimbursed all Seller Group Members for the full amount of such Losses and Expenses that are payable with respect to such Claim Notice in accordance with this
      ARTICLE XI.

            SECTION 11.3 NOTICE OF CLAIMS. Any Buyer Group Member or Seller Group Member seeking indemnification hereunder (the "INDEMNIFIED PARTY") shall give promptly to the party obligated to provide indemnification to such Indemnified Party (the "INDEMNITOR") a notice (a "CLAIM NOTICE") describing in reasonable detail the facts giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement upon which such claim is based; PROVIDED, HOWEVER, that a Claim Notice in respect of any action at law or suit in equity by or against a Third Party as to which indemnification will be sought shall be given promptly after the action or suit is commenced.

            SECTION 11.4 DETERMINATION OF AMOUNT. (a) In calculating any Loss or Expense there shall be deducted any after-Tax insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer). Each party agrees to use its reasonable best efforts to make any such insurance recovery. Buyer and Seller agree that, for purposes of computing the amount of any indemnification payment under this ARTICLE XI, any such


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indemnification payment shall be treated as an adjustment to the Adjusted
Purchase Price for all Tax purposes to the extent permissible under applicable Requirements of Law (for the avoidance of doubt, if such treatment is not permissible, such amount shall be increased to reflect any Taxes imposed thereon). If Seller is required to indemnify a Buyer Group Member pursuant to the provisions of SECTION 11.1, and the cost, expense or liability for which the indemnification is sought under SECTION 11.1 has provided, or could reasonably be expected to provide, any Buyer Group Member with a Tax benefit, the amount of such Tax benefit (computed assuming such Buyer Group Member is subject to United States federal income tax at the highest marginal rate applicable to corporations and to state tax at 6%) shall reduce Seller's liability to indemnify a Buyer Group Member under SECTION 11.1. If Buyer is required to indemnify a Seller Group Member pursuant to the provisions of SECTION 11.2, and the cost, expense or liability for which the indemnification is sought under
SECTION 11.2 has provided, or could reasonably be expected to provide, any Seller Group Member with a Tax benefit, the amount of such Tax benefit (computed assuming such Seller Group Member is subject to United States federal income tax at the highest marginal rate applicable to corporations and to state tax at 6%) shall reduce Buyer's liability to indemnify a Seller Group Member under SECTION 11.2.

            (b) After the giving of any Claim Notice pursuant to SECTION 11.3, the amount of indemnification to which an Indemnified Party shall be entitled under this ARTICLE XI shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. Notwithstanding the foregoing, interest shall accrue on such amount from the date of the Claim Notice up to the date of receipt of payment by such Indemnified Part at an annual rate equal to the three-month LIBOR rate in effect as of the Closing Date, calculated on the basis of the number of days elapsed from the date of the Claim Notice to but excluding the payment date.

            (c) Any amount paid pursuant to this SECTION 11.4 shall not be reduced by any value added, goods and services, sales or other indirect Taxes of any nature which, if due, shall be borne by the Indemnitor.

            SECTION 11.5 THIRD PERSON CLAIMS. (a) Any party seeking indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any Third Party against the Indemnified Party shall notify the Indemnitor in writing, and in reasonable detail, of the Third Party claim within 10 days after receipt by such Indemnified Party of written notice of the Third Party claim. Thereafter, the Indemnified Party shall deliver to the Indemnitor, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitor relating to the Third Party claim. Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a Third Party claim, the Indemnified Party shall notify the Indemnitor with a copy of the complaint within five business days after receipt thereof and shall deliver to the Indemnitor within seven business days after the receipt of such complaint copies of notices and documents (including court papers) received by the Indemnified Party relating to the Third Party claim. The failure to give notice as provided in this SECTION 11.5 shall not relieve the


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Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

            (b) In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any Person in respect of which payment may be sought by one party hereto from the other party under the provisions of this ARTICLE XI, the Indemnified Party shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the Indemnitor. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall contain a reference to the provision of this Agreement upon which such claim is based, the facts giving rise to an alleged basis for the claim and the amount of the liability asserted against the Indemnitor by reason of the claim. In the event of the initiation of any legal proceeding against the Indemnified Party by a Third Party, the Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice (reasonably acceptable to the Indemnified Party) and, subject to the Settlement Limitation (as defined below), to control, defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any loss, liability or damage indemnified against hereunder; PROVIDED, HOWEVER, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense (provided that if the use of the counsel selected by the Indemnitor would present a conflict of interest with the interests of the Indemnified Party, then the Indemnitor shall bear the reasonable Expenses of the Indemnified Party's counsel). If the Indemnitor elects to undertake such defense, it shall promptly assume and hold such Indemnified Party harmless from and against the full amount of Losses and Expenses resulting from such Third Party claim to the extent provided herein. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend or fails promptly (but in any event within 30 days of notice thereof) to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnified Party may settle (the "SETTLEMENT LIMITATION") any such proceeding if the settlement obligates the other party to pay money, to perform obligations or to admit liability, culpability, failure to act or other fault or imposes upon the other party injunctive or other equitable relief without the consent of the other party, such consent not to be unreasonably withheld or delayed. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by wire transfer, certified or bank cashier's check within 30 days after the date of such notice.

            (c) If there shall be any conflicts between the provisions of this
SECTION 11.5 and SECTION 8.2(C), the provisions of SECTION 8.2(C) shall control with respect to Tax contests.


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

            SECTION 11.6 LIMITATIONS. (a) In any case where an Indemnified Party recovers from Third Party any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this ARTICLE XI, such Indemnified Party shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter; and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

            (b) In the event that Seller is conducting any defense against a Third Party claim for which a Buyer Group Member has sought indemnification pursuant to SECTION 11.1(A), expenses incurred by Seller in connection therewith, including legal costs and expenses, shall constitute Expenses for purposes of determining the maximum aggregate amount to be paid by Seller pursuant to SECTION 11.1(A). In the event that Buyer is conducting any defense against a Third Party claim for which a Seller Group Member has sought indemnification pursuant to SECTION 11.2(A), expenses incurred by Buyer in connection therewith, including legal costs and expenses, shall constitute Expenses for purposes of determining the maximum aggregate amount to be paid by Seller pursuant to SECTION 11.2(A).

            (c) No Indemnitor will be liable under this ARTICLE XI for any Losses or Expenses relating to any matter to the extent that such matter directly resulted in an adjustment to the Purchase Price pursuant to ARTICLE III.

            (d) IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL (INCLUDING LOSS OF REVENUES OR PROFITS), EXEMPLARY OR PUNITIVE DAMAGES ARISING UNDER ANY LEGAL OR EQUITABLE THEORY OR ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, ALL OF WHICH ARE HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT ANY PARTY TO THIS AGREEMENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES EXCEPT TO THE EXTENT THE INDEMNIFIED PARTY IS REQUIRED TO PAY SUCH DAMAGES IN CONNECTION WITH A THIRD PARTY CLAIM.

            (e) Except for remedies that cannot be waived as a matter of law and injunctive and provisional relief (including specific performance) or instances of fraud, if the Closing occurs, this ARTICLE XI shall be the exclusive remedy of Buyer for breaches of this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement) or otherwise in respect of the sale of the Assets and Securities contemplated hereby.

                                   ARTICLE XII
                                   TERMINATION

            SECTION 12.1 TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing:

            (a) by the mutual written consent of Buyer and Seller;

            (b) by Seller upon 15 business days' notice if any of the conditions in ARTICLE X shall have become incapable of fulfillment at the Closing (provided that the inability to fulfill the conditions in ARTICLE X shall not have been caused by or resulted from the failure of Seller to perform any of its obligations under this Agreement or a breach of any representation or warranty by Seller in this Agreement) and shall not have been waived in writing by Seller;

            (c) by Buyer upon 15 business days' notice if any of the conditions in ARTICLE IX shall have become incapable of fulfillment at the Closing (provided that the inability to fulfill the conditions in ARTICLE IX shall not have been caused by or resulted from the failure of Buyer to perform any of its obligations under this Agreement or a breach of any representation or warranty of Buyer in this Agreement) and shall not have been waived in writing by Buyer;

            (d) by Buyer or Seller if any court or other Governmental Body having jurisdiction over Buyer or Seller shall have issued a final and non-appealable order, decree, judgment or ruling permanently restraining, preventing, enjoining or otherwise prohibiting the purchase and sale of any material portion of the Assets or the Securities; or

            (e) by Buyer or Seller on the second business day following the Termination Date (as defined below) if the Closing shall not have occurred on or before February 28, 2006 (or such later date as may be agreed to in writing to Buyer and Seller (as may be extended pursuant to the immediately following proviso, the "TERMINATION DATE")); PROVIDED, HOWEVER, that either party may by written notice to the other party delivered on or before February 28, 2006 extend such date until April 30, 2006 if the failure of the Closing to have occurred on or before February 28, 2006 shall have resulted from the failure of the condition set forth in SECTIONS 9.1 and 10.1; and PROVIDED FURTHER that the right to terminate this Agreement pursuant to this SECTION 12.1(E) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or prior to the aforesaid dates.

            SECTION 12.2 NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to SECTION 12.1 shall give written notice of such termination to the other party to this Agreement.

            SECTION 12.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this ARTICLE XII, all further obligations of the parties (or any stockholder, director, officer, employee, agent or representative of either party) under this Agreement (other than this SECTION 12.3, SECTION 8.6, and
ARTICLE XIII, which provisions shall each survive such termination) shall terminate; PROVIDED, HOWEVER, that nothing in this SECTION 12.3 shall relieve any party from any liability for a willful breach of this Agreement.


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

                                  ARTICLE XIII
                                  MISCELLANEOUS

            SECTION 13.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement shall survive the Closing only for the period during which an indemnification claim is permitted to be made pursuant to ARTICLE XI, after which time such representations and warranties shall terminate and the parties shall have no rights or remedies thereafter with respect to any breach of such representations or warranties.

            SECTION 13.2 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware. Seller and Buyer irrevocably submit to the exclusive jurisdiction of (a) the courts of the State of Delaware sitting in New Castle County and (b) the United States District Court for the District of Delaware, for the purposes of any proceeding arising out of this Agreement or any transaction or agreement contemplated hereby. Seller and Buyer agree to commence any such proceeding either in the United States District Court for the District of Delaware or if such proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware sitting in New Castle County. Seller and Buyer irrevocably and unconditionally waive any objection to the laying of venue of any proceeding arising out of this Agreement or the transactions contemplated hereby in the courts specified above and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.

            SECTION 13.3 NO PUBLIC ANNOUNCEMENT. Neither Buyer nor Seller shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or any listing agreement of any party hereto with any national or foreign securities exchange, in which case the other party shall be advised and the parties shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued prior to making any such press release or public statement; PROVIDED, HOWEVER, that the foregoing shall not preclude (a) communications or disclosures necessary to implement the provisions of this Agreement or to comply with SEC disclosure obligations or the rules of any United States or foreign stock exchange or (b) a press release in the form of EXHIBIT T issued by either party announcing the execution of this Agreement or a press release by either party (after consultation with the other party) announcing the consummation of the transactions contemplated hereby.

            SECTION 13.4 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by private courier or by registered or certified mail, and shall be deemed given when so delivered personally, by facsimile or by private courier or, if mailed, two business days after the mailing, as follows:


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

            If to Buyer, to:

                  Tupperware Corporation
                  14901 South Orange Blossom Trail
                  Orlando, Florida 32837
                  Attention:  Thomas M. Roehlk


            with a copy (which shall not constitute notice) to:


            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York  10019
            Facsimile:  (212) 403-2000
            Attention:  Daniel A. Neff


            If to Seller, to:


            Sara Lee Corporation
            Prior to 12/31/05: Three First National Plaza
            Chicago, Illinois  60603
            Attention:  General Counsel


            After 12/31/05:  5300 Lacey Road
            Downers Grove, Illinois 60515
            Attention:  General Counsel



            with a copy (which shall not constitute notice) to:

            Sidley Austin Brown & Wood LLP
            10 South Dearborn Street
            Chicago, Illinois 60603
            Facsimile:  (312) 853-7036
            Attention:  Frederick C. Lowinger

or to such other address as such party may indicate by a notice delivered to the other party hereto.

            SECTION 13.5 SUCCESSORS AND ASSIGNS. (a) The rights of either party under this Agreement shall not be assignable by such party hereto without the prior written consent of the other party; PROVIDED, HOWEVER, that for purposes of effecting this Agreement and the Buyer Ancillary Agreements and consummating the transactions contemplated hereby and thereby, the parties acknowledge and agree that Buyer may, in its sole discretion, substitute one or more of its Subsidiaries, in whole or in part, in place of itself for the purchase, acquisition or acceptance of the Assets or the Securities or assign or sublicense any rights of Buyer; PROVIDED FURTHER that in the event of such substitution, assignment or sublicense such Subsidiaries shall be obligated under the terms hereof to the extent of such assignment, designation or nomination; PROVIDED, FURTHER, that Buyer and its Affiliates may assign, by way of collateral and as security, the right, title and interest in all payments and other amounts that may be payable or due and owing to them under this Agreement or any other document, agreement or instrument contemplated by this Agreement, including indemnification, and any rights, powers and remedies to collection or enforcement thereof, to the Lender and to and for the benefit of the parties providing, or providing services in connection with, the Financing (such parties, the "FINANCING PARTIES") and, in accordance with the foregoing, the Financing Parties shall have no obligation or liability whatsoever to any Person; PROVIDED FURTHER that none of Buyer or any of its Subsidiaries shall assign its rights under any of the Trademark and Trade Name License Agreements without the prior written consent of Seller (which consent shall not be unreasonably withheld, delayed or conditioned). Buyer and Seller respectively, absolutely and unconditionally guaranty the full and timely performance and discharge by each of their respective Subsidiaries of such Subsidiary's obligations under this Agreement and each Ancillary Agreement and Buyer or Seller, as the case may be, shall be absolutely and unconditionally liable to Seller or Buyer, as the case may be, to the extent that any Subsidiary of Buyer or Seller, as the case may be, fails to fully and timely pay and perform or discharge any obligation under the terms hereof or any obligation under any Ancillary Agreement (in each case without requirement that any demand, right, action or remedy be made, initiated, pursued or obtained against such Subsidiary or enforced against such Subsidiary).

            (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties hereto and successors and assigns permitted by this SECTION 13.5 any right, remedy or claim under or by reason of this Agreement.

            SECTION 13.6 ACCESS TO RECORDS AFTER CLOSING. (a) For a period of six years after the Closing Date, Seller and its representatives shall have reasonable access to all of the books and records of the Purchased Entities, the Assets and the Business to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Purchased Entities, the Assets or the Business prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this SECTION 13.6(A). If Buyer shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity, at Seller's expense, to segregate and remove such books and records as Seller may select.

            (b) For a period of six years after the Closing Date or for such longer period as is required by SECTION 8.2, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Purchased Entities or the Business which Seller or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this SECTION 13.6(B). If Seller or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Seller shall, prior to such disposition, give Buyer a


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

reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

            SECTION 13.7 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the annexes, the exhibits and schedules referred to herein, the Ancillary Agreements, the documents delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified, whether written or oral, or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

            SECTION 13.8 INTERPRETATION. Articles, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The annexes, exhibits and schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Disclosure of any fact or item in any schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to any other section in this Agreement if it is reasonably apparent from the disclosure that the disclosure should apply to such other section in this Agreement. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any schedule is or is not in the ordinary course of business for purposes of this Agreement.

            SECTION 13.9 WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

            SECTION 13.10 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case


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

any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

            SECTION 13.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to Seller and Buyer.

            SECTION 13.12 FURTHER ASSURANCES. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Assets; PROVIDED, HOWEVER, that SECTION 2.3 shall govern with respect to consents, approvals, waivers, agreements and actions required in connection with the transfer of instruments, contracts, commitments, agreements and arrangements. From time to time following the Closing, Buyer shall execute and deliver, or cause to be executed and delivered, to Seller such other instruments of assumption as Seller may reasonably request or as may be otherwise necessary to evidence the assumption by Buyer of the Assumed Liabilities; provided, however, that SECTION 2.3 shall govern with respect to consents, approvals, waivers, agreements and actions required in connection with the transfer of instruments, contracts, commitments, agreements and arrangements. Notwithstanding the foregoing, in connection with the transfer to Buyer of any Company Intellectual Property, Seller's obligations under SECTION 8.12(A) and this SECTION 13.12 shall cease four years following the Closing Date.

            SECTION 13.13 DISCLAIMER OF WARRANTIES. Seller makes no representations or warranties with respect to any projections, forecasts or forward-looking information made available or provided to Buyer. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND THE CERTIFICATE DELIVERED BY SELLER PURSUANT TO SECTION 4.4(B), SELLER IS SELLING THE SECURITIES, THE ASSETS OF THE PURCHASED ENTITIES AND THE ASSETS ON AN "AS IS, WHERE IS" BASIS AND SELLER DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTEES WHETHER EXPRESS OR IMPLIED. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND THE SELLER ANCILLARY AGREEMENTS, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO FITNESS, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER.

            SECTION 13.14 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 13.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.15.

            SECTION 13.16 BULK SALES LAWS. Buyer hereby waives compliance by Seller, the Selling Entities and the Companies with the provisions of the "bulk sales," "bulk transfer" or similar laws of any jurisdiction.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                         SARA LEE CORPORATION


                                         By:  /S/ BRENDA C. BARNES
                                               Name:  Brenda C. Barnes
                                               Title:  President and Chief
                                               Executive Officer

                                         TUPPERWARE CORPORATION


                                         By:  /S/  THOMAS M. ROEHLK
                                               Name:  Thomas M. Roehlk
                                               Title:  Senior Vice President,
                                               General Counsel and Secretary


          SIGNATURE PAGE TO SECURITIES AND ASSET PURCHASE AGREEMENT

                                     Annex I
                                 Equity Sellers

Cafe A La Crema J. Marcilla Y Cafe Soley S.L.
Euragral B.V.
International Affiliates & Investments Inc.
Loda B.V.
Sara Lee Australia
Sara Lee/DE NV
Sara Lee Holdings (NZ) Ltd.
Sara Lee International Corporation
Sara Lee Global Finance, Inc.
Sara Lee Mexicana Holdings Investment, L.L.C.
Sara Lee Philippines, Inc.
Sara Lee Southern Europe S.L.
Sara Lee UK Holdings Limited
Saramar Europe B.V.

                                    Annex II
                               Purchased Entities

Avroy Shlain Cosmetics (Pty) Ltd.
Avroy Shlain Cosmetics (Botswana) (Pty) Ltd.
BBVA Bancomer Trust
CH Laboratories Pty. Ltd.
Control International Investments (ConSecFin) B.V.
Cosmetic Manufacturers Pty. Ltd
FC Mexicana Consulting S de RL de CV Fuller Brands B.V.
Fuller Cosmetics SA de CV
House of Fuller Argentina SA
House of Fuller Holdings S de RL de CV House of Fuller S de RL de CV Inmobiliaria Meck-Mex SA de CV
NaturCare Japan KK
Nuage Cosmetics (Botswana) (Proprietary) Ltd.
Nuage Cosmetics (Proprietary) Ltd. (Swaziland)
Nutrimetics France Holdings SNC
Nutrimetics France SNC
Nutrimetics International (NZ) Ltd.
Nutri-Metics International (B) Sdn. Bhd.
Nutri-Metics International (Greece) A.E.
Nutrimetics International (Thailand) Limited
Nutri-Metics International (UK) Limited
Nutri-Metics Worldwide (M) Sdn. Bhd.
Nuvo Cosmeticos S.A.
Probemex Consultoria, S de RL de CV
Probemex SA de CV
Sara Lee/DE Holdings SA Pty. Ltd.
Sara Lee Direct Selling Philippines Inc.
Sara Lee Mexicana Holdings, S de RL de CV
Sara Lee Mexicana, S de RL de CV
Servicios Administrativos Sara Lee S de RL de CV
Swissgarde (Proprietary) Ltd.
Swissgarde (Kenya) Ltd.
Swissgarde Lesotho (Pty) Ltd.
Swissgarde (Namibia) (Proprietary) Ltd.
Swissgarde (Tanzania) Ltd.
Swissgarde (Uganda) Ltd.
Swissgarde Zambia (Proprietary) Ltd.
Vlijmense Belegging-Maatschappij B.V.

                                    Annex III
                                  Asset Sellers

Nutrimetics International (Australia) Pty Ltd
Sara Lee Australia
Sara Lee Household and Body Care UK Limited
SL Venda Directa do Brasil Ltda.
Tana Canada Incorporated

                                    Annex IV
                             Trademark Only Sellers

Buttress B.V.
Caitlin Financial Corporation N.V.
Fuller Brush Company
Fujian Sara Lee Consumer Products Co. Ltd.
Kiwi European Holdings B.V.
Nicholas Kiwi Philippines Inc.
Nutri Metics France SA Nutri-Metics International (France) (SARL) P.T. Prodenta Indonesia Sara Lee Corporation Sara Lee Hong Kong Limited Sara Lee Household and Body Care Nederland B.V. Zerta B.V.